EX-10.1

                             INFORMATION TECHNOLOGY

                         OUTSOURCING SERVICES AGREEMENT

                               BETWEEN SCA AND IBM




This Master Agreement, dated as of the Effective Date, is between Security Capital Assurance Ltd. ("SCA") and International Business Machines Corporation ("IBM") (collectively, the "PARTIES").

This Master Agreement includes these terms and conditions, the Schedules and their related Attachments, and is the complete and exclusive agreement between the Parties regarding the subject matter of this Master Agreement, and replaces any prior oral or written communications between the Parties with respect to the subject matter of this Master Agreement.

By signing below, the Parties agree to be bound by the terms of this Master Agreement. Once signed, unless prohibited by applicable law, any reproduction of this Master Agreement made by reliable means (for example, photocopy or facsimile) is considered an original.






Agreed to:                              Agreed to:

--------------------------------------- ----------------------------------------
    Security Capital Assurance Ltd          International Business Machines
                                                      Corporation
By:                                     By:
   ------------------------------------    -------------------------------------
         Authorized Signature                     Authorized Signature

--------------------------------------- ----------------------------------------
    Name and Title (Type or Print)           Name and Title (Type or Print)

--------------------------------------- ----------------------------------------
                 Date                                     Date

Security Capital Assurance Ltd          International Business Machines
One Bermudiana Road                     Corporation
Hamilton, HM 11, Bermuda                Route 100
                                        Somers, New York 10589

    INFORMATION TECHNOLOGY OUTSOURCING SERVICES AGREEMENT BETWEEN SCA AND IBM

                         TABLE OF CONTENTS AND SCHEDULES

This Master Agreement includes the following Sections, Exhibits, and
Schedules:

SECTION  TITLE                                                            PAGE #

1.  GOALS AND OBJECTIVES.......................................................5
2.  DEFINITIONS................................................................5
3.  TERM.......................................................................5
4.  AGREEMENT STRUCTURE AND INTERPRETATION.....................................6
    4.1  Agreement Structure...................................................6
    4.2  Interpretation........................................................6
5.  MANAGEMENT OF THIS AGREEMENT...............................................6
    5.1  Project Executives....................................................6
    5.2  Meetings..............................................................6
    5.3  Joint Advisory Committee..............................................7
    5.4  Personnel.............................................................7
    5.5  Change Control Procedures and Changes to The Services.................9
6.  SERVICES..................................................................11
    6.1  Description of Services..............................................11
    6.2  Transition of Services...............................................16
    6.3  Agreements...........................................................17
    6.4  Equipment............................................................19
    6.5  Consents.............................................................21
    6.6  Service Levels.......................................................21
    6.7  Disaster Recovery....................................................25
7.  New Services and Projects.................................................26
    7.1  New Services.........................................................26
    7.2  Projects.............................................................26
    7.3  Project Plan Contents................................................27
8.  Changes in Circumstances and Other Reductions in Resource Usage...........28
    8.1  Changes in Circumstances.............................................28
    8.2  Changed Circumstance Adjustments.....................................29
9.  Fees, Payment and Invoices................................................30
    9.1  Fees.................................................................30
    9.2  Costs and Expenses...................................................30
    9.3  Rights of Set Off....................................................30
    9.4  Refundable Items.....................................................30
    9.5  Unused Credits.......................................................31
    9.6  Proration............................................................31
    9.7  Time of Payment......................................................31
    9.8  Disputed Payment.....................................................31
10. Dispute Resolution........................................................32

11. Renewal and Termination...................................................32
    11.1  Renewal.............................................................32
    11.2  Termination for Cause...............................................33
    11.3  Termination for Convenience.........................................34
    11.4  Termination for Change in Control of IBM............................34
    11.5  Termination for Bankruptcy..........................................34
    11.6  Termination for Force Majeure.......................................35
    11.7  Termination for Failure to Achieve Transition.......................35
    11.8  Cumulative Remedies.................................................35
    11.9  Adjustment..........................................................35
    11.10  Transfer Assistance................................................35
    11.11  Insurance..........................................................38
12. Confidential Information..................................................40
13. Intellectual Property Rights..............................................42
14. Indemnification...........................................................43
15. Limitation of Liability...................................................48
    15.1  General Intent......................................................48
    15.2  Damages.............................................................48
16. Warranty..................................................................49
    16.1  By IBM..............................................................49
    16.2  Mutual Representations and Warranties...............................50
17. Compliance with Laws......................................................51
18. General...................................................................53
    18.1  Assignment and Binding Nature.......................................53
    18.2  Data Privacy and Security...........................................53
    18.3  Data and Return of Data.............................................56
    18.4  Force Majeure.......................................................57
    18.5  Freedom of Action...................................................57
    18.6  Taxes...............................................................57
    18.7  Governing Law and Jurisdiction......................................58
    18.8  Modifications.......................................................58
    18.9  Notifications and Approvals.........................................58
    18.10  Publicity..........................................................59
    18.11  Relationship.......................................................60
    18.12  Remarketing........................................................60
    18.13  Risk of Loss.......................................................60
    18.14  Severability.......................................................60
    18.15  Survival...........................................................60
    18.16  Third Party Beneficiaries..........................................60
    18.17  Waiver.............................................................61
    18.18  Environmental......................................................61
    18.19  Facilities.........................................................61
    18.20  Service Locations..................................................62
    18.21  Joint Verification.................................................62
    18.22  Audits.............................................................63

                     --------------------------------------
                      EXHIBIT             TITLE
                     --------------------------------------
                         1     Glossary
                     --------------------------------------




                 ----------------------------------------------
                         SCHEDULES AND ATTACHMENTS
                 ----------------------------------------------
                 SCHEDULE               TITLE
                 ----------------------------------------------
                     A     Services and Support
                           Responsibilities
                           Part 0: Services by Country
                           Agreement
                           Part 1: Support Services
                           Part 2: Helpdesk Services
                           Part 3: Server Services
                           Part 4: End User Computing
                           Services
                           Part 5: Network Services
                           Part 6: Cross Functional
                           Services
                 ----------------------------------------------
                     B     Service Levels
                 ----------------------------------------------
                     C     Charges
                 ----------------------------------------------
                     D     Transition Plan
                 ----------------------------------------------
                     E     Contracts
                 ----------------------------------------------
                     F     Software
                 ----------------------------------------------
                     G     Machines and Connectivity
                 ----------------------------------------------
                     H     SCA Standards
                 ----------------------------------------------
                     I     Facilities
                 ----------------------------------------------
                     J     List of Approved Subcontractors
                 ----------------------------------------------
                     K     Materials for Policy and
                           Procedures Manual
                 ----------------------------------------------
                           INTENTIONALLY LEFT BLANK
                 ----------------------------------------------
                     M     Asset Refresh Plan
                 ----------------------------------------------
                     N     Reports
                 ----------------------------------------------
                     O     Disaster Recovery Plan
                 ----------------------------------------------
                     P     IBM Affiliates and Agents
                 ----------------------------------------------
                           INTENTIONALLY LEFT BLANK
                 ----------------------------------------------
                           INTENTIONALLY LEFT BLANK
                 ----------------------------------------------
                     T     SCA Competitors
                 ----------------------------------------------
                  ATTACH-               TITLE
                   MENTS
                 ----------------------------------------------
                     A     UNITED KINGDOM COUNTRY
                           AGREEMENT
                 ----------------------------------------------
                     B     BERMUDA COUNTRY AGREEMENT
                 ----------------------------------------------
                     C     XLFAS ACKNOWLEDGEMENT
                 ----------------------------------------------

1.    GOALS AND OBJECTIVES

      a. Goals and Objectives. The Parties agree upon the following specific goals and objectives for this Master Agreement:

            1. The Parties agree that the Services shall be provided under terms and conditions that are designed to provide SCA with flexibility in (i) its future use of information technology in the operation of its business, (ii) the hardware, software and services IBM has engaged to support SCA's information technology operations, and (iii) in the event SCA desires to transition to other providers of information technology services, efficiently transitioning to such and to new technology platforms, all in accordance with the terms and conditions of this Agreement.

            2. The Parties will address the separation of SCA's information technology networks, applications, and operations in accordance with Schedule D (Transition Plan) attached hereto to allow SCA to follow its own path, and in so doing, SCA shall have access to certain agreed upon resources, technology, economies of scale, and skills of IBM, which SCA may not have been able to develop on its own, all in accordance with the terms and conditions of this Agreement.

            3. IBM acknowledges that SCA is seeking: (i) significant reductions in expenses and capital; (ii) to change certain fixed cost to variable costs; (iii) better linkage of costs to the discrete services provided; (iv) ease and accuracy associated with the services identified as Services hereunder, and (v) improved business results for operations that are dependent upon information technology SYSTEMS.

            4. IBM acknowledges that SCA is seeking: (i) creative solutions that maintain and improve upon the economies of scale SCA currently enjoys, while accelerating the accomplishment of the projects described herein; (ii) no disruption in the delivery of services; and (iii) service levels that are equal to those available for the services as of the Effective Date.

            5. The Services will be provided in a cost-effective, efficient manner in light of the material requirements of the Services and the applicable Service Levels. IBM will use reasonable efforts to identify technological advances and improvements introduced generally in the information technology services outsourcing industry.

      b. The foregoing list of goals and objectives is not intended to expand the scope of IBM's or SCA's obligations under this Agreement, or to alter the plain meaning of the terms and conditions of this Agreement.

2.    DEFINITIONS

      The defined terms used in this Agreement have the meanings specified in
      Exhibit 1.

3.    TERM

      This Agreement begins on the Effective Date and expires on the Expiration Date (the Term), unless earlier terminated or extended under the terms of this Agreement.

4.    AGREEMENT STRUCTURE AND INTERPRETATION

      4.1   AGREEMENT STRUCTURE.

      The Parties intend that the Services shall be provided pursuant to this master Agreement (the "MASTER AGREEMENT") and separate country agreements for the United Kingdom (the "UK COUNTRY AGREEMENT") and Bermuda (the "BERMUDA COUNTRY AGREEMENT"). Services provided under the Master Agreement shall be delivered and invoiced to XL Financial Administrative Services, Inc. ("XLFAS"). Services provided under the UK Country Agreement and the Bermuda Country Agreement shall be provided to the SCA Affiliates identified in those agreements but shall be invoiced in a single, monthly invoice to XLFAS as provided in Section 9 hereof and in Schedule C (Charges) and SCA agrees to be ultimately responsible for the payment of such invoices. IBM agrees to provide to SCA a consolidation of the Master Agreement, UK Country Agreement and Bermuda Country Agreement invoices into a single billing statement (a "CONSOLIDATED INVOICE"). Except as expressly provided in the UK Country Agreement or the Bermuda Country Agreement (including any country-specific terms set forth therein), the terms and conditions of the Master Agreement shall govern both such country agreements. In the event of a conflict between the terms of the Master Agreement and either the UK Country Agreement or the Bermuda Country Agreement, the conflicting terms of each such country agreement shall govern

      4.2   INTERPRETATION.

      This Agreement including all of its Attachments shall be interpreted so that all of the terms in such documents are given as full effect as possible. If the terms contained in Articles 1 to 18 of this Agreement conflict with its Attachment(s), the terms in Articles 1 to 18 will prevail. If there is a conflict between the terms in this Agreement and mandatory statutory law, mandatory statutory law will prevail.

5.    MANAGEMENT OF THIS AGREEMENT

      5.1   PROJECT EXECUTIVES.

      Each Party will appoint an individual (the "PROJECT EXECUTIVE") who has the authority to represent and bind its respective Party in connection with all aspects of this Agreement. Before assigning an individual as a Project Executive, each Party will introduce the individual to the other and provide information reasonably requested regarding the assignment of the individual as Project Executive, and discuss reasonable objections the other may have to such assignment. IBM and SCA may replace their respective Project Executives by informing each other with reasonable prior notice and an opportunity to be introduced to the prospective new Project Executives and discuss reasonable objections, if any, to such replacement.

      5.2   MEETINGS.

      SCA and IBM will conduct periodic meetings which will include: (i) a weekly operations meeting to discuss performance and anticipated activities and changes; (ii) a monthly management meeting to review the reports; and (iii) a quarterly senior management meeting to review contractual, business, planning, or performance issues.

      5.3   JOINT ADVISORY COMMITTEE.

      Within two months after the Effective Date, IBM and SCA will create a committee (the "JOINT ADVISORY COMMITTEE") consisting of three designees from each of the Parties to oversee the management of this Agreement. Such oversight will include conducting annual reviews of the operating and strategic plans prepared by the Project Executives.

      5.4   PERSONNEL.

      a.    SUBCONTRACTORS

            1. PRIOR APPROVAL. Prior to subcontracting to a subcontractor any Basic Services that are valued, in the aggregate (whether in a single transaction or a series of related transactions), at greater than one hundred thousand dollars ($100,000.00) per year attributable to such Basic Services (such subcontract, a "MAJOR SUBCONTRACT"), IBM shall notify SCA of the proposed subcontractor and subcontract and in each instance where such subcontractor is not set forth on Schedule J (List of Approved Subcontractors) as an Approved Subcontractor, shall obtain SCA's prior approval of such subcontractor and subcontract. In seeking SCA's approval in accordance with the foregoing, IBM will specify in writing to
                  SCA: (a) the specific components of the Services that IBM proposes to subcontract; (b) the scope of the proposed subcontract; and (c) the identity, qualifications and financial resources of the proposed subcontractor, along with any information reasonably requested by SCA regarding the proposed subcontractor. At SCA's request, IBM shall forward to SCA a description of the scope of such subcontract. SCA shall have the right to approve or disapprove of proposed Major Subcontracts in its reasonable discretion. Notwithstanding any other provision of this Agreement, all potential subcontractors shall be required to execute IBM's nondisclosure agreement containing confidentiality obligations no less restrictive than those set forth in Article 12 (Confidential Information), below, before IBM may disclose any of SCA's Confidential Information to such subcontractors or enter into any discussions with such subcontractors regarding this Agreement. Notwithstanding the foregoing, IBM may, in the ordinary course of business, subcontract for Third Party Services or products that are not Dedicated Services to SCA and that are not material (e.g., requiring access to SCA's facilities or Confidential Information) to a particular function constituting a part of the Basic Services without SCA's prior approval.

            2. RESPONSIBILITY. Any subcontracting shall not release IBM from its responsibility for its obligations under this Agreement. IBM shall be responsible for the work and activities of each of its IBM Agents, including compliance with the terms of this Agreement, and shall be and remain responsible for the performance of all obligations under this Agreement that are required to be performed by any subcontractor pursuant to a subcontract approved in accordance with this Section 5.4. IBM shall be responsible for all, and SCA shall have no responsibility for any, payments required to be made to IBM's subcontractors. SCA shall have the right to notify IBM if SCA reasonably determines that the continued assignment to the SCA account of any IBM subcontractor is not in the best interests of SCA. Upon receipt of such notice, IBM shall work with SCA to resolve the issue and, if appropriate or necessary replace such IBM subcontractor with a suitable replacement in a prudent manner so as not to interrupt or adversely affect the Services.

      b.    IBM PERSONNEL

            1.    CONDUCT OF IBM PERSONNEL.

                  While at SCA Service Locations, IBM personnel shall: (i) comply with IBM's business conduct guidelines, as well as SCA's rules and regulations regarding personal and professional conduct generally applicable to personnel at such SCA Service Locations (as such rules and regulations may be:
                  (A) communicated orally by SCA directly to IBM or IBM personnel, followed within five (5) business days with a written statement summarizing the oral communication; (B) disclosed to IBM or IBM personnel in writing; (C) conspicuously posted at a SCA Service Location; (D) electronically posted; or (E) communicated by any other means generally used by SCA to disseminate such information to its employees or contractors); (ii) comply with reasonable requests of SCA personnel pertaining to personal and professional conduct; and (iii) otherwise conduct themselves in a businesslike manner.

                  All IBM personnel shall clearly identify themselves as IBM personnel and not as employees of SCA, when reasonable under the circumstances to do so, and IBM personnel shall not identify themselves as SCA employees in any case. This shall include any and all communications, whether oral, written or electronic, to the extent reasonably necessary to so identify themselves. Each IBM personnel working in a SCA Service Location shall wear a badge provided by SCA in accordance with its personnel policies applicable to similarly situated on-site IBM personnel.

                  IBM shall immediately remove (or cause to be removed) any IBM personnel who is or are known to be or reasonably suspected of engaging in substance abuse while at a Service Location, in a SCA vehicle or while performing Services. In the case of reasonable suspicion, such removal shall be pending completion of the applicable investigation. Substance abuse includes the sale, attempted sale, possession or use of illegal drugs, illegal drug paraphernalia, or, to the extent not permitted at Service Locations, alcohol, or the misuse of prescription or non-prescription drugs. IBM has and will maintain a substance abuse policy and that such policy will be applicable to all IBM personnel performing Services under this Agreement.

                  Except as otherwise approved by SCA, those IBM personnel located on SCA's premises may only provide Services on such premises which support SCA's operations.

            2. ACCESS TO IBM PERSONNEL AND RESOURCES. Upon SCA's request, and subject to Section 5.2, IBM shall provide SCA with timely access to IBM's specialized services, personnel and resources and associated software, equipment, systems, research briefings, and briefings on available technology and process and procedure improvements, as and when IBM makes them available generally to its similarly-situated customers.

            3. NON-COMPETITION. IBM shall not assign an IBM Project Executive to the account of an SCA Competitor for twelve (12) months after such IBM Project Executive ceases to work with SCA, without SCA's prior consent.

            4. PERSONNEL PROCEDURES. IBM shall maintain records relating to all personnel provided pursuant to this Agreement, which records shall include, at a minimum, verification of qualifications, licenses, certifications, and references, verifying that such personnel are qualified in light of applicable law, industry standards, and this Agreement, to perform the work contracted for herein. IBM shall also maintain records of in-service training and records of assignments. The foregoing shall be subject to IBM's personnel practices.

            5. TURNOVER. SCA and IBM agree that it is in their best interests to keep the turnover rate of IBM Personnel primarily assigned to perform the Services to a reasonably low level. Accordingly, if SCA believes that IBM's turnover rate may be excessive and so notifies IBM, IBM shall meet with SCA to discuss the reasons for, and impact of, the turnover rate. If requested by SCA, IBM shall submit to SCA its proposals for reducing the turnover rate, and if requested by SCA the Parties shall mutually agree on a program to bring the turnover rate down to an acceptable level. In any event, to the extent that the turnover rate adversely affects (or as reasonably demonstrated by SCA could adversely affect) the provision of the Services, IBM shall use reasonable efforts to keep the turnover rate to a reasonably low level, and IBM acknowledges and agrees that notwithstanding transfer or turnover of IBM Personnel, IBM remains obligated to perform the Services in accordance with this Agreement.

      5.5   CHANGE CONTROL PROCEDURES AND CHANGES TO THE SERVICES.

      a. CHANGE CONTROL. The responsibility for establishing the IT architecture, standards and strategic direction of SCA shall at all times remain with SCA. IBM, in performing the Services, shall conform to and shall support such IT architecture, standards and strategic direction. Any changes to the Services required for such conformance shall be implemented through the Change Control Procedures as defined herein.

            IBM shall ensure that with respect to all changes to SCA's IT environment, which changes are necessitated by, caused by or result from the Services (including changes to programs, manual procedures, jobs, distribution parameters and schedules), IBM shall comply with the following change control requirements:

            1. Prior to using any Software or Equipment to provide the Services which Software or Equipment had not theretofore been used, IBM shall have verified that the item has been properly installed, is in good working order, and is operating in accordance with its specifications.

            2. IBM shall not make any of the following changes to SCA's IT environment, including by implementing a change in technology or equipment and software configuration, without first obtaining SCA's approval, which approval SCA may not unreasonably withhold: (A) any material change adversely affecting or that may adversely affect the efficiency, function or performance of the Services; (B) any change increasing SCA's charges under this Agreement (other than ARCs resulting from SCA's consumption of the Services); (C) any material change inconsistent with the IT architecture, standards or strategic direction specified by SCA; or (D) any change materially adversely impacting the way in which SCA conducts its business or operations. IBM may make temporary changes required by an emergency, provided that IBM has been unable to contact the SCA Program Manager to obtain SCA's approval for such change after making reasonable efforts to do so (and in any event taking those applicable steps described in the Policy and Procedures Manual), and further provided that IBM works diligently to remove the circumstance that caused the need for such emergency change and to return the affected systems or materials to their pre-change condition. IBM shall document and promptly report all emergency changes to SCA, which changes then shall be subject to SCA's approval hereunder.

            3. IBM shall move programs from development and test environments to production environments in a controlled manner using the IBM's promotion to production procedures, which will be included in the Policy and Procedures Manual, so that no changes are introduced into any such programs during such activity; provided that IBM provides for continually full capability of restoring all programs and environments to the prior (i.e., pre-move) state until the programs have been established as fully operational and approved by SCA.

      b. Change Control Procedures, as defined in this subsection, shall govern changes to the Services. Within forty-five (45) days after the Effective Date, IBM shall prepare and provide to SCA draft Change Control Procedures detailing how IBM will comply with the requirements set forth in this Section 5.5 and otherwise control changes to SCA's IT environment pertaining to the Services. Such draft change control procedures shall not be deemed to amend the terms of this Agreement, shall be substantially the same as the reference draft provided by IBM to SCA prior to the Effective Date, and shall be consistent with Section 5.5(a) above. Upon receipt of IBM's draft change control procedures, SCA will promptly review the draft procedures and provide written comments and suggestions to IBM, upon receipt of which IBM will promptly revise the draft procedures in accordance with SCA's comments and suggestions and in cooperation with SCA and provide a further revised draft of the draft change control procedures to SCA for review and approval within a reasonable period of time after receipt of SCA's comments. The final change control procedures shall be subject to SCA's approval, and upon such approval shall be deemed the "CHANGE CONTROL PROCEDURES." The final Change Control Procedures shall be included in and deemed as part of the Policy and Procedures Manual, and IBM shall perform all Services in accordance with the final Change Control Procedures; provided, that in the event that a change is required before the Change Control Procedures are finalized in accordance with this Section, IBM shall perform the Services in accordance with SCA's then-current Change Control Procedures or as otherwise agreed in writing by the Parties. In the event of a conflict between the provisions of this Agreement and the Change Control Procedures, the provisions of this Agreement shall control.

      c. CHANGES TO THE SERVICE. SCA may, upon written notice to IBM, propose changes to the scope of the Services. Upon receiving such notice, IBM shall review the proposed change and IBM, at no additional cost to SCA, shall submit to SCA a change in scope proposal as promptly as reasonably practical (but in no event later than thirty (30) days) after IBM's receipt of SCA's written proposed changes (the "CHANGE IN SCOPE PROPOSAL"), which Change in Scope Proposal shall outline in sufficient detail the tasks to be performed to accomplish such proposed changes in the scope of the Services and the changes in fees, if any, that will arise from such proposed changes. SCA, at its sole discretion, reserves the right to accept, modify (with IBM's consent), or reject any or all Change in Scope Proposals received from IBM. If SCA does not accept a given Change in Scope Proposal, neither Party shall have any obligation to the other under the Change in Scope Proposal and SCA shall have no obligation to pay for the proposed change. No Change in Scope Proposal will be deemed binding upon either Party until both Parties' written acceptance of the Change in Scope Proposal and SCA's written authorization to begin work for an amount not to exceed the additional fees set forth in the Change in Scope Proposal.

6.    SERVICES

      6.1   DESCRIPTION OF SERVICES.

      a. SCOPE OF SERVICES. Commencing as of the Commencement of Steady State, and thereafter throughout the Term and, if applicable, any Termination/Expiration Assistance Period, IBM shall provide the Services to SCA for the benefit of SCA and the Services Recipients in accordance with the terms of this Agreement, including those described in the Statement of Work set forth in Schedule A (Statement of Work), as well as in accordance with the Service Levels set forth in Schedule B (Service Levels) and any exhibits thereto. The scope of the services to be provided by IBM hereunder includes: (a) the Basic Services; (b) the New Services; and (c) providing all support for the Services as described in this Agreement. Except as otherwise provided in this Agreement, IBM shall be responsible for providing all of the resources (including facilities and personnel) necessary to perform its responsibilities related to the Services.

      b. PROVISION OF TECHNOLOGY. In providing the Services to SCA, IBM shall: (a) maintain a level of technology that allows SCA to take advantage of technological advances in order to remain competitive in the markets which SCA serves; (b) identify to SCA Improved Technology for SCA's evaluation in connection with the Services and provide reasonably sufficient information to enable SCA to conduct such evaluation to the extent such information is generally commercially available; (c) advise SCA on the latest information processing trends and directions; and (d) meet with SCA's Project Executive, at SCA's request, during the Term to inform SCA of, to the extent generally commercially available, any Improved Technology or new information processing technology IBM is developing or information processing trends and directions of which IBM is otherwise aware that could reasonably be expected to have a material positive impact on SCA's business. In the event there is a shift in the technology in SCA's business which affects or might reasonably affect in a material manner the Services provided hereunder, to the extent such shift is not otherwise addressed in this Agreement, the Parties shall negotiate in good faith to address the effect, if any, of such shift on the Services and fees set forth in this Agreement.

      c. TECHNICAL ARCHITECTURE AND PRODUCT STANDARDS. IBM shall comply with the SCA Standards relating to the Services set forth on Schedule H (SCA Standards). As requested by SCA, IBM shall assist SCA in defining and refining the SCA Standards on an ongoing basis throughout the Term, to be included as updates to Schedule H (SCA Standards) (subject to SCA's written approval and subject to Section
            5.5 (Change Control) and in preparing long-term strategic information technology plans and short-term implementation plans on an annual basis. Such assistance to be provided by IBM shall include, in each case on SCA's request: (a) reasonable participation with SCA representatives on permanent and ad-hoc committees and working groups addressing such issues; (b) assessments of the then-current SCA Standards; (c) analyses of the appropriate direction for such SCA Standards in light of business priorities, business strategies, IBM's technical knowledge/expertise and competitive market forces; and (d) recommendations regarding information technology architectures and platforms, software and hardware products, information technology strategies and directions and other enabling technologies. With respect to each recommendation, IBM shall provide to

            SCA, upon SCA's request, with any or all of the following (which shall not bind SCA unless agreed to in writing by the Parties): (v) cost projections and cost/benefit analyses; (w) the changes, if any, in the personnel and other resources anticipated to be required to operate and support the changed environment; (x) the resulting anticipated impact on SCA's information technology costs; (y) the expected performance, quality, responsiveness, efficiency, reliability, security risks and other service levels; and (z) general plans and projected time schedules for development and implementation.

      d. SCA AUTHORITY AND IBM COMPLIANCE. Notwithstanding any other provision of this Agreement, SCA shall have final authority to promulgate SCA Standards within the SCA-Dedicated Environment and to modify or grant waivers from such SCA Standards. IBM shall (i) comply with and enforce the SCA Standards, (ii) subject to Article 7 (New Services and Projects) and the Change Control Procedures, modify the Services as and to the extent necessary to conform to such SCA Standards, in each case subject to the direction and approval of SCA and (iii) obtain SCA's prior written approval for any deviations from such SCA Standards.

      e. KNOWLEDGE SHARING. As part of the Basic Services, on SCA's reasonable request (but no more than two (2) times during any twelve
            (12) month period during the Term), IBM shall promptly (but in no event less than thirty (30) days after any such request) meet with representatives of SCA in order to: (a) explain to SCA how the Systems work and should be operated; and (b) explain to SCA how the Services are being provided, and how the Services are going to be, or are proposed to be, provided in the future.

      f. SHARED ENVIRONMENT. The Parties contemplate that, except for the Dedicated Equipment and Dedicated Software identified on Schedules F and G, the hardware and software environment that will be used to provide the Services will likely be an environment that is shared with one or more third parties. Notwithstanding the foregoing, prior to any migration or relocation of any of the Services or SCA's Confidential Information (including SCA Data) to a hardware or software environment that is shared with any Third Party, IBM shall provide to SCA a proposal for such migration or relocation, which proposal shall include information with respect to functionality, security, impact on SCA's IT architecture or strategy and risks to SCA during the Term and following the expiration or termination of this Agreement. Such proposal shall be subject to SCA's review and approval (such approval not to be unreasonably withheld, provided that a reasonable basis for withholding approval shall be any good faith SCA concerns related to security of all or part of the hardware or software environment).

      g. COOPERATION. IBM shall cooperate with SCA and any Third Party designated by SCA to perform services for SCA (such services, the "THIRD PARTY SERVICES") (subject to IBM's intellectual property rights, and reasonable safety and security procedures), including by providing: (a) in writing, applicable requirements, standards and policies for the Services including all information required so that any enhancements or developments of such Third Party for which IBM has operational responsibility may be operated by IBM (in each case, subject to SCA's approval); (b) assistance and support services not included in the Services to such Third Party at reasonable prices subject to the approval of SCA; and (c) reasonable access to the Equipment, Software, Service Locations, and any related information (including documentation), to the extent that such access is required for the performance of the Third Party Services and to the extent that such access does not adversely affect IBM's ability, or materially increase IBM's cost, to perform the Services; provided that to the extent IBM's cooperation would result in IBM's Confidential

            Information being disclosed to the Third Party, such disclosure shall be made pursuant to a confidentiality agreement between such Third Party and the SCA which contains confidentiality obligations which are no less restrictive than those set forth in Article 12 (Confidential Information). Each Party shall promptly notify the other Party if such first Party is aware of an act or omission of any such Third Party that may cause a problem or delay in providing the Services, and the Parties shall cooperate with each other to prevent or circumvent such problem or delay.

      h. NO FUTURE OBLIGATIONS. SCA shall be under no future obligation to acquire additional or future services from IBM, including any New Services.

      i. PRE-APPROVAL REQUIRED. IBM shall obtain the prior written approval of SCA (approval not to be unreasonably withheld) prior to acquiring and using in the provision of the Services any new Dedicated Hardware, Dedicated Software, or other Dedicated resources or Equipment that would (A) adversely affect the efficiency, function or performance of the Services; (B) increase SCA's charges under this Agreement; (C) be inconsistent with the IT architecture, standards or strategic direction specified by SCA; or (D) adversely impact the way in which SCA conducts its business or operations .

      j.    OFFICE SPACE.

            1. IBM shall provide to SCA, without charge, a reasonable amount of furnished non-permanent office space at any IBM Service Location for the occasional use of the SCA Project Executive and his or her designees when visiting such location in connection with the Services. The SCA Project Executive and his designees, as applicable, shall comply with all reasonable policies and procedures governing access to and use of such locations of which they have been notified in writing, and shall leave such space in materially the same condition it was in immediately before they used the space, ordinary wear and tear excepted.

            2. SCA shall, subject to and in accordance with the plan set forth in Schedule I (Facilities), provide to IBM without charge on a Dedicated basis, the amount of furnished office space and other facilities set forth in Schedule I (Facilities) at all SCA Service Locations (together with reasonable security services, janitorial services, heat, light, power, air conditioning and other utilities) and substantially the same access to SCA's workplace services, including office equipment (telephone, fax, copiers and printers) and cafeteria facilities, as it provides to its employees for the use of the IBM Project Executive and his designees when performing the Services at such location and other IBM employees as may be reasonably required. IBM shall vacate the office space and other facilities as provided in
                  Schedule I (Facilities). The IBM Project Executive, his designees and the other IBM employees, as applicable, shall comply with all reasonable policies and procedures governing access to and use of such locations of which they have been notified in writing, and shall leave such space in materially the same condition it was in immediately before they used the space, ordinary wear and tear excepted.

      k.    POLICY AND PROCEDURES MANUAL.

            1. Within ninety (90) days after the Effective Date, IBM shall deliver to SCA for review and comment a draft of a manual (the "POLICY AND PROCEDURES MANUAL") describing in detail (i) how IBM shall perform the Services, (ii) the Equipment and Software used to provide the Services, and (iii) reasonably required and available documentation that provides further information regarding the Services (such as, for example, operations manuals, user guides, forms of Service Level reports, call lists, escalation procedures, emergency procedures, and requests for approvals or information). Such draft Policy and Procedures Manual shall describe the activities IBM proposes to undertake in order to provide the Services, including, where appropriate, those direction, supervision, monitoring, quality assurance, staffing, reporting, planning and overseeing activities normally undertaken at facilities that provide services of the type IBM shall provide under this Agreement, and further including acceptance testing and quality assurance procedures to be approved by SCA. SCA will thereafter review the draft Policy and Procedures Manual and provide comments and suggestions to IBM within fifteen (15) days after receipt of the initial draft, upon receipt of which IBM will promptly revise the draft Policy and Procedures Manual in accordance with SCA's comments and suggestions, as mutually agreed by the Parties, and provide a further revised draft of the draft Policy and Procedures Manual to SCA for review and approval within fifteen (15) business days after receipt of SCA's comments. The final Policy and Procedures Manual shall be subject to SCA's approval.

            2. IBM's initial draft of the Policy and Procedures Manual shall be based on (i) the materials attached hereto as Schedule K (Materials for Policy and Procedures Manual), and (ii) IBM's customary practices.

            3. IBM shall update and revise the Policy and Procedures Manual throughout the Term to reflect changes in the Services and the procedures used to provide the Services; provided that proposed updates and revisions to the Policy and Procedures Manual shall be provided to SCA in advance for review, comment and approval, and no such updates or revisions will be deemed to be part of the Policy and Procedures Manual without the written approval of SCA. IBM shall update and deliver to SCA for approval portions of the Policy and Procedures Manual relating to any material operational change in the Services within fifteen (15) business days after such change, provided that no such updates will be deemed to be part of the Policy and Procedures Manual without the written approval of SCA.

            4. IBM shall perform the Services in accordance with the then-current version of the Policy and Procedures Manual; provided, that until such time as the Policy and Procedures Manual is approved in writing by SCA, in accordance with
                  Section 6.1(k)(1) above, IBM shall perform the Services in accordance with the then-currently existing policies and procedures. In the event of a conflict between the provisions of this Agreement (including Schedule A (Statement of Work)) and the Policy and Procedures Manual, the provisions of this Agreement shall control, and SCA's acceptance of the Policy and Procedures Manual shall not be deemed a waiver of any rights of SCA.

      l. QUALITY ASSURANCE. IBM shall develop and implement quality assurance processes and procedures designed to ensure that the Services are performed in an accurate and timely manner, in accordance with (i) the Service Levels, (ii) the terms, conditions and requirements of this Agreement and (iii) the Policy and Procedures Manual. Such quality assurance processes and procedures shall be based upon proven techniques from other installations within IBM's operations applicable to the Services (unless otherwise directed by SCA, and provided that this shall not be construed as altering or superseding the specific obligations of IBM in this Agreement, including without limitation IBM's obligation to provide the Services in accordance with the Service Levels) and shall include verification, checkpoint reviews, testing, acceptance, and other procedures for SCA to assure the quality and timeliness of IBM's performance. IBM shall submit such processes and procedures to SCA for its review, comment and approval within thirty (30) days after the Effective Date. SCA will thereafter review the draft quality assurance processes and procedures and provide comments and suggestions to IBM, upon receipt of which IBM will promptly revise the draft policies and procedures in accordance with SCA's comments and suggestions as mutually agreed by the Parties and provide a further revised draft thereof to SCA for review and approval within fifteen (15) days after receipt of SCA's comments. Upon SCA's final approval, such processes and procedures shall be included in the then-current Policy and Procedures Manual. Prior to the approval of such processes and procedures by SCA, IBM shall adhere strictly to SCA's then-current quality assurance policies and procedures as provided to IBM in writing. No failure or inability of the quality assurance procedures to disclose any errors or problems with the Services shall excuse IBM's failure to comply with the Service Levels and other terms of this Agreement.

      m. TECHNOLOGY PLAN. IBM shall prepare an annual technology plan for the Services in accordance with the provisions of this Section (the "TECHNOLOGY PLAN"). Each Technology Plan after the first shall review and assess the immediately preceding Technology Plan. Each Technology Plan shall consist of (i) a three-year plan, and (ii) an annual implementation plan, each as described below:

            1. The Technology Plan shall include a comprehensive assessment and strategic analysis of SCA's then-current IT systems and services for the next three (3) years, including an assessment of the appropriate direction for such systems and services in light of SCA's business priorities and strategies and competitive market forces. The Technology Plan shall include a specific identification of proposed software and hardware strategies and direction, a cost projection, a cost/benefit analysis of any proposed changes, a description of the types of personnel skills and abilities needed to respond to any recommended changes or upgrades in technology, a general plan and a projected time schedule for developing and achieving the recommended elements, and references to appropriate information services operations platforms that support service level requirements, exploit industry trends in production capabilities and provide potential price performance improvement opportunities.

            2. As necessary to support the overall objectives and directions of the three-year plan, the corresponding annual implementation plan shall provide specific guidance as to the information services requirements, projects and plans for the upcoming year, including details on operations, maintenance backlog and development activities. The annual implementation plan shall include a summary review of IBM's performance of the Services in the year then concluding, and shall provide updates and revisions of the long-term plan as appropriate. An annual implementation plan shall be prepared for each year of the Master Agreement, and shall be revised in each Technology Plan to reflect any changes in circumstances since the previously most recent Technology Plan was provided to SCA. As part of the process for preparing the annual implementation plan, the Parties shall review the overall operation of the Master Agreement to ensure that the Services continue to meet SCA's strategic IT requirements.

            3. IBM shall submit to SCA a draft of each Technology Plan for SCA's review and approval, which draft shall have been developed with input from key business users of SCA and shall be provided within three (3) months after (i) the Effective Date, for the first Technology Plan (which shall be in support of calendar year 2007), or (ii) each subsequent anniversary of the Effective Date, for each Technology Plan after the first Technology Plan (which shall be in support of the applicable calendar year after 2007). Following receipt of each draft Technology Plan, SCA will review the draft Technology Plan and provide comments and suggestions to IBM, upon receipt of which IBM will promptly revise the draft Technology Plan in accordance with SCA's comments and suggestions as mutually agreed by the Parties and provide a further revised draft thereof to SCA for review and approval within thirty (30) days after receipt of SCA's comments. The final Technology Plan shall be subject to SCA's approval.

            4. Without limiting the foregoing subsection, the schedule for developing and delivering each Technology Plan shall be coordinated to support SCA's annual business planning cycle. The Technology Plan shall be updated by the Parties (subject to SCA's final written approval) during each calendar year as necessary to reflect changes in the business of SCA which materially impact the validity of the then-existing Technology Plan. IBM shall recommend modifications to the Technology Plan as it deems appropriate, and shall revise the Technology Plan as requested by SCA (provided that such revisions will be subject to SCA's written approval).

      n. IBM PERFORMANCE. IBM shall not be responsible for a failure to perform its obligations under this Master Agreement to the extent:
            (a) such failure is directly attributable to SCA's or its affiliates', subcontractors or agents failure to perform SCA's obligations hereunder (provided SCA's failure is not directly attributable to the failure of IBM, its affiliates, subcontractors or agents failure to perform IBM's obligations hereunder); (b) the SCA failure described in the foregoing subsection materially impacts IBM's ability to perform such obligations; and (c) IBM uses commercially reasonable efforts to provide SCA with reasonable written notice of such SCA's nonperformance resulting in IBM's nonperformance, and uses commercially reasonable efforts (the "PERFORMANCE EFFORTS") to perform its obligations.

      o. COMMUNICATION WITH SERVICES RECIPIENTS. SCA will require that the Services Recipients direct all communication regarding the terms of this Master Agreement through and to SCA, and not through or to IBM.

      6.2   TRANSITION OF SERVICES.

      a.    TRANSITION TO BASIC SERVICES.

            1. IBM shall develop, in conjunction with SCA, and by no later than thirty (30) days after the Effective Date, deliver to SCA for review and comment a draft plan describing in detail its proposals with respect to the transition of SCA's internal information technology services to the Basic Services (the "TRANSITION"), which Transition plan shall take into account and complement the Technology Plan, and shall include the Equipment and Software used to effect Transition, the activities IBM proposes to undertake in order to carry out Transition and any documentation that provides further information regarding such Equipment, Software and activities. SCA will thereafter review the draft Transition plan and, within ten (10) business days of its receipt, provide comments and suggestions to IBM, upon receipt of which IBM will promptly revise the draft Transition plan in accordance with SCA's comments and suggestions as agreed upon by the Parties and in cooperation with SCA and provide a further revised draft of the draft Transition plan to SCA for review and approval within thirty (30) days after receipt of SCA's comments. The final Transition plan for such plan shall be subject to SCA's approval, and upon such approval shall be attached hereto as Schedule D (Transition Plan) (the "TRANSITION PLAN"). The final Transition Plan, once approved by SCA, shall replace the Transition Plan outline attached hereto as of the Effective Date as Schedule D, and shall substantially conform in all material respects to the goals, functions, responsibilities, and milestones set forth in the Transition Plan outline. On a weekly basis throughout the Term until Transition is completed, IBM will provide SCA with a status update on the Transition of deliverables and agreed upon Transition milestones.

            2. As part of the Basic Services, IBM will implement the Transition Plan. The Transition Plan shall include a schedule for Transition (the "TRANSITION SCHEDULE"). IBM shall perform the Basic Services set forth in such Transition Plan (the "TRANSITION BASIC SERVICES") without causing a material disruption to SCA's business or operations, and on a schedule in accordance with the Transition Schedule. SCA shall provide to IBM reasonable assistance during the Transition period as set forth in the Transition Plan.

      b. TRANSITION COMPLETION. Upon the date of the successful completion of the Transition, and SCA's written acceptance of the Transition and the results of the Transition (the "COMMENCEMENT OF STEADY STATE"), the transition shall be deemed complete.

      c. MODIFICATIONS TO THE TRANSITION SCHEDULE. Notwithstanding any other provision of this Master Agreement, SCA may extend, shorten, or otherwise modify the Transition Schedule upon written notice to IBM and in accordance with the Change Control Procedures, subject to the approval of IBM (not to be unreasonably withheld or delayed). The Transition Schedule, and any individual milestone dates set forth therein, shall not otherwise be postponed, delayed, or otherwise extended except by mutual written agreement between SCA and IBM. Nothing in this Section shall limit IBM's rights in Section 6.1(n) (IBM Performance).

      6.3   AGREEMENTS.

      a. SOFTWARE. In connection with the provision of the Services, IBM shall be responsible for Software as indicated in Schedule F (Software), including financial (responsibility for license fees and maintenance fees), management, operational, administrative and maintenance responsibilities. Maintenance by IBM shall include provision and implementation of all fixes, patches, updates, upgrades and revisions of Software, to the extent made available by the vendor of such Software and as necessary to perform the Services in accordance with the Services Levels or to maintain reasonable currency of SCA's operating environment. Such maintenance for Software for which IBM has "Maintenance" responsibility as indicated in Schedule F (Software) is included within the Base Changes (subject to SCA's responsibility to pay Maintenance Fees as indicated in Schedule F) and shall not be separately charged to SCA except where such maintenance applies only to Software exclusively Dedicated to SCA. Where IBM has operational responsibility for Software as indicated by Schedule F (Software), IBM shall preserve an active copy of Software and a backup copy of Software, in accordance with the Policy and Procedures Manual and Statements of Work. IBM shall use the Software to meet its Statements of Work and Service Level Agreement obligations.

      b. SYSTEMS SOFTWARE. In connection with the provision of Services, IBM shall be responsible for the Systems Software as indicated in Schedule F (Software), including financial, management, operational, administrative, and maintenance support for the Systems Software identified in Schedule F (Software), including any payments that become due with respect to such Systems Software on or after the Effective Date, and for modifying, upgrading and enhancing such Systems Software in accordance with the Statement of Work and with all confidentiality and usage restrictions requirements under any license agreements for such Systems Software (provided that IBM shall not be responsible for breaches of such confidentiality and usage restrictions requirements committed by SCA).

      c. APPLICATIONS SOFTWARE. In connection with the provision of Services, IBM shall be responsible for the Applications Software, as indicated on Schedule F (Software), except for SCA Retained Software as indicated on Schedule F (Software), or, for any Applications Software not listed on Schedule F (Software) or acquired after the Effective Date, as directed by SCA.

      d. IBM ASSUMED SOFTWARE; OTHER IBM ASSUMED AGREEMENTS. In addition to IBM's responsibility for Systems Software and Applications Software as set forth above, IBM shall be responsible for the agreements indicated as "IBM ASSUMED" on Schedule E (Contracts), including financial, management, operational, administrative, and maintenance support therefor (including any payments that become due with respect to such "IBM Assumed" agreements on or after the Effective Date, and for compliance with all confidentiality and usage restrictions requirements under any such agreements (other than for breaches of such confidentiality and usage restrictions requirements committed by SCA). Such responsibility shall extend to any agreements not listed on Schedule E (Contracts) or acquired after the Effective Date, that are designated by SCA as IBM Assumed (pursuant to Change Control Procedures).

            1. For the IBM Assumed Software used by SCA as of the Effective Date, and for the services for which the applicable agreements are indicated as "IBM Assumed" on Schedule E (Contracts), the Parties shall cooperate with one another to jointly determine and agree upon (provided that SCA shall not unreasonably withhold its agreement) whether the IBM Assumed Software and such agreements shall (i) be kept in effect or (ii) replaced by IBM with alternative software or alternative services as necessary to provide the Services. In the event that any fees are required to be paid under any IBM Assumed agreement in order for IBM to access and/or use such IBM Assumed Software or service, such fees shall be paid by IBM. SCA shall reasonably cooperate with IBM in negotiating any such fees upon IBM's reasonable request.

            2. In the event that the Parties jointly determine, in accordance with subsection (d) above, that SCA shall keep a particular IBM Assumed Software or other "IBM Assumed" service in effect, the Parties may jointly determine whether the applicable agreement(s) shall be maintained in the name of SCA, renewed by SCA, assigned by SCA to IBM or its designee, or otherwise amended. In the event that the Parties decide that such agreement(s) shall be maintained in the name of SCA (as applicable) or renewed by the SCA (as applicable) and if such agreement(s) are so maintained or renewed, IBM shall be responsible for all payments that become due with respect to the applicable IBM Assumed Software (including with respect to any maintenance agreements related thereto), or other "IBM Assumed" agreement, after the Commencement of Steady State (but not including payments for services performed by the software or other IBM prior to the Commencement of Steady State); provided that SCA may elect either (i) by providing written notice to IBM, to require IBM to pay such fees directly, in which event IBM shall pay such fees directly, or (ii) to pay any such fees on its own behalf, in which event IBM shall (A) review and correct any errors in any applicable invoices in a timely manner and provide any such corrections to the other party(ies) to the applicable agreement(s), (B) submit such invoices to SCA in a timely fashion for payment within a reasonable period of time prior to the due date, and (C) provide SCA with a credit hereunder equal to the value of such fees). SCA shall reasonably assist IBM in providing initial contacts for the other party(ies), if required.

            3. In the event that the Parties jointly determine, in accordance subsection (d) above, to replace a particular IBM Assumed Software or other "IBM Assumed" agreement, IBM shall be responsible for complying with any notice obligations to the applicable software or other IBM. In the event that any fees are incurred due to failure by the IBM to comply with such notice obligations, or that any fees are incurred in addition to those due under the applicable agreement due to a decision to replace IBM Assumed Software or other "IBM Assumed" agreement before the end of the then current term of the applicable agreement, such fees shall be paid by IBM.

      e. PASS THROUGH SOFTWARE; OTHER PASS THROUGH AGREEMENTS. IBM shall install and replace any Pass Through Software only upon the instruction or express prior written agreement of SCA. As of the Effective Date, the parties acknowledge that there is no Pass Through Software. IBM shall (A) review and correct any errors in any applicable invoices for "Pass Through" agreements in a timely manner and provide any such corrections to the other party(ies) to the applicable agreement(s), and (B) submit such invoices to SCA in a timely fashion for SCA payment within a reasonable period of time prior to the due date. SCA shall reasonably assist IBM in providing initial contacts for the other party(ies), if required, in connection with subsection (A) of this Section 6.3(e). IBM shall be responsible for compliance with all confidentiality and usage restrictions requirements under any such "Pass Through" agreements (other than for breaches of such confidentiality and usage restrictions requirements committed by SCA). Such responsibility shall extend to any agreements not listed on Schedule E (Contracts) or acquired after the Commencement of Steady State, that are designated by SCA as "Pass Through" (pursuant to Change Control Procedures).

      f. RETAINED SOFTWARE; OTHER RETAINED AGREEMENTS. SCA shall retain all payment obligations with respect to Retained Software as stated on Schedule F (Software), and with respect to the other agreements indicated as "Retained" on Schedule E (Contracts).

      6.4   EQUIPMENT.

      a. GENERALLY. IBM shall provide the Services using the Equipment. In connection with provision of Services, IBM shall be responsible for the Equipment required for the provision of the Services, including the financial, management, operational, administrative, maintenance, repair, upgrade, and enhancement support for such Equipment.

      b.    ADDITIONS, REPLACEMENTS, AND UPGRADES.

            1. As part of the Services, IBM shall provide IBM-Provided Equipment and replace or upgrade the Equipment, including such additional IBM-Provided Equipment, replacements, and upgrades to the Equipment as may be necessary for IBM to perform the Services in accordance with the Service Levels and as required by the Asset Refresh Plan set forth as Schedule M (Asset Refresh Plan). In the event the addition, replacement, or upgrade of the Equipment requires an upgrade or modification to any software, IBM shall not install or use such Equipment without first notifying SCA of the impact of the proposed changes and obtaining SCA's written consent. Upon receipt of SCA's consent, IBM shall provide the additional, replacement, or upgraded Equipment as specified in IBM's notice. Except for SCA Retained Software and any Pass Through Software used by IBM pursuant to the parties' mutual written agreement, IBM shall be financially responsible for any upgrades or modifications to any Software necessary as a result of IBM's use of additional Equipment, replacements, or upgrades to the Equipment, while SCA shall be financially responsible for any upgrades or modifications to any Retained Software necessary as a result of IBM's use of additional Equipment, replacements, or upgrades to the Equipment. Upon SCA's request and as part of the Basic Services, IBM shall be responsible for configuring, installing, testing, implementing, and maintaining (including warranty services) all additions, replacements, and upgrades to the Equipment.

            2. As part of the Services, IBM shall be responsible for any maintenance, upgrade, modification, or replacement of any IBM-Provided Equipment, which maintenance, upgrade, modification, or replacement is required by (i) the addition, replacement, or upgrade of any Software, or (ii) the requirements set forth in Schedule A (Statement of Work) or the Services Levels (e.g., any requirement to support a new Software release, a new Software version, or any requirement to support or continue to support a "sunset" or "backlevel" version of Software).

            3. As part of the Services, IBM shall be responsible for any maintenance, upgrade, modification, or replacement of any SCA-Provided Equipment, which maintenance, upgrade, modification, or replacement is required by (i) the addition, replacement, or upgrade of any Systems or Application Software (subject to the Change Control Procedures, as may be applicable), or (ii) the requirements set forth in Schedule A (Statement of Work) or the Service Levels set forth in Schedule B (Service Levels).

      c. NEW AND REPLACEMENT EQUIPMENT. Beginning as of the Effective Date, IBM shall procure new and replacement Equipment meeting the SCA Standards from the Equipment manufacturers identified in the Policy and Procedures Manual.

      d. SUBJECT to Section 6.5 (Consents) of this Master Agreement, as of the Effective Date:

            1. IBM will pay the applicable charges for the Contracts as stated in Schedule E (Contracts);

            2. IBM will administer the Contracts to the extent that the relevant related documents and agreements were disclosed to IBM prior to the Effective Date. IBM acknowledges that the Contracts listed in Schedule E were disclosed to IBM prior to the Effective Date. SCA authorizes IBM to administer the Contracts;

            3. SCA will not terminate, extend, amend, or substitute a Contract, or enter into any new or amend any existing agreements or arrangements, written or oral, affecting such Contracts, without IBM's prior written approval, which shall not be unreasonably withheld or delayed. SCA will, at IBM's request, terminate, extend, amend, or substitute a Contract, provided that IBM reimburses SCA for actual resultant vendor charges paid by SCA (including without limitation any termination charges or other contract penalties) as a result of complying with such IBM request, and IBM will retain any resultant decreases;

            4. IBM will comply with the terms of all Contracts to the extent that IBM has assumed administration of such Contracts, provided that SCA will adhere to the terms set forth in the Contracts and will continue to perform those obligations expressly retained by SCA under the Contracts as stated in Schedule E (Contracts); and

            5. Subject to Section 6.5 (Consents), SCA grants to IBM, for IBM's provision of the Services, the authority to exercise same rights that SCA has under the Contracts with respect to products, software, and services provided to SCA pursuant to the Contracts.

      e. SCA represents and warrants that all of SCA's obligations under the Contracts which have accrued periods prior to the Effective Date have been satisfied.

      6.5   CONSENTS.

      a. SCA CONSENTS. All SCA Consents shall be obtained by SCA with IBM's cooperation. SCA shall pay any costs of obtaining the SCA Consents, except that IBM shall pay any costs of obtaining the SCA Consents with respect to IBM Assumed Software.

      b. IBM CONSENTS. All IBM Consents shall be obtained by IBM with SCA's reasonable cooperation. IBM shall pay all costs of obtaining the IBM Consents.

      c. IBM RESPONSIBILITY. As part of the Services, IBM is responsible for obtaining, and shall pay all costs reasonably required for obtaining all necessary licenses, consents, approvals, permits and authorizations required by any Laws, solely to the extent such licenses, consents, approvals, permits and authorizations are legally required to be obtained by IBM in connection with the performance and delivery of the Services hereunder.

      6.6   SERVICE LEVELS.

      a. SERVICE LEVELS. IBM shall perform the Services with promptness and diligence, in a workmanlike manner and in accordance with the Service Levels set forth in Schedule B (Service Levels). Subject to the exclusions specified herein or in an applicable Schedule, IBM shall perform the Services so as to meet or exceed the Service Levels set forth in Schedule B (Service Levels), and shall be responsible for meeting or exceeding the applicable Service Levels even where doing so is dependent on the provision of Services by IBM Agents.

      b. NEW SERVICE LEVELS. IBM shall provide all New Services at the New Service Levels applicable to such New Services.

      c. MEASUREMENT AND MONITORING TOOLS. IBM shall implement and utilize the measurement and monitoring tools as set forth in Schedule B (Service Levels) to measure and report IBM's performance of the Services against the Service Levels as specified in Schedule B (Service Levels). SCA shall have the right to approve such measurement and monitoring tools and procedures prior to implementation by IBM (provided that the measurement and monitoring tools as set forth in Schedule B (Service Levels) shall be deemed pre-approved). Such measurement and monitoring tools shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels, and IBM acknowledges that the data produced by such measurement and monitoring tools shall be subject to audit by SCA in accordance with Section 18.22. Subject to the terms and conditions of this Master Agreement, IBM shall provide SCA with information and access to all such measurement and monitoring tools and procedures upon request, for purposes of verification.

      d. REPORTS. As part of the Basic Services, IBM shall provide monthly performance reports to SCA as set forth in Schedule N (Reports), and within ninety (90) days after the Effective Date, the Parties shall determine and agree upon (as discussed below) additional periodic reports to be issued by IBM to SCA. Such reports shall be issued at the frequency reasonably requested by SCA as set forth in Schedule
            N. As one such report, IBM shall provide a monthly performance report, which shall be delivered to SCA within ten (10) business days after the end of each calendar month, describing IBM's performance of the Services in the preceding month (the "MONTHLY PERFORMANCE REPORT"). Such Monthly Performance Report shall:

            o separately address IBM's performance in each area of the Services;

            o for each area of the Services, assess the degree to which IBM has attained or failed to attain the Service Levels and other performance standards in that area as described in this Master Agreement;

            o explain deviations from the Service Levels and other applicable performance standards and include a plan for corrective action for each such deviation where appropriate;

            o describe the status of problem resolution efforts, ongoing projects, and other initiatives, and the status of IBM's performance with respect to change requests;

            o set forth a record of the material Equipment, Software and personnel changes that pertain to the Services and describe planned changes during the upcoming month that may affect the Services;

            o set forth the utilization of resources for the month and report on utilization trends and statistics; and

            o include such documentation and other information as SCA may reasonably request for purposes of verifying compliance with, and meeting the objectives of, this Master Agreement.

      e. FINANCIAL, FORECASTING AND BUDGETING SUPPORT. On a quarterly basis, and using information provided by SCA relating to its business needs as relates to the Services, IBM shall provide a twelve (12) month rolling forecast to SCA for SCA's forecasting and budgeting purposes, which forecast shall include: (a) actual and forecasted utilization of Resource Units; and (b) changes to the environment impacting SCA's costs and/or utilization. In addition, on an annual basis, IBM shall provide information to SCA regarding opportunities to modify or improve the Services and/or to reduce the Fees and/or total cost to SCA of receiving the Services.

      f. ROOT CAUSE ANALYSIS. IBM shall perform root cause analysis in accordance with the terms and conditions of this Master Agreement, including Schedule A (Statement of Work) and Schedule B. (Service Levels).

      g.    CONTINUOUS IMPROVEMENT AND BEST PRACTICES.

            1. As further set forth in Schedule B (Service Levels), IBM shall on a continuous basis, as part of its total quality management process, identify ways to improve the level of Services delivered.

            2. IBM shall identify and apply proven techniques and tools from other installations within its operations that would benefit SCA either operationally or financially. IBM shall implement the foregoing at the request of SCA, provided that IBM's implementation thereof will be subject to SCA's prior review and written approval and provided further that the Parties shall negotiate in good faith with respect to, and agree upon, any related increases or reductions in fees payable by SCA hereunder or any related improvements in Service Levels.

      h. SCA SATISFACTION SURVEYS. On an annual basis, IBM shall perform SCA satisfaction surveys in accordance with to the Policy and Procedures Manual and shall share the results of those surveys with SCA.

      i.    BENCHMARKING.

            1. After the third (3rd) anniversary of the Effective Date, SCA may, at its option, initiate a benchmark analysis of the Services, or one or more Service Towers, provided, however, that SCA may initiate such benchmark analysis for the Data Network Transport (e.g., circuits) and Voice Transport (e.g., minutes) charges after the second (2nd) anniversary of the Effective Date. A benchmarking of the Benchmarked Services may not be duplicated within any eighteen (18) month period. The Parties will, in good faith, jointly select and contract with one of the following entities (or another industry-recognized benchmarking service provider designated by SCA and approved by IBM) for the benchmarking: Gartner Measurement, Forrester, and Compass America. The entity selected in accordance with the foregoing sentence shall be deemed the "BENCHMARKER." All third party fees of the benchmarking service provider shall be shared equally by the Parties. The Benchmarker shall have no financial incentive in the outcome of the Benchmark.

            2. Each Party shall have the right to review the benchmarking procedures to be utilized by the Benchmarker, which shall be provided to the Parties prior to the start of the benchmarking process. If the Parties agree on specific directions, processes or methodologies to be used by the Benchmarker, the Benchmarker shall be provided such directions and instructed to comply. Otherwise, the Benchmarker shall be instructed to use its professional judgment as to the appropriate processes and methodologies to be applied.

            3. The Benchmarker shall execute an appropriately protective confidentiality agreement with the Parties. In no event shall IBM have any obligation to (i) provide any proprietary information or data relating to IBM's agreements with other customers or (ii) disclose IBM's cost of delivering the Services. All results of the benchmarking process, and materials created by the Benchmarker pursuant to the benchmarking process, shall be jointly owned by SCA and IBM and shall be the Confidential Information of both Parties, and shall not be released by either Party to any Third Party without the other Party's prior written consent.

            4. The Benchmarker shall compare the total charges under this Master Agreement for the Benchmarked Services to prices being charged by top tier outsourcing service providers to a representative sample of other entities (the "REPRESENTATIVE SAMPLE"). In conducting the benchmarking, the Benchmarker shall normalize the data used to perform the benchmarking to accommodate, as appropriate, differences in volume of services, geography, scope and configuration of services, service levels, financing or payment streams, age of Equipment and other pertinent factors. The Benchmarker shall select the Representative Sample from entities (i) identified by the Benchmarker and (ii) identified by a Party and approved by the Benchmarker. The following conditions apply to the Representative Sample: (A) it shall include at least six (6) entities and no more than eighteen (18) entities, (B) it may include entities that are outsourcing customers of IBM, and
                  (C) it may not include entities that have not outsourced those IT operations that are being benchmarked. Subject to this
                  Section 6.6(i), Benchmarker shall perform the benchmarking in accordance with the Benchmarker's documented procedures.

            5. The Benchmarker is to conduct a benchmarking as promptly as is prudent in the circumstances. Based upon the final results of such benchmarking, IBM shall cooperate with SCA to investigate variances, if any, and to take corrective action to respond to any deficiencies. The twenty-fifth (25th) percentile (it being understood that the "first (1st) percentile" is the lowest price charged) of fees charged with respect to the representative sample shall be referred to as the "Benchmark." Such 25th percentile shall be calculated using a statistically valid methodology (e.g., NIST). Any dispute as to such deficiencies, variances or reduction shall be resolved pursuant to Article 10 (Dispute Resolution).

            6. The Benchmarker shall issue a preliminary written report reflecting its findings. The Parties will review the preliminary benchmark analysis report and provide any comments in writing. The Benchmarker will be instructed to consider any such comments received and, after such consideration and making any appropriate adjustments, issue a final written report of its finding and conclusions. If IBM's price(s) for the Benchmarked Services are priced higher than the Benchmark:

                  (i) in the event IBM's price(s) exceeds the Benchmark by five percent (5%) or less, there shall be no adjustment to IBM's price(s).

                  (ii) in the event IBM's price(s) exceeds the Benchmark by more than five percent (5%) of the Benchmark, IBM shall within thirty (30) days reduce its price(s) to within five percent (5%) of the Benchmark; provided, however, in no event shall IBM be required to reduce its charges by more than 5% of the unit pricing or Supplier Base Charge for Resource Units for the Services Tower or Towers that are the subject of the Benchmarker's report.

                        Such adjustments shall be retroactive to the calendar month following the issuance of the Benchmarker's final report. If IBM fails to reduce its price to within five percent (5%) of the Benchmark, SCA may terminate the affected portion of the Services subject to the benchmarking by paying Wind Down Expenses only.

      j. SERVICE LEVEL CREDITS. IBM recognizes that SCA is paying IBM to deliver the Services at specified Service Levels. Without limiting any other remedy which SCA may have hereunder or otherwise, whether at law, in equity, or otherwise, if IBM fails to meet Service Level(s), then IBM shall be required to make such payments or provide such credits to SCA as are set forth in Schedule B (Service Levels) in recognition of the diminished value of the Services resulting from IBM's failure to meet the agreed upon level of performance; provided that in the event SCA seeks any monetary damages (other than Service Level Credits as defined in Schedule B (Service Levels) for such failure by IBM, such monetary damages, if awarded to SCA, shall be reduced by the amount of Service Level Credits that have been credited to SCA (or, if such Service Level Credits have not yet been credited to SCA, then they will be offset against such monetary damages and, to the extent of the offset, shall not be credited to SCA); provided, however, that in the event that SCA does not seek any additional monetary damages within nine
            (9) months after a credit is paid or credited to SCA such credit shall become the sole and exclusive monetary remedy for the Service Level failure associated with such credit. IBM acknowledges and agrees that such Service Level Credits and Critical Deliverable Credits shall not be deemed a penalty.

      k. FAILURE. If IBM fails to meet any Service Level and such failure is not excused pursuant to this Master Agreement, IBM shall promptly
            (i) investigate and report on the causes of the problem; (ii) advise SCA, as and to the extent requested by SCA, of the status of remedial efforts that will be and/or are being undertaken with respect to such problems; (iii) correct the problem(s) that led to such failure, and begin meeting the Service Levels; and (iv) take appropriate preventive measures designed to reduce the likelihood that the applicable problem(s) recur. The foregoing shall not be deemed to limit any other remedy to which SCA may be entitled hereunder or otherwise, whether at law, in equity, or otherwise.

      6.7   DISASTER RECOVERY.

      a.    DISASTER RECOVERY PLAN.

            1. IBM shall, as part of the Basic Services and for the Fees set forth in Schedule C (Charges), develop and provide to SCA for its approval prior to the Commencement of Steady State and thereafter implement a new disaster recovery plan. Upon written approval by SCA, such disaster recovery plan shall be attached hereto as Schedule O (Disaster Recovery Plan) (such plan, the "DISASTER RECOVERY PLAN"). IBM shall annually update and twice during each Contract Year test the Disaster Recovery Plan as set forth in Exhibit A (Statement of Work, Disaster Recovery) and in accordance with the Service Levels set forth in Schedule B (Service Levels).

            2. In the event of a declared disaster, IBM shall perform the disaster recovery services as described in the Disaster Recovery Plan and in Schedule A (Statement of Work).

            3. The parties acknowledge that, prior to the Commencement of Steady State, SCA shall obtain disaster recovery services from its parent corporation and shall be subject to the terms of any disaster recover plan in connection therewith (the "INTERIM DISASTER RECOVERY PLAN"). In the event of a declared disaster under the Interim Disaster Recovery Plan prior to the Commencement of Steady State, IBM shall cooperate with SCA's reasonable requests for assistance in connection with implementation by SCA of the Interim Disaster Recovery Plan.

      b. ALLOCATION OF RESOURCES. Whenever a disaster causes IBM to allocate limited resources between or among IBM, IBM's Affiliates and SCA, and/or SCA Affiliates at the affected Service Locations, SCA and its Affiliates shall in no event be treated less favorably with respect to such allocation than any similarly-situated IBM customer.

7.    NEW SERVICES AND PROJECTS

      7.1   NEW SERVICES.

      a. GENERALLY. SCA, in its sole discretion, may, from time to time during the Term, request that IBM perform a New Service. In the event SCA requests IBM to provide any New Service, IBM shall use commercially reasonable efforts to provide such New Services to SCA, subject to the Parties negotiating and agreeing upon an appropriate project plan and/or statement of work. The Parties shall review, revise, and finalize, if applicable, such draft project plan and/or statement of work, in each case in accordance with Section 7.2 below. Notwithstanding any other provision of this Master Agreement, IBM shall not begin performing any New Service, and SCA shall not be obligated to accept or pay for any New Service, until SCA has provided IBM with written authorization from the SCA Project Executive to perform such New Service, upon which approval such New Service will be deemed a "Service" hereunder and will be performed by IBM subject to the terms and conditions of this Master Agreement. Except as otherwise agreed to by the Parties in writing, the terms and conditions of this Master Agreement will apply to all New Services.

      b. FEE, CHARGES, AND PERSONNEL. Unless otherwise agreed by the Parties, the fees for any New Service shall be calculated in accordance with the applicable rate card(s) set forth in Schedule C (Charges). Notwithstanding any other provision of this Master Agreement, to the extent that an existing charging methodology would apply to any portion of a New Service, SCA will pay the charges for such portion in accordance with such charging methodology. Subject to the terms and conditions of this Master Agreement, IBM will use commercially reasonable efforts to provide all New Services utilizing IBM Personnel who are familiar with the SCA account and SCA's business.

      7.2   PROJECTS.

      PROJECT PLANS. For each Project requested or required by SCA, IBM shall promptly prepare and deliver to SCA for review and comment a draft Project plan developed in accordance with the terms and conditions of this Section
      7.2. For each Project, IBM will perform such Project in accordance with the applicable, finally approved Project Plan for such Project. Except as otherwise agreed to by the Parties in writing, the terms and conditions of this Master Agreement will apply to all Project Plans and Projects.

      7.3   PROJECT PLAN CONTENTS.

      a. GENERALLY. Each draft Project plan, at a minimum, shall consist of the following: a written statement of the Project's goals and objectives; a description of the Project approach (i.e., a description of the technical solution, Project governance, and functionality to be delivered); a list of any Deliverables and Completion Criteria applicable to such Deliverables; a Project timeline that will include a work breakdown structure, required resources (except with respect to any Project for which IBM proposes to charge a fixed fee and which is comprised solely of New Services), a list of tasks to be performed (with task description, duration, start date and end date), and a list of critical milestones and target completion dates for such milestones; a proposed charges forecast that depicts the total projected charges including charges for assets that either SCA or IBM need to purchase in conjunction with the Project, and the timing of such charges; the manner in which charges will be calculated and invoiced; a change management plan that describes how changes to the Project will be scoped and approved by the Parties; a communications plan that describes the method and schedule for Project communications (e.g., status reports, conference calls, team meetings); and a risk plan that identifies potential risks, including potential disruptions to SCA operations, and the actions that IBM and/or SCA will need to take in order to mitigate such risks.

      b. PROJECT PLANS FOR NEW SERVICES. Each draft Project plan corresponding to a New Service shall also include the following: a written description of the work IBM anticipates performing in connection with such New Service; a schedule for commencing and completing the New Service; IBM's prospective charges for such New Service, which charges shall be stated in the pricing methodology specified by SCA (e.g., time and materials, fixed price, "not to exceed"); when applicable, a description of any new application, hardware or other Deliverables to be provided by IBM in connection with such New Service; when applicable, the software and hardware resources and run-time requirements necessary to develop and operate any new applications or other materials; the human resources necessary to provide the New Service; and when applicable, (A) a list of any existing applications, hardware, or other materials or equipment included in or to be used in connection with such New Service, and (B) acceptance test criteria and procedures for any new applications or any products or Third Party Services.

      c. REVIEW AND APPROVAL OF PROJECT PLANS. Following SCA's receipt of a draft Project plan, SCA will review the draft Project plan and provide comments and suggestions to IBM, upon receipt of which IBM will promptly revise the draft Project plan in accordance with SCA's comments and suggestions and in cooperation with SCA and provide a further revised draft of the draft Project plan to SCA for review and approval within fifteen (15) days after receipt of SCA's comments. The final Project plan for an applicable Project and/or New Service shall be subject to SCA's approval, and upon such approval shall be deemed a "PROJECT PLAN." No Project Plan shall be modified or amended other than with the prior written approval of SCA.

      d. STATUS REPORTS. During the Term and any Termination/Expiration Assistance Period, at least on a biweekly basis, IBM shall provide SCA with a status report for each approved Project Plan. The update, at a minimum, will provide the following: milestones achieved, the variances to schedule and, if the project is behind schedule; a recovery plan that describes the actions that IBM will undertake in order to return to the schedule in the Project Plan; Deliverables that have been created, developed, and/or completed and Completion Criteria that have and have not been met; variances, if any, to the specifications of the applicable Project and/or New Service; and charges incurred to date including hardware, software, labor and any other charges associated with the execution of the Project Plan.

      e. ACCEPTANCE TESTING. Promptly after IBM's completion of each Deliverable hereunder, IBM will deliver the Deliverable to SCA for acceptance. SCA will have thirty (30) days from its receipt of any Deliverable to review and evaluate such Deliverable to determine whether the Deliverable meets, to SCA's reasonable satisfaction, the specifications and other requirements for such Deliverable as agreed upon by the Parties ("Acceptance Criteria"). Within such thirty (30) day period, SCA shall notify IBM of its acceptance or rejection of the Deliverable. SCA shall provide IBM with a list or description of the inadequacies, defects, deficiencies or other problems in any rejected Deliverable, and in such event, IBM shall have thirty (30) days following receipt of such list or description to correct such problems (to the extent that such problems do not constitute changes to the Project requirements) and to deliver a corrected Deliverable to SCA for SCA's review and acceptance as set forth above. In the event such corrected Deliverable does not meet the Acceptance Criteria, SCA may, in its sole discretion and in addition to any other remedies available to it under this Master Agreement or at law or in equity, either (i) grant IBM a further thirty (30) days (or such longer period as SCA may, in its sole discretion, decide) in which to correct any problems in such Deliverable; or (ii) deem IBM's failure to provide SCA with an acceptable Deliverable to be a breach under this Master Agreement.

      f. THIRD PARTY SERVICES. Notwithstanding any request made to IBM by SCA pursuant to Section 7.1, SCA shall have the right to provide to itself, or to have any Affiliate or Third Party provide to it (in either case, by agreement with a Third Party or otherwise), any or all of the Services described in this Master Agreement as well as the New Services. In the event SCA performs or contracts with a Third Party to perform any Services, IBM shall cooperate in good faith with SCA and as applicable any such Third Party in accordance with Section 6.1(g) (Cooperation).

8.    CHANGES IN CIRCUMSTANCES AND OTHER REDUCTIONS IN RESOURCE USAGE

      8.1 CHANGES IN CIRCUMSTANCES. As used in this Master Agreement, a "CHANGED CIRCUMSTANCE" means a circumstance in which an event or discrete set of events has occurred, or is planned or anticipated, with respect to the business of SCA (other than SCA's transferring the Services or a portion of the Services in-house or to a Third Party), which event or set of events results or will result in a sustained change in the actual usage of a resource subject to a Baseline, which event or set of events is reasonably expected to cause the actual usage of such resource to vary from the applicable Baseline by twenty five percent (25%) or more for the foreseeable future but in any event for at least six (6) months. Examples of the kinds of events that might cause such substantial changes are:

            o additions, deletions or other changes to locations where the Services operate;

            o additions, deletions or other changes to the Services provided by IBM;

            o additions or deletions of entities, Affiliates, divisions or other operating units to whom the Services are provided;

            o  mergers, acquisitions, divestitures or joint ventures of SCA;

            o changes in the method of service delivery, or changes in operational priorities; or

            o  changes in SCA's technology strategy.

      8.2   CHANGED CIRCUMSTANCE ADJUSTMENTS.

      a.    Generally

            1. SCA will notify IBM in writing at least ninety (90) days prior to the requested effective date of a Changed Circumstance Adjustment.

            2. SCA will commit to each Changed Circumstance Adjustment for at least six (6) months.

            3.    In no event will a Changed Circumstance Adjustment:

                  (a) reduce a Baseline for each year remaining in the Term by more than fifty (50) percent of the applicable Original Baselines for each such year (pro-rated for any partial years); or

                  (b) reduce the ASC for each year remaining in the Term by more than fifty (50) percent of the Original ASC for each such year, or the applicable charges for the remaining Services Towers for each such year following any partial termination of Services.

            4. Previously paid charges, such as the ASC and ARCs, and previously issued credits, such as RRCs, will not be affected by a Changed Circumstance Adjustment.

            5. Upon IBM's and SCA's agreement to a Changed Circumstance Adjustment, IBM and SCA will amend this Master Agreement to reflect such Changed Circumstance Adjustment. A Changed Circumstance Adjustment will not be effective until IBM's and SCA's execution of such amendment.

      b. SCA may notify IBM of any event or discrete set of events that it believes constitutes a Changed Circumstance (each such notice, a "CHANGED CIRCUMSTANCE NOTICE")

            1. Upon receipt of a Changed Circumstance Notice, IBM will promptly develop a plan to modify the Services to accommodate such Changed Circumstance by adjusting the Baselines, Services, Service Levels, and/or the charges set forth in this Master Agreement in a cost-effective manner without disruption to SCA's ongoing operations ("CHANGED CIRCUMSTANCE ADJUSTMENT"). Such plan shall be submitted to SCA for its review and approval within thirty (30) days of receipt of a Changed Circumstance Notice.

            2. If SCA approves such plan, IBM will make the agreed adjustments to the Baselines, Service Levels, Services and/or the charges set forth in this Master Agreement within thirty
                  (30) days, and distribute an amended Exhibit C-1 to SCA and IBM.

            3. SCA may, at its option and expense, employ an accredited and independent auditor, subject to the Confidentiality obligations set forth in this Master Agreement, to verify IBM's methodology for calculating the savings, if any, from a Changed Circumstance Adjustment above conforms to accepted accounting practices.

9.    FEES, PAYMENT AND INVOICES

      9.1 FEES. All fees to be payable and which IBM may charge under this Master Agreement (the "FEES") for the Basic Services are set forth in Schedule C (Charges). SCA shall not required to pay IBM any amounts for the Services other than as set forth in this Article 9 and in Schedule C. IBM shall invoice SCA for the Services performed in accordance with this Master Agreement, including Schedule C. Invoices shall be itemized as set forth in the Policy and Procedures Manual or as otherwise reasonably agreed by the Parties. Without limiting the foregoing, the Policy and Procedures Manual will include provisions for the itemization of invoices in detail sufficient to enable SCA to allocate all monthly recurring charges and all non-recurring charges and costs (including any Projects or New Services) on a country by country basis with regard to all Services provided under the Master Agreement. Invoices shall be in the form set forth in the Policy and Procedures Manual or as otherwise reasonably agreed by the Parties. Any Pass Through Expenses shall be passed through to SCA without any mark up or other additional charge by IBM. Any reductions in any Pass Through Expenses (including without limitation third party expenses related to voice or data network usage or Third Party Software) shall be passed through to SCA. In the event that any Services are performed by IBM hereunder and such performance does not comply with the terms and conditions of this Master Agreement, IBM's re-performance of such Services shall not result in any additional charge or cost to SCA. The provision of any Services or other services pursuant to this Master Agreement that would result in charges to SCA in addition to the Fees shall be subject to the prior written approval of a SCA Authorized Representative, which approval shall not be unreasonably withheld.

      9.2 COSTS AND EXPENSES. Except as expressly set forth in this Master Agreement, any costs and expenses of IBM incurred in providing the Services are included in the Fees and shall not be reimbursed by SCA unless agreed to by SCA in writing in advance, in its discretion, on a case-by-case basis. Any such reimbursement shall be, where applicable, in accordance with the SCA Expense Policy set forth in the Policy and Procedures manual.

      9.3 RIGHTS OF SET OFF. With respect to any undisputed amount which (a) should be reimbursed to a Party or (b) is otherwise payable to a Party pursuant to this Master Agreement, such Party may upon written notice to the other Party deduct the entire amount owed to such Party against the charges otherwise payable or expenses owed to the other Party under this Master Agreement.

      9.4 REFUNDABLE ITEMS. In the event IBM receives during the Term or any Termination/Expiration Assistance Period any refund, credit or other rebate (including deposits) in connection with any Assigned Agreement, that is attributable to periods prior to the effective date of the assignment, then IBM shall promptly notify SCA of such refund, credit or rebate and shall promptly pay to SCA the full amount of such refund, credit or rebate. In the event SCA receives during or after the Term any refund, credit or other rebate (including deposits) in connection with any such Assigned Agreement that is attributable to periods on or after the effective date of the assignment, then SCA shall promptly notify IBM of such refund, credit or rebate and shall promptly pay to IBM the full amount of such refund, credit or rebate.

      9.5 UNUSED CREDITS. Any unused credits against future payments owed to either Party by the other Party pursuant to this Master Agreement shall be paid to the Party to whom such credits are or were owed within thirty (30) days of the expiration or termination of this Master Agreement.

      9.6 PRORATION. All periodic fees or charges under this Master Agreement are to be computed on a calendar month basis and shall be prorated on a daily basis for any partial month.

      9.7   TIME OF PAYMENT.

      a. IBM shall invoice SCA (a) each month of the Term beginning on the Commencement Date, for the Monthly Base Charges for such month and
            (b) each month of the Term beginning on the tenth day of the calendar month immediately following the Commencement Date, for the Fees other than the Monthly Base Charges including ARCs, RRCs and Hourly Services Fees (the "VARIABLE FEES") incurred during the preceding month.

      b. SCA will pay IBM's invoice on or before the date ("PAYABLE DATE") below:

            1. in the case of the Monthly Base Charges, the last day of the calendar month in which SCA receives the invoice from IBM, provided SCA receives such invoice on or before the tenth day of the month; or

            2. in all other cases (including, in the case of the Monthly Base Charges, if SCA receives such invoice after the tenth day of the month), 30 days after SCA's receipt of such invoice.

      c. If any payments or portions thereof are not received by IBM within ten (10) days after the Payable Date ("GRACE PERIOD"), IBM may invoice SCA and SCA will pay a late fee for each day between and including the day following the Grace Period and the date IBM receives such late payment in full. If any payments or portions thereof are not received by IBM within the ten (10) day Grace Period on more than one occasion within any Contract Year, then the Grace Period, provided to SCA above, shall be reduced to five (5) days for the remainder of such Contract Year. The amount of the late fee will be invoiced to SCA and payable in accordance with Section 9.7(a) above. The late fee will be based on a rate equal to the lesser of:
            (i) one-point-five (1.5) percent of such payments per every thirty
            (30) days or portion thereof; or (ii) the maximum amount permissible by the applicable law.

      9.8 DISPUTED PAYMENT. SCA may withhold payment of charges that SCA disputes in good faith, provided that SCA may not withhold (a) in any one month, an amount greater than fifty (50) percent of one-twelfth (1/12) of the then-current Annual Services Charge, or
            (b) in the aggregate at any given time, more than one-sixth (1/6) of the then-current Annual Services Charge ((a) and (b), collectively, the "DISPUTED FEES CAP"). Disputed charges in excess of the Disputed Fees Cap shall be paid when due without prejudice to SCA's rights hereunder. SCA shall notify IBM in writing on or before the date that any amount is so withheld and describe, in reasonable detail, the reason for such withholding. SCA and IBM shall diligently pursue an expedited resolution of such dispute in accordance with the dispute resolution procedures set forth in Article 10.

10.   DISPUTE RESOLUTION

      a. If SCA and IBM have a dispute regarding the Services, SCA and IBM will exercise reasonable, good faith efforts to resolve the dispute and follow the dispute resolution process described in this Section (the "DISPUTE RESOLUTION PROCESS"). All disputes will be referred in writing.

      b. A dispute under this Master Agreement initially will be referred to the Project Executives. If the Project Executives are unable to resolve the dispute within ten (10) business days of their receipt of the referral, the dispute will be referred, at SCA's discretion, either to the Chief Information Office or Chief Operating Officer of SCA, and, in the case of IBM, to the General Manager of Finance Service Sector for IBM Global Services for their review and resolution. In the event that the lead executives are unable to resolve the dispute within thirty (30) days of their receipt of the referral, either Party may apply to the competent courts for the resolution of such dispute.

      c. The Parties agree that written or oral statements or offers of settlement made in the course of the Dispute Resolution Process will be Confidential Information, will not be offered into evidence, disclosed, or used for any purpose other than the Dispute Resolution Process, and will not constitute an admission or waiver of rights. Upon request, each Party will promptly return to the other all copies of any such written statements or offers of settlement.

      d. Except where clearly prevented by the nature of the dispute or in the event of SCA's nonpayment of any undisputed amounts to IBM or breach of Section 9.8 (Disputed Payment), IBM and SCA shall continue to perform their respective obligations under this Master Agreement while a dispute is being resolved.

11.   RENEWAL AND TERMINATION

      11.1  RENEWAL.

      a. If either IBM or SCA desires to renew this Master Agreement, it will notify the other in writing, at least twelve (12) months prior to the Expiration Date, of its desire to renew this Master Agreement. If IBM and SCA agree to discuss such renewal, IBM will provide SCA, within two (2) months after such renewal request, with its proposed terms for such renewal. Within sixty (60) days after SCA's receipt of IBM's proposed terms, SCA will notify IBM of:

            1.    SCA's response to IBM's proposed terms for such renewal; or

            2. any modifications or other SCA requests with respect to IBM's proposed terms.

      b. If SCA and IBM both wish to renew this Master Agreement, IBM and SCA will negotiate in good faith regarding such renewal.

      c. If SCA and IBM are unable to agree on the terms of the renewal of this Master Agreement as of three (3) months prior to the Expiration Date, this Master Agreement will be extended at the then-current prices, Baselines, charging methodology, and other applicable terms as listed under this Master Agreement, for a period of twelve (12) months beginning on the Expiration Date (the "EXTENSION PERIOD"). During such Extension Period, SCA and IBM will continue to negotiate in good faith regarding renewal of this Master Agreement. If SCA and IBM are unable to reach agreement on the renewal of this Master Agreement during the Extension Period, this Master Agreement will terminate upon expiration of the Extension Period.

      11.2  TERMINATION FOR CAUSE.

      a.    By SCA:

            In the event that IBM:

            1. commits a material breach of this Master Agreement, which breach is not cured within thirty (30) days from the date IBM receives written notice of such material breach or such longer period as mutually agreed by the Parties in writing;

            2. commits a material breach of this Master Agreement which is not capable of being cured within sixty (60) days from the date that IBM receives written notice of such breach;

            3. commits multiple breaches of its duties or obligations hereunder, of which IBM received written notice of, or of which IBM knows, or reasonably should know, and which collectively constitute a material breach of this Master Agreement, and which are not cured within thirty (30) days from the date that IBM receives written notice of such breach; or

            4. commits multiple breaches of its duties or obligations hereunder (for which SCA has provided prior notice) which collectively constitute a material breach of this Master Agreement (including without limitation breaches of IBM's Service Level obligations), which breach is not capable of being cured within sixty (60) days from the date that IBM receives written notice of such breach;

                  then SCA may, by giving written notice to IBM within sixty
                  (60) days after the material breach or the last breach in the case of multiple breaches which collectively constitute a material breach, terminate this Master Agreement, in whole or in relevant part by Services Tower, as of a date specified in the notice of termination, without payment of any Wind Down Expenses, unrecovered Pre-Paid Charges, or other termination charges. If SCA chooses to terminate this Master Agreement in part, the Fees payable under this Master Agreement will be equitably adjusted to reflect those Services that are terminated.

      b.    By IBM:

            In the event of a failure by SCA to make timely payment of any undisputed Fees, or a breach by SCA of Section 9.8 (Disputed Payment), which failure or breach is not cured within thirty (30) days from the date that SCA receives written notice of such failure or breach, then IBM may, by giving written notice to SCA in accordance with Section 18.9 (Notifications and Approvals), terminate this Master Agreement, as of the date specified in the notice of termination.

            SCA's failure to perform its responsibilities set forth in this Master Agreement (other than as provided in this Section 11.2) shall not be deemed to be grounds for termination by IBM.

      11.3  TERMINATION FOR CONVENIENCE.

      a. Subject to subsection (c), below, SCA may terminate this Master Agreement, in whole or in part (consistent with Schedule C (Charges)), for convenience and without cause by giving IBM at least one hundred eighty (180) days prior written notice designating the termination date and paying, solely as applicable to the terminated Services, the following: (i) the applicable termination charge set forth in Schedule C (Charges) (the "TERMINATION FOR CONVENIENCE CHARGE"); and (ii) Wind Down Expenses.

      b. IBM will provide SCA with an initial non-binding estimate of the Wind Down Expenses amounts thirty (30) days prior to the termination date, or at any time during the Term upon SCA's reasonable request, and will provide a final adjustment and true-up to reflect the actual charges within six (6) months after the applicable Termination/Expiration Assistance Period.

      c. SCA shall have the right to terminate this Master Agreement for convenience at any time commencing sixteen (16) months after the Effective Date.

      11.4 TERMINATION FOR CHANGE IN CONTROL OF IBM. In the event (a) of a change in Control of IBM (Lead Party) where such Control is acquired, directly or indirectly, in a single transaction or series of related transactions by (i) an SCA Competitor, or (ii) an entity that SCA reasonably believes would adversely affect SCA's business or the Services, (b) that all or substantially all of the assets of IBM (Lead Party) are acquired by (i) an SCA Competitor, or (ii) an entity that SCA reasonably believes would adversely affect SCA's business or the Services, or (c) that IBM (Lead Party) is merged with or into another entity to form a new entity that is (i) an SCA Competitor, or (ii) an entity that SCA believes would adversely affect the SCA's business or the Services ((a), (b) or (c) a "CHANGE IN CONTROL"), then at any time within twelve (12) months after the last to occur of such events, SCA may terminate this Master Agreement in its sole discretion by giving IBM at least one hundred eighty (180) days prior written notice and designating a date upon which such termination will be effective. In the event of such termination for Change in Control of IBM, SCA shall only be required to pay the full amount of Wind Down Expenses in the case of a change in Control to an SCA Competitor, or in any other case, the full amount of Wind Down Expenses and fifty (50) percent of the Termination Fees applicable to a termination for convenience.

      11.5 TERMINATION FOR BANKRUPTCY. In the event that either Party (a) files for bankruptcy; (b) becomes or is declared insolvent, or is the subject of any unchallenged proceedings related to its liquidation, insolvency or the appointment of a receiver or similar officer for it; (c) makes an assignment for the benefit of all or substantially all of its creditors; or (d) enters into an agreement for the composition, extension, or readjustment of substantially all of its obligations, then the other Party may, by giving written notice of termination to the first Party, terminate the Master Agreement as of a date specified in such notice of termination; provided, however, that IBM shall not have the right to exercise such termination so long as SCA pays for the Services in advance on a month-to-month basis by certified bank check or other method to be mutually agreed upon.

      11.6 TERMINATION FOR FORCE MAJEURE. In the event a material portion of the Services or the performance of the Services is delayed or interrupted because of a Force Majeure condition as described in
            Section 18.4 (Force Majeure) for more than thirty (30) days and IBM cannot provide a temporary alternative acceptable to SCA, SCA may, at its option on notice to IBM terminate for convenience the affected portion of the Services without termination for convenience charges, other than the payment of Wind Down Expenses. In the case of a Force Majeure Event, SCA will promptly receive an equitable adjustment in Fees hereunder.

      11.7 TERMINATION FOR FAILURE TO ACHIEVE TRANSITION. In the event that the Commencement of Steady State does not occur within sixteen (16) months of the Effective Date (or such later date as the parties may mutually agree in a written amendment to this Master Agreement), provided that SCA has not requested or been the sole cause of such delay in the Commencement of Steady State, then SCA may, at its option on written notice to IBM, terminate this Master Agreement in whole or in part without any obligation to pay termination for convenience charges, other than the payment of Wind Down Expenses associated with the Transition (except in the event that IBM is in material breach of its obligations under the Transition Plan, in which case SCA also shall have no obligation to pay Wind Down Expenses).

      11.8 CUMULATIVE REMEDIES. SCA's termination of this Master Agreement, and any adjustment of fees or charges or any other remedy in connection with any such termination, shall be without prejudice to any other right or remedy that SCA may have hereunder, or at law or in equity, and shall not relieve IBM of breaches occurring prior to the effective date of such termination.

      11.9 ADJUSTMENT. In the event of any termination-in-part by SCA, as provided in this Master Agreement, the charges payable under this Master Agreement for Services will be equitably adjusted to reflect those services that are terminated. In no event may SCA terminate-in-part the Server Services.

      11.10 TRANSFER ASSISTANCE.

      a. TERMINATION/EXPIRATION ASSISTANCE. At SCA's reasonable request, IBM will provide to SCA at any time during the Term (including any renewal term) and during the Termination/Expiration Assistance Period of up to twelve (12) months following the effective date of termination or expiration of the Master Agreement, the reasonable termination expiration assistance requested by SCA to allow the Services to continue without interruption or adverse effect ("ONGOING ACTIVITIES") and to facilitate the orderly transfer of the Services to SCA (such assistance, "TERMINATION/EXPIRATION ASSISTANCE"), provided that IBM shall not be obligated to provide such Ongoing Activities and Termination/Expiration Assistance in the event of a termination by IBM of this Master Agreement pursuant to
            Section 11.2 based upon default for non-payment by SCA (i.e., failure to pay undisputed charges or breach of Section 9.8 (Disputed Payments)) unless such non-payment has been cured. IBM will provide Termination/Expiration Assistance to SCA to the extent that IBM can perform such requested Termination/Expiration Assistance using its then-existing resources Dedicated solely to providing the Ongoing Activities under this Master Agreement, until expiration or termination of this Master Agreement. If IBM's Termination/Expiration Assistance will require the use of different or additional services or resources beyond that which IBM is then using to provide the Ongoing Activities in accordance with the Baselines and Service Levels, such request for Termination/Expiration Assistance will be considered a New Service; provided, however, that the parties may agree to the reallocation of resources performing the Ongoing Activities to Termination/Expiration Assistance activities subject to an adjustment to Service Levels, milestones or other performance obligations in connection with such reprioritization. If IBM terminates this Master Agreement for non-payment of fees pursuant to
            Section 11.2, then IBM may require SCA to pay in advance for any Termination/Expiration Assistance activities to the extent any such activities do not constitute Ongoing Activities. In addition, IBM shall provide, upon reasonable prior written request of SCA, Termination/Expiration Assistance to SCA for one additional period of up to six (6) months. The charges for Termination/Expiration Assistance provided by IBM after such Termination/Expiration Assistance Period shall be billed to SCA at the rates set forth in the rate card set forth in Schedule C (Charges). Subject to the foregoing, the quality and level of the Services shall not be degraded during the Termination/Expiration Assistance Period, and all such Termination/Expiration Assistance shall be provided in accordance with the terms and conditions governing IBM's provision of the Services hereunder. SCA shall reasonably cooperate with IBM in IBM's provision of Termination/Expiration Assistance. After the expiration of the Termination/Expiration Assistance Period, IBM shall answer questions from SCA regarding the Services on an "as needed" basis for up to 6 months at IBM's then standard commercial billing rates. Termination/Expiration Assistance will include the Services set forth in this Master Agreement, as well as the following:

            1. Within twenty (20) days after the commencement of Termination/Expiration Assistance, IBM will prepare and provide to SCA a preliminary plan for operational turnover that enables a smooth transition of the applicable functions performed by IBM under this Master Agreement to SCA or its designee(s). Such draft turnover plan will be provided to SCA in both hardcopy and in an electronic format capable of being utilized by SCA, and shall not be deemed to amend the terms of this Master Agreement. Upon receipt of IBM's draft turnover plan, SCA will promptly review the draft plan and provide written comments and suggestions to IBM, upon receipt of which IBM will promptly revise the draft plan in accordance with SCA's comments and suggestions and in cooperation with SCA and provide a further revised draft of the draft turnover plan to SCA for review and approval within a reasonable period of time after receipt of SCA's comments. The final draft turnover plan shall be subject to SCA's approval (which shall not be unreasonably withheld), and upon such approval shall be deemed the "TURNOVER Plan." Upon such approval by SCA, IBM will provide Termination/Expiration Assistance in accordance with the Turnover Plan. Provision of Termination/Expiration Assistance will not be complete until SCA's Project Executive agrees (which agreement shall not be unreasonably withheld) that all tasks and Deliverables set forth in the Turnover Plan have been completed and delivered.

            2. IBM will attend periodic review meetings called by SCA, during which the Parties at a minimum will review IBM's performance of Termination/Expiration Assistance, including the completion and delivery of tasks and Deliverables set forth in the Turnover Plan.

            3. For all Termination/Expiration Assistance, subject to terms set forth in the definition of "Ongoing Activities" above, IBM will provide sufficient personnel with current knowledge of the Services to work with the appropriate staff of SCA and, if applicable, SCA's designee(s), to provide the Termination/Expiration Assistance and to define the specifications for operational turnover in a manner consistent with the Turnover Plan. Subject to the terms of this Master Agreement, IBM will cooperate with SCA and its designees in transitioning the functions performed by IBM under this Master Agreement in the same manner as described in
                  Section 6.1(g) for third parties performing any of the Services.

            4. IBM will promptly cooperate and provide SCA and its designees with information that is reasonably required to effectuate a smooth transfer of the functions performed by IBM under this Master Agreement to SCA and its designee(s), including reasonable assistance to SCA to prepare a "request for proposal" (RFP).

            5. IBM will provide SCA with reasonable access and use, consistent with the terms of this Master Agreement, of those IBM Service Locations being used to perform the Services, (i) during the Termination/Expiration Assistance Period (if any) and (ii) at IBM's then-applicable rates, for up to thirty (30) days following the effective date of expiration or termination of this Master Agreement (or from the last day of any Termination/Expiration Assistance Period, if applicable), to enable SCA to effect an orderly transition (but in no event for longer than a reasonable period of time).

            6. IBM shall identify, any shared hardware or software then used by IBM in providing the Services.

            7. Upon the latter of the expiration or termination of this Master Agreement and the last day of the Termination/Expiration Period, the rights granted to IBM in
                  Article 13 shall immediately terminate and IBM shall (i) deliver to SCA a current copy of all of the SCA Software in the form in use as of that time and (ii) destroy or erase all other copies of the SCA Software in IBM's care, custody or control, and cause all IBM Agents and subcontractors to destroy or erase all copies of the SCA Software in their respective care, custody or control.

            8. If SCA is entitled pursuant to this Master Agreement to a sublicense or other right to use any Software owned or licensed by IBM, IBM shall promptly, upon the earlier of the expiration or termination of this Master Agreement and the last day of the Termination/Expiration Assistance Period, provide SCA with such sublicense or other right including the applicable Software and, if applicable, Source Code thereto.

            9. Upon the latter of the expiration or termination of this Master Agreement and the last day of the Termination/Expiration Period, at SCA's request, with respect to generally commercially available Third Party Software which IBM has licensed or purchased and is Dedicated to providing the Services as of that time, IBM shall, to the extent permitted by the applicable third party license agreements, transfer, assign or sublicense such IBM Third Party Software to SCA, on reasonable terms and conditions and at SCA's expense. In the event IBM is unable to obtain any required consents under a third party license agreement, IBM shall, at SCA's expense, cooperate with SCA in implementing a reasonable work around.

            10. Upon the latter of the expiration or termination of this Master Agreement and the last day of the Termination/Expiration Period, at SCA's request, with respect to any third party contracts Dedicated to services being provided to SCA for maintenance, disaster recovery, or other necessary Third Party Services being used by IBM to perform the Services as of that time, IBM shall, to the extent permitted by the third party contracts, transfer any necessary rights or assign such contracts to SCA, on reasonable terms and conditions and at SCA's expense. IBM will be entitled to retain the right to utilize any such Third Party services in connection with the performance of services for any IBM customer.

            11. In the event IBM has incorporated SCA's network into a IBM proprietary network, IBM shall provide SCA with continued network services, at IBM's then current rates for such network services, for up to two (2) years (subject to SCA's discretion) following the date of expiration or termination of this Master Agreement subject to the terms of this Master Agreement.

            12. IBM will provide SCA with all documentation, policies, procedures and tools used to provide the Services to the extent that SCA has rights to use such items after termination or expiration as set forth in this Master Agreement.

            13. SCA may extend offers of employment to IBM's employees Dedicated to performing the affected Services, and IBM shall waive any prohibitions in any employment agreements with such individuals that may restrict such individuals from accepting such offers of employment from SCA.

            14. Upon SCA's request, IBM shall sell to SCA, the IBM-owned Equipment Dedicated to providing the Services, on an "AS IS, WHERE IS, WITH ALL FAULTS" basis with no warranties from IBM whatsoever, then being used by IBM to provide the Services on a Dedicated basis, free and clear of all liens, security interests or other encumbrances at fair market value.

      11.11 INSURANCE.

      a. INSURANCE COVERAGE. IBM shall during the Term and at its expense have and maintain in force at least the following insurance coverages:

            1. Employer's Liability Insurance, including coverage for occupational injury, illness and disease, and other similar social insurance with minimum limits per employee and per event of $1,000,000 and a minimum aggregate limit of $10,000,000 or the minimum limits required by law, whichever limits are greater.

            2. Workers' Compensation Insurance, including coverage for occupational injury, illness and disease, and other similar social insurance in accordance with the laws of the country, state or territory exercising jurisdiction over the employee.

            3. Comprehensive General Liability Insurance, including Products, Completed Operations, Premises Operations Personal and Advertising Injury, Contractual and Broad Form Property Damage liability coverages, on an occurrence basis, with a minimum combined single limit per occurrence of at least $5,000,000 and a minimum combined single aggregate limit of $10,000,000. This coverage shall be endorsed to name SCA as additional insured.

            4. Electronic Data Processing Insurance providing coverage for all risks of loss or damage to IBM's or SCA's Equipment, data, media and valuable papers, with respect to IBM's Equipment, data, media and valuable papers with a minimum limit adequate to cover such risks on a replacement cost or upgrade basis or

                  $10,000,000, whichever is greater, and with respect to SCAs Equipment, data, media and valuable papers, $10,000,000. Such insurance shall include Extra Expense and Business Income coverage for IBM with a separate minimum limit equal to $10,000,000 and except with respect to Extra Expense and Business Income Coverage shall name SCA as a loss payee.

            5. Property Insurance for all risks of physical loss of or damage to buildings, business personal property (except property covered by Electronic Data Processing Insurance) or other property that is in the possession, care, custody or Control of IBM pursuant to this Master Agreement, with a minimum limit adequate to cover risks on a replacement costs basis. Such insurance shall include Extra Expense and Business Income coverage for IBM with a separate minimum limit equal to $10,000,000 and except with respect to Extra Expense and Business Income Coverage shall name SCA as a loss payee.

            6. Automotive Liability Insurance covering use of all owned, non-owned and hired automobiles for bodily injury, property damage, uninsured motorist and underinsured motorist liability with a minimum combined single limit per accident of at least $5,000,000, and at least $10,000,000 on an aggregate basis. This coverage shall be endorsed to name SCA as additional insured.

            7. Commercial Crime Insurance, in an amount not less than $10,000,000, covering the loss of money, securities and other tangible property belonging to SCA resulting directly from a fraudulent or dishonest act by an IBM employee or IBM Agent, while performing professional services for the SCA.

            8. Professional Liability Insurance covering liability for loss or damage due to an act, error, omission or negligence, with a minimum limit per claim of $10,000,000 and with an aggregate limit of $20,000,000.

            9. Umbrella Liability Insurance with a minimum limit of $20,000,000 in excess of the insurance coverage described in Sections (a)(1) through (a)(8).

      b.    INSURANCE TERMS.

            1. The insurance coverages under Section 11.11(a) shall be primary, and all coverage shall be non-contributing with respect to any other insurance or self insurance which may be maintained by SCA.

            2. IBM shall cause its insurers (1) to issue certificates of insurance evidencing that the coverages and policy endorsements required under this Master Agreement are maintained in force and (2) to endeavor to provide not less than thirty (30) days' written notice to SCA prior to any modification, cancellation or non-renewal of the policies. The insurers selected by IBM shall be of good standing and authorized to conduct business in the jurisdictions in which Services are to be performed. When the policy is issued each such insurer shall (where such ratings are applicable), have at least an A.M. Best rating of A- and replacement coverage shall be sought if the insurer's rating goes below B+.

            3. In the case of loss or damage or other event that requires notice or other action under the terms of any insurance coverage specified in this Section 11.11, IBM shall be solely responsible to take such action with respect to IBM's carrier. IBM shall provide SCA with contemporaneous notice and with such other information as SCA may request regarding the event. Moreover, SCA shall provide to IBM reasonable assistance and cooperation with respect to any insurance claim.

            4. IBM's obligation to maintain insurance coverage shall be in addition to, and not in substitution for, IBM's other obligations hereunder and IBM's liability to SCA shall not be limited to, or expanded by, the amount of coverage required hereunder.

12.   CONFIDENTIAL INFORMATION

      a. IBM's and SCA's mutual objective under this Section is to provide appropriate protection for Confidential Information while maintaining IBM's and SCA's ability to conduct their respective business activities. IBM and SCA agree that the following terms apply when IBM or SCA (the "DISCLOSER") discloses Confidential Information to the other (the "RECIPIENT") under this Master Agreement.

      b. "CONFIDENTIAL INFORMATION" means information provided by the Discloser to the Recipient that:

            1. is marked with a restrictive legend of the Discloser or is identified as confidential at the time of disclosure; or

            2. contains the Discloser's customer lists, customer information, account information, information regarding business planning and business operations, and administrative, financial, or marketing activities; provided the Discloser treats such information as confidential.

      c.    OBLIGATIONS.

            1. The Recipient will protect the Confidential Information residing on systems in accordance with the obligations set forth in Schedule A (Statement of Work) including without limitation the security provisions (Section 5.0) of Schedule A (statement of Work).

            2.    The Recipient will:

                  (i) use the same care and discretion to avoid disclosure, publication, or dissemination of the Discloser's other Confidential Information (i.e., Confidential Information not residing on systems) as the Recipient uses with its own similar information that it does not wish to disclose, publish, or disseminate, and in any event the Recipient will maintain the confidentiality of the Confidential Information using no less than reasonable care under the circumstances; and

                  (ii) use the Discloser's Confidential Information only for the purpose for which it was disclosed or otherwise for the benefit of the Discloser.

            3.    The Recipient may disclose Confidential Information to:

                  (i) the Affiliates and permitted Subcontractors designated on Schedule J (List of Approved Subcontractors) of this Master Agreement to the extent required by them to provide Services under this Master Agreement; and

                  (ii) any other entity, provided the Recipient obtains the Discloser's prior written consent. Prior to such disclosure, the Recipient will obtain such Affiliate's, Subcontractor's, or other entity's written agreement to treat the Confidential Information in accordance with the applicable terms of this Master Agreement. Recipient shall remain directly and primarily liable for any breach of the confidentiality of the Discloser's Confidential Information by Recipient's Affiliates or Subcontractors.

            4. SCA and IBM will not disclose, publish, or disseminate the terms of this Master Agreement without the prior written consent of the other, except to the extent permitted by this Section and Section 18.10 (Publicity) of the Base Terms or as required under applicable Law, including for regulatory reporting and accounting purposes.

            5. The Recipient will protect Confidential Information as set forth in this Section for a period of five (5) years following the date of disclosure of such Confidential Information, unless otherwise provided by applicable law without the possibility of contractual waiver or limitation.

            6. The Recipient may use in its business activities the ideas, concepts, and know-how contained in the Discloser's Confidential Information which are retained in the memories of Recipient's employees as a result of access to Confidential Information as permitted in accordance with this Master Agreement and in the course of providing the Services, and further provided that such use is made without reference to any tangible copies of the Discloser's Confidential Information and without public reference to the identity of the Discloser. Nothing in this paragraph shall be deemed to constitute a license under the Discloser's copyrights, trademarks or patents.

      d.    EXCLUSIONS.

            1. The Recipient may disclose, publish, disseminate, and use the Discloser's Confidential Information that is:

                  (i) already in its possession without obligation of confidentiality;

                  (ii) developed independently without reference to Discloser's Confidential information;

                  (iii) obtained from a source other than the Discloser without obligation of confidentiality;

                  (iv) publicly available when received, or thereafter becomes publicly available through no fault of the Recipient; or

                  (v) disclosed by the Discloser to another entity without obligation of confidentiality.

            2. The Recipient may disclose Confidential Information to the extent required by applicable Laws, regulations, or other legal process, provided the Recipient gives the Discloser prompt written notice of such legally required disclosure, if permitted, to allow the Discloser a reasonable opportunity to obtain a protective order at Discloser's expense. Discloser shall only disclose that portion of the Confidential Information which is legally required and shall use reasonable efforts to obtain assurances that confidential treatment will be accorded to such Confidential Information.

      e. LIMITATION. IBM will not be responsible for the security of data during transmission via public telecommunications facilities or services.

13.   INTELLECTUAL PROPERTY RIGHTS

      a. This Section specifies the ownership and license rights of literary works or other works of authorship (such as programs, program listings, programming tools, documentation, reports, drawings and similar works) that are developed by IBM, or by IBM and SCA, under the Master Agreement and delivered by IBM to SCA as part of the Services, but excluding those materials that are available under vendor software license agreements (including license agreements for IBM Products) (collectively, "MATERIALS").

      b. SCA shall own the copyright in Materials developed by IBM as a Deliverable under the Master Agreement, with the exception of the following Materials that shall be owned by IBM ("SCA-OWNED MATERIALS"):

            1.    Derivative Works of Materials owned by IBM, and

            2. the Policy and Procedures manual and similar documentation, excluding any portions of such documentation which disclose or are specific to SCA's business or otherwise identify SCA;

            (1 and 2 collectively, "IBM-OWNED MATERIALS").

      c. SCA hereby grants to IBM and to those Affiliates providing Services the following license to SCA-owned Materials (described in Section 9(b)):

            1. a nonexclusive, worldwide, paid-up, irrevocable license to use, execute, reproduce, display, perform, distribute copies of, and modify (including creating Derivative Works based on) SCA-owned Materials, but only to the extent necessary to perform the Services during the Term; and

            2.    the right to authorize Subcontractors to do any of the former,

            provided that such license will terminate upon SCA's termination of this Master Agreement for IBM's material breach.

      d. IBM hereby grants to SCA and its Affiliates the following license to IBM-owned Materials (described in 9 b):

            1. a nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform and distribute copies of IBM-owned Materials, but only for:

                  (i)   SCA's and its Affiliates' internal use,

                  (ii) for the purpose of SCA's and its Affiliates' receipt of the Services during the Term, and

                  (iii) for SCA's and its Affiliates' sole benefit and exclusive use after termination or expiration, provided that such license will terminate upon IBM's termination of this Master Agreement for SCA's material breach; and

            2.    the right to authorize SCA Agents to do any of the former.

      e. PRE-EXISTING MATERIALS. With respect to Materials developed by SCA or IBM, or their respective Affiliates and Subcontractors, prior to or independently of this Master Agreement (the "PRE-EXISTING MATERIALS"), such items are owned, as between SCA and IBM, by the party that developed such Pre-Existing Materials. Each party hereby grants to the other a license to such items as follows:

            1. a nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, distribute copies of, and modify (including creating Derivative Works based on) such items, but only:

                  (i)   for a party's internal use,

                  (ii) for the purposes of IBM providing the Services or for SCA receiving the Services,

                  (iii) during the Term; and

            2. the right, in the case of IBM, to authorize its Subcontractors to do any of the former and, in the case of SCA, to authorize SCA Agents to do any of the former.

      f. The ownership and license rights granted in this Section are limited by and subject to any patents and copyrights held by, and the terms of any license agreements with, applicable vendor software providers (including IBM and its Affiliates), provided, however, that the Fees and Charges hereunder are inclusive of any fees for the use of IBM's or its Affiliates' patents to the extent that SCA's and its Affiliates' receipt and/or use of the Services would require a license under one or more patents of IBM or its Affiliates.

      g. To the extent all or any portion of the Materials may not, by operation of law, be owned by the entity to which ownership is granted in this Section (the "OWNER"), the other hereby assigns, without further consideration, ownership in such Materials to such Owner.

      h. IBM and SCA grant only the licenses and rights specified in this Master Agreement. No other licenses or rights (including licenses or rights under patents) are granted.

14.   INDEMNIFICATION

      a. INDEMNITY BY IBM. IBM agrees to indemnify, defend and hold harmless SCA and its Affiliates, and their respective officers, directors, trustees, employees, agents, licensors, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

            1. IBM's failure to observe or perform any duties or obligations to be observed or performed by IBM under any of the Assigned Agreements on or after the effective date of the assignment and assumption;

            2. IBM's use or disclosure, in violation of IBM's obligations under Article 12 (Confidential Information), of SCA's Confidential Information;

            3. Any claims of infringement of any patent, trade secret, trademark, copyright, license or other proprietary rights, alleged to have occurred because of IBM or IBM Agent items or IBM or IBM Agent resources provided by IBM or IBM Agents; provided however, this subsection shall not apply to the extent any such claims are a result of: (i) (A) modifications of items or resources or the use of such items or resources in other than their specified operating environment, or (B) the combination, operation, or use of such items or resources with products, data, or apparatus not provided by IBM, unless for the foregoing subsections (A) or (B) such modification, combination, operation or use was at the direction or request of, or in accordance with the specifications provided by IBM; or (ii) items or resources provided to SCA with the written agreement by SCA and IBM that such items or resources shall not be covered by the indemnity in this subsection; or (iii) third party items or resources, except such items or resources which are IBM Agent items or resources which are made available by IBM hereunder in providing the Services and which are not generally commercially available, provided, however, IBM shall (to the extent IBM has the right to do so) make available to SCA any intellectual property infringement indemnifications provided by any Third Party or IBM Agent with respect to the foregoing in this subsection (iii);

            4. Any claim, demand, charge, action, cause of action, or other proceeding asserted against SCA but resulting from IBM's withholding or failure to withhold taxes with respect to any IBM employee or IBM Agent;

            5. The death or bodily injury of any agent, employee, SCA business invitee, or business visitor or other person caused by the tortious conduct of IBM or its employees or agents or any subcontractor;

            6. The damage, loss or destruction of any real or tangible personal property caused by the conduct of IBM or its employees or agents or any subcontractor;

            7. Any claim, demand, charge, action, cause of action, or other proceeding asserted against SCA but resulting from an act or omission of IBM in its capacity as an employer or prospective employer of a person (including any Transitioned Employee accruing on or after his or her Hire Date), including claims of harassment, discrimination or wrongful discharge or arising under OSHA, workers compensation, ERISA or other applicable federal, state or local laws or regulations;

            8. any liability for premiums, contributions, or taxes payable under any workers' compensation, unemployment compensation, disability benefit, old age benefit, or tax withholding or failure to withhold for which SCA may be adjudged liable as an employer with respect to any IBM Agent or IBM employee (in the case of any

                  Transitioned Employee who is or was a IBM employee, accruing on or after his or her Hire Date) except to the extent caused by SCA; and

            9. any claim or action by IBM's subcontractors arising out of IBM's breach or violation of IBM's subcontracting arrangements.

      b. INDEMNITY BY SCA. SCA agrees to indemnify, defend and hold harmless IBM and its Affiliates, and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

            1. SCA's failure to observe or perform any duties or obligations to be observed or performed by SCA under any of the Assigned Agreements before the effective date of the assignment and assumption thereof;

            2.    SCA's misappropriation of IBM's Confidential Information;

            3. Any claims of infringement of any patent, trade secret, trademark, copyright, license or other proprietary rights, alleged to have occurred because of SCA or SCA Agent items or SCA or SCA Agent resources provided by SCA to IBM; provided however, this subsection shall not apply to the extent any such claims are a result of: (i) (A) modifications of items or resources or the use of such items or resources in other than their specified operating environment, or (B) the combination, operation, or use of such items or resources with products, data, or apparatus not provided by SCA, unless for the foregoing subsections (A) or (B) such modification, combination, operation or use was at the direction or request of, or in accordance with the specifications provided by, SCA (and such direct, request, or specifications were not originally provided by IBM); (ii) items or resources provided to IBM with the written agreement by IBM and SCA that such items or resources shall not be covered by the indemnity in this subsection; or (iii) third party items or resources, except such items or resources which are SCA Agent items or resources which are made available by SCA hereunder in providing the Services and which are not generally commercially available, provided, however, SCA shall (to the extent SCA has the right to do so) make available to IBM any intellectual property infringement indemnifications provided by any Third Party or SCA Agent with respect to the foregoing in this subsection (iii);

            4. Any claim, demand, charge, action, cause of action, or other proceeding asserted against IBM but resulting from SCA's withholding or failure to withhold taxes with respect to SCA Agents or contractors (excluding IBM);

            5. The death or bodily injury of any agent, employee, IBM business invitee; or business visitor or other person caused by the tortious conduct of SCA or its employees or agents;

            6. The damage, loss or destruction of any real or tangible personal property caused by the conduct of SCA or its employees or agents;

            7. Any claim, demand, charge, action, cause of action, or other proceeding asserted against IBM but resulting from an act or omission of SCA in its capacity as an employer or prospective employer of a person (including any Transitioned Employee) accruing prior to his or her Hire Date, including claims of harassment, discrimination or wrongful discharge or arising under OSHA, workers compensation, ERISA or other applicable federal, state or local laws or regulations;

            8. any liability for premiums, contributions, or taxes payable under any workers' compensation, unemployment compensation, disability benefit, old age benefit, or tax withholding or failure to withhold for which IBM may be adjudged liable as an employer with respect to any SCA Agent, SCA employee (with respect to any Transitioned Employee who is or was a SCA employee, accruing prior to his or her Hire Date) except to the extent caused by IBM;

            9. Any claim or action by SCA's subcontractors arising out of SCA's breach or violation of SCA's subcontracting arrangements (excluding this Master Agreement);

            10. Any claim that is brought by any Services Recipients and is related to the Services, so long as not caused by the willful misconduct of IBM; and

            11. Any claim or action arising out of the Ethical Hack activities conducted pursuant to Section 18.2(c) (Ethical Hacks).

      c. INFRINGEMENT. If any Service, item used by IBM to provide the Services, Developed SCA Software, Developed IBM Software, or other materials prepared by or on behalf of IBM in the performance of the Services hereunder becomes, or in IBM's reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, IBM will, in addition to indemnifying SCA as provided in this Article 13 and to the other rights or remedies SCA may have available to it under this Master Agreement, promptly at IBM's expense, take the following actions at no additional charge to SCA:

            1. Secure the right to continue using the item, Service, or material, provided this can be accomplished in the absence of commercially oppressive terms; or

            2. If the remedy provided for in foregoing subsection (1) is not available to IBM, replace or modify the item, Service, or material, to make it non-infringing, provided that any such replacement or modification will not materially degrade the performance or quality of the item, Service, or materials or IBM's performance under this Master Agreement; or

            3. solely for items used by IBM to provide the Services and if and only if neither of the remedies provided for in foregoing subsections (1) or (2) can be accomplished by IBM with commercially reasonable efforts, remove the item from the Services, in which case IBM's charges shall be equitably adjusted to reflect such removal, or if such removal is material to all or any portion of the remaining Services, SCA may terminate such portion of the affected Services immediately upon notice to IBM and without penalty.

      d. If IBM or SCA is obligated to provide the defense in subsections (a) (Indemnity by IBM) or (b) (Indemnity by SCA) above (the "INDEMNIFYING PARTY"), subject to subsection (e) (Indemnification Procedures), the Indemnifying Party agrees to pay to the other (the "INDEMNIFIED PARTY") all:

                  (i) damages that a court finally awards to such Third Party for such claim and any Defense Costs; or

                  (ii) the amount of any settlement agreed to by the Indemnifying Party and any Defense Costs,

            in each case ((1) and (2)), in proportion to the Indemnifying Party's comparative fault in causing such amounts.

      e. INDEMNIFICATION PROCEDURES. With respect to third-party claims, the following procedures shall apply:

            1. NOTICE. Promptly after receipt by any entity entitled to indemnification under this Section of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to this Section, the indemnitee shall notify the indemnitor of such claim in writing and provide to the indemnitor all reasonably available information requested in order to enable the indemnitor to make an informed decision as to whether the indemnity is appropriate. No failure to so notify IBM shall relieve it of its obligations under this Master Agreement except to the extent that it can demonstrate that it was materially prejudiced by such failure. Within a reasonable period of time (but not later than fifteen (15) business days) following receipt of written notice and the relevant reasonably available information from the indemnitee relating to the claim ("NOTICE PERIOD"), the indemnitor shall notify the indemnitee, in writing, if the indemnitor elects to assume control of the defense and settlement of that claim (a "NOTICE OF ELECTION"). During the Notice Period, the indemnitee shall use commercially reasonable efforts to extend the date on which a response to the claim is due until the indemnitor has provided its Notice of Election.

            2. PROCEDURE FOLLOWING NOTICE OF ELECTION. If the indemnitor delivers a Notice of Election relating to any claim pursuant to this Article 14 and such Notice of Election indicates that the indemnitor elects to assume control of the defense and settlement of such claim, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) indemnitor shall obtain the prior written approval of indemnitee before entering into any settlement of such claim (however no approval is required if the settlement only consists of the payment of money or otherwise places no burden on SCA or disruption of SCA's operations) or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim.

            3. PROCEDURE WHERE NO NOTICE OF ELECTION IS DELIVERED. If (i) the indemnitor does not deliver a Notice of Election relating to any claim, or otherwise fails to acknowledge its indemnification obligation or to assume the defense of a claim, or fails to diligently defend the claim, or (ii) the indemnitor has not delivered a Notice of Election and, despite using commercially reasonable efforts to extend the date on which a response to the claim is due, the indemnitee shall have the right to defend and/or settle the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor, provided that the indemnitor is obligated to indemnify hereunder. The indemnitor shall cooperate in any such defense and/or settlement, and shall promptly reimburse the indemnitee for all such costs and expenses.

            4. SUBROGATION. In the event that IBM shall be obligated to indemnify SCA pursuant to this Section, IBM shall, upon payment of such indemnity in full, be subrogated to all rights of SCA with respect to the claims to which such indemnification relates.

15. LIMITATION OF LIABILITY

      15.1  GENERAL INTENT.

      IBM's and SCA's and their respective Affiliates', employees', officers', and directors' entire liability under this Master Agreement, and their exclusive remedies, are set forth in this Section and Article 14 (Indemnification) of the Base Terms.

      15.2  DAMAGES.

      a. IBM's and SCA's and their respective Affiliates', employees', officers' and directors' entire liability for actual, direct damages under this Master Agreement, regardless of the basis on which IBM or SCA is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), will be limited in the aggregate for all claims and causes of actions to an amount equal to the amount actually paid by SCA to IBM for the Services provided under this Master Agreement during the twelve (12) months prior to the occurrence of the first claim or cause of action.

      b. The limitation of liability in subsection 15.2(a)(Damages) above does not apply to:

            1. SCA's failure to pay any amounts owing to IBM under this Master Agreement;

            2. any damages for bodily injury (including death) and damage to real property and tangible personal property for which a Party is legally liable; and

            3. SCA's or IBM's obligation to indemnify the other under this Master Agreement with regard to third party intellectual property infringement claims, claims with regard to payment of withholding taxes, claims for death or bodily injury, claims for real or tangible personal property, or claims made by or relating to subcontractors of the other party.

      c. In no event will IBM, SCA, or their respective Affiliates, employees, officers, and directors have any liability under this Master Agreement, regardless of the basis on which IBM or SCA is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), for any special, incidental, punitive, or indirect damages, or for any economic consequential damages (including lost profits or savings), even if foreseeable or even if SCA or IBM has been advised of the possibility of such damages, provided that this subsection does not apply to SCA's failure to pay any amounts owing to IBM under this Master Agreement (including amounts owing for Services rendered or services that would have been rendered but for SCA's breach of this Master Agreement). For clarification purposes, any claims for services that would have been rendered but for SCA's breach of the Master Agreement would be subject to reduction for costs that IBM will not incur based on not providing those services.

      d. The parties agree that the following shall be considered direct damages and shall not be considered consequential damages to the extent they are the proximate result of a party's breach of the Master Agreement:

            1. with respect to any SCA data which IBM is responsible for processing, storing or backing up as a part of the Services, the costs of recreating or reloading, to the latest available backup, any information that is lost or damaged;

            2. costs of implementing a workaround in respect of a failure to provide all or part of the Services;

            3. costs of replacing lost or damaged Equipment or Software that are provided or maintained by IBM under this Master Agreement;

            4. costs and expenses incurred to procure the Services from an alternate source; and

            5. fines, restitution payments, or other payments imposed by any Governmental Authority under applicable Law in connection with the alleged breach or violation of privacy or data security Law, including costs incurred as a direct result of responding to any investigations, demands or requests for information by a court, regulatory body or other governmental authority in connection with an alleged breach or violation of privacy or data protection Law.

16.   WARRANTY

      16.1  BY IBM.

      a. WORK STANDARDS. IBM represents and warrants that the Services will be rendered with promptness, efficiency and diligence and will be executed in a workmanlike manner, in accordance with the practices and professional standards used in well-managed, "Tier 1" operations performing services similar to the Services and the requirements of this Master Agreement. IBM represents and warrants that it will use adequate numbers of qualified individuals with suitable training, education, experience, and skill to perform the Services.

      b. MAINTENANCE. IBM represents and warrants that it will maintain the Software and the Equipment so that they operate in accordance with its specifications, including by means of (a) maintaining the Software and the Equipment in good operating condition, (b) promptly undertaking repairs and preventive maintenance on the Equipment in accordance with applicable manufacturer's recommendations, and (c) performing reasonable maintenance with respect to the Software in accordance with applicable documentation and Third Party Software IBM's recommendations.

      c. EFFICIENCY AND COST EFFECTIVENESS. IBM represents and warrants that it will use commercially reasonable efforts to use efficiently the resources or services necessary to provide the Services. IBM represents and warrants that it will perform the Services in a cost-effective manner consistent with the required level of quality and performance.

      d. TECHNOLOGY. IBM represents and warrants that it will provide the Services using proven, current technology that will enable SCA to take advantage of technological advancements in its industry and support SCA's efforts to maintain competitiveness in the markets in which it competes.

      e. SPECIFICATIONS. Unless provided otherwise herein, IBM represents and warrants that all Developed SCA Software and Developed IBM Software, Deliverables, and other materials prepared by or on behalf of IBM in the performance of the Services hereunder do and will conform to their respective specifications or to such other criteria as agreed to by the parties (i.e., acceptance criteria).

      f. VIRUSES. IBM represents and warrants that it will use reasonable efforts not to introduce, and will not knowingly code, Viruses into the systems used to provide the Services, into SCA's systems, or into any Developed SCA Software, Developed IBM Software, or other materials prepared by or on behalf of IBM in the performance of the Services hereunder. IBM agrees that, in the event a Virus is found to have been introduced into the systems used to provide the Services, or into SCA's systems, or is found in any such materials, and the introduction is the fault of IBM, IBM shall promptly assist SCA in reducing the effects of the Virus and, if the Virus causes a loss of operational efficiency or loss of data, to assist SCA to the same extent to mitigate and restore such losses. If the Virus is introduced by someone other than IBM or an IBM Agent and IBM was not otherwise at fault, such assistance will be at SCA's expense to the extent that such assistance is not included within the Services.

      g. DISABLING CODE. IBM represents and warrants that, without the prior written consent of SCA, IBM will not knowingly insert into any Software (including any Developed SCA Software or Developed IBM Software) any code which would have the effect of disabling or otherwise shutting down all or any portion of the Services ("DISABLING CODE"). IBM further represents and warrants that, with respect to any Disabling Code that may be part of the Software used to provide the Services, IBM will not knowingly invoke such Disabling Code at any time without SCA's prior written consent.

      h. APPLICATIONS SOFTWARE. IBM represents and warrants that each Deliverable produced by Applications Software development projects undertaken by IBM, or for which IBM otherwise has responsibility for the successful completion as part of the Services, shall conform to the specifications or to such other criteria as agreed to by the parties (i.e., acceptance criteria).

      i. PASS-THROUGH WARRANTIES AND INDEMNITIES. With respect to any Equipment or Software purchased by IBM on SCA's behalf: (i) IBM shall pass through to SCA, to the extent permitted by the manufacturer, all available warranties and indemnities and provide all available, including extended, applicable original equipment manufacturer and additional warranties for such equipment; (ii) during the Term IBM is responsible for the maintenance of all information required to make claims on such warranties; and (iii) during the Term IBM shall promptly file all warranty claims.

      16.2  MUTUAL REPRESENTATIONS AND WARRANTIES.

      a.    AUTHORIZATION. Each Party represents and warrants that:

            1. it has the requisite power and authority to enter into this Master Agreement and to carry out the transactions and perform its obligations as contemplated by this Master Agreement; and

            2. the execution, delivery and performance of this Master Agreement and the consummation of the transactions contemplated by this Master Agreement have been duly authorized by the requisite action on the part of such Party.

      b. NO VIOLATION. Each Party represents and warrants that its execution, delivery, and performance of this Master Agreement will not constitute (i) a violation of any judgment, order, or decree; (ii) a material default under any material contract by which it or any of its material assets are bound; or (iii) an event that would, with notice or lapse of time, or both, constitute such a default as described in foregoing subsection (ii).

      c. CLAIMS. Except as described in each Party's SEC filings and except for non-material claims arising in the ordinary course of business, each Party represents and warrants that there are no pending, or (to the Party's knowledge) threatened, claims against it that will have a material adverse effect on its ability to meet its obligations under this Master Agreement.

      d. COMPLIANCE WITH LAWS AND REGULATIONS. Each Party represents and warrants that it will perform its obligations in a manner that complies with applicable Laws, including identifying and procuring required permits, certificates, approvals and inspections that are applicable to it (i.e., in IBM's case, as an information technology services provider). If a charge of non-compliance with such Laws occurs that is applicable to this Master Agreement, each Party will promptly notify the other Party of such charge in writing.

            DISCLAIMER. OTHER THAN AS EXPRESSLY PROVIDED IN THIS MASTER AGREEMENT (INCLUDING ANY SCHEDULES OR EXHIBITS HERETO), THERE ARE NO EXPRESS WARRANTIES. THERE ARE NO IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

17.   COMPLIANCE WITH LAWS

      a.    RESPONSIBILITIES.

            1.    IBM REGULATORY REQUIREMENTS.

                  (a) INTERPRETATION OF IBM REGULATORY REQUIREMENTS. As between the Parties, IBM shall be responsible for interpreting all IBM Regulatory Requirements (as they may be modified from time to time).

                  (b) COMPLIANCE WITH IBM REGULATORY REQUIREMENTS. As between the Parties, IBM shall be responsible for compliance with all IBM Regulatory Requirements, including keeping current with, researching, interpreting, and taking any actions necessitated by the IBM Regulatory Requirements (as they may be modified from time to time).

                  (c) COSTS RELATED TO COMPLIANCE WITH IBM REGULATORY REQUIREMENTS. IBM shall be responsible for all costs related to compliance with IBM Regulatory Requirements (including any fines and penalties for noncompliance).

            2.    SCA REGULATORY REQUIREMENTS.

                  (a) INTERPRETATION OF SCA REGULATORY REQUIREMENTS. As between the Parties, SCA shall be responsible for interpreting all SCA Regulatory Requirements (as they may be modified from time to time). IBM shall regularly and actively participate in both SCA and third-party committees and meetings and other activities with respect to the SCA Regulatory Requirements.

                  (b) COMPLIANCE WITH SCA REGULATORY REQUIREMENTS. As between the Parties, SCA shall be responsible for compliance with all SCA Regulatory Requirements, including keeping current with, researching, interpreting, and taking any actions necessitated by the SCA Regulatory Requirements (as they may be modified from time to time), subject to the following: IBM shall (i) perform the Services in compliance with SCA's interpretation of all SCA Regulatory Requirements of which IBM has been informed by SCA, subject, as applicable, to the change management process; and (ii) make recommendations to SCA, in writing and in a timely manner, with respect to any changes to SCA's IT environment or the Services, or any other actions, that are or may be required to be made or taken based on SCA's interpretation of the SCA Regulatory Requirements. Such recommendations shall include, as applicable, specifications of the applicable changes to SCA's IT environment or the Services (including any other actions entailed thereby) which will be subject to the review and approval of SCA. In the event that SCA elects in writing to have IBM implement any such recommendations, IBM shall implement the recommendations in accordance with such specifications, subject to the Change Control Procedures.

      b. MISCELLANEOUS. IBM shall perform the Services regardless of changes in the Laws, subject to the change management process, with respect to changes in SCA Regulatory Requirements. If changes in the Laws prevent or materially hinder IBM from performing its obligations under this Master Agreement, pursuant to the change management process, IBM shall promptly develop in cooperation with SCA and, upon SCA's written approval, shall promptly implement, a suitable work-around until such time as IBM can perform its obligations under this Master Agreement without requiring such work-around. To the extent that a change in Law generally affects IBM's provision of services to customers and obligates IBM to introduce changes to the Services (or to Equipment or Software used in providing the Services) which are not unique to SCA, IBM shall not charge SCA more than a pro rata share of the increased costs as distributed over the affected IBM customer base. Any such increased charges to SCA shall be subject to audit in accordance with Section 18.22 of this Master Agreement.

      c. DISCLAIMER. Without any obligation or duty to do so, IBM may provide SCA with certain information based upon IBM's knowledge or experience on SCA Regulatory Requirements. Any such information is provided on an "AS IS" basis, without warranty of any kind. Furthermore, notwithstanding anything to the contrary in this Master Agreement or elsewhere, IBM does not provide legal advice or other legal services and does not represent or warrant that the Services will place SCA or any other entity or individual in compliance with SCA Regulatory Requirements.

      d. CHANGES IN INSURANCE LAWS. IBM will work with SCA to determine how any changes in insurance-related laws and regulations will impact the methods by which IBM provides, and SCA receives and uses, the Services, including through presenting generally available technological options.

18.   GENERAL

      18.1  ASSIGNMENT AND BINDING NATURE.

      a. IBM may delegate its obligations, and SCA may assign its rights or delegate its obligations, under this Master Agreement to their respective Affiliates, provided:

            1. SCA has approved any assignment of IBM's obligations hereunder in advance in writing (such approval not to be unreasonably withheld) to any IBM Affiliates not identified on Schedule P (IBM Affiliates) hereto;

            2. such Affiliate accepts such assignment and assumes such obligations, in writing;

            3. SCA or IBM, respectively, remains fully liable for and is not relieved from the full performance of its obligations; and

            4. SCA and IBM provide the other with written notice, together with a copy of the signed assignment, delegation, and assumption agreement, within three (3) business days of such assignment, delegation, or both.

      b. IBM may assign its rights to payment hereunder upon written notice to SCA. IBM's and SCA's respective permitted successors and assigns will be bound by this Master Agreement. A change in Control or a sale of all or substantially all of the assets of IBM or SCA will not be deemed an assignment and delegation of this Master Agreement requiring consent as set forth in this Section.

      c. Any attempted assignment or delegation of all or any part of this Master Agreement that does not comply with this Section is void.

      18.2  DATA PRIVACY AND SECURITY.

      a. IBM and SCA are each responsible for complying with their respective obligations under the applicable data protection laws governing SCA Data. SCA remains solely responsible for determining the purposes of IBM's processing of SCA Data under this Master Agreement. Data protection laws are SCA Regulatory Requirements with respect to SCA Data, except and only to the extent such data protection laws regulate IBM's processing of SCA Data in IBM's performance of the Services or otherwise regulate IBM as a data processor or data licensee. SCA's requirements for the security of SCA Data are set forth in Schedule A (Statement of Work) and in the Information Security Controls Document. Nothing in this Master Agreement prevents IBM or SCA from taking the steps it deems necessary to comply with applicable data protection laws. During the Transition Period, the parties shall jointly develop detailed requirements for information security for the Services that shall be included in the Information Security Controls Document, including through the use and application of IBM's form GSD-331 for the purposes of joint due diligence of the information security requirements of SCA. Prior to the Commencement of Steady State, IBM shall provide to SCA for its review and approval a complete written description of all security-related obligations of IBM in the Information Security Controls Document. Once approved by SCA in writing, such written description shall be added to and made part of Schedule A to this Master Agreement.

      b. IBM responsibility with regard to any security measures concerning SCA Data is set forth in this Master Agreement. As a processor of SCA Data, IBM will process SCA Data as specified in Schedule A (Statement of Work, Security), as the same may be amended by the parties from time to time. Without limiting the foregoing, IBM shall at all times while this Master Agreement or any of its provisions is in effect:

            1. maintain a reasonable level of physical security (including without limitation access controls and fire prevention measures) at its Facilities which is no less stringent than the physical security measures specified in the current version of the Information Security Controls Document.

            2. maintain a reasonable level of logical and administrative security in its operations with respect to SCA Data which is no less stringent than the logical and administrative measures specified in the current version of the Information Security Controls Document;

            3. operate the Equipment used in the provision of the Services under environmental conditions that are compliant with those recommended by the Equipment manufacturers;

            4. limit access to SCA Data to only those IBM employees and Subcontractors who need such access for the provision of the Services and ensure that the foregoing personnel shall not download SCA data from the Equipment used in providing the Services to their personal computers or other storage or computing devices, whether at the Facilities or at a remote site, without the prior written consent of SCA's Project Executive;

            5. maintain an adequate audit trail to enable IBM or an SCA auditors to determine that no unauthorized access to or downloading of SCA Data has occurred;

            6. use commercially reasonable efforts to comply with SCA's information security policies and procedures, as these may evolve, provided that such policies and procedures are made available to IBM in writing and subject to the terms of this Master Agreement with regard to change control and the allocation of costs associated with compliance with Laws (including applicable privacy and information security Laws);

            7. IBM shall provide relevant documentation of IBM's and each Subcontractors' safety and security policies and practices and shall reasonably detail such policies and practices as they relate to the Services, and such documentation shall be considered IBM Confidential and Proprietary Information hereunder. In the event of any failure or potential failure of any such safety and/or security procedures of which IBM becomes aware (or should have reasonably known to exist), IBM shall immediately notify the SCA Project Executive;

            8. immediately inform SCA of any breach of security, or attempted breach in security, of which IBM becomes aware, including any corruption, loss or mis-addressed or mis-delivered transmission of SCA Data, or any breach of SCA Data security during transmission and storage. In the event of a security breach, IBM shall, as part of the Services, perform a root cause analysis to identify the cause of such security breach and shall, on an expedited basis, provide to SCA a report detailing the cause of such a security breach and stating a commercially reasonable efforts schedule to remedy such breach. IBM shall use commercially reasonable efforts to confine and stop any such breach or attempted breach as soon as possible but in any event not later than one calendar day after learning of such breach, and IBM shall cooperate fully, and shall cause Subcontractors to cooperate fully, with SCA and their respective designees, and with any civil or criminal authority in any investigation or action relating to such breach, or attempted breach; and

            9. if as a result of an on-site review or audit performed in accordance with Section 18.22 (Audits) or this Section 18.2, IBM or its Subcontractor is alleged or found not to be complying with all policies as required by this Section 18.2, IBM shall, and shall cause its Subcontractor to, at IBM's expense, take reasonable steps specified by SCA to correct such non-compliance ("CORRECTIVE STEPS") within a reasonable time period to be specified by SCA.

      c.    Ethical Hacks.

            1. "ETHICAL HACK" means the efforts of SCA, or a third party computer security testing firm retained by SCA, to identify any security vulnerabilities in the systems used by IBM for the performance of the Services through intrusion and related testing techniques.

            2. IBM agrees that SCA may from time to time, in SCA's discretion and at SCA's expense, conduct an Ethical Hack of IBM systems used on a Dedicated basis for the performance of the Services in accordance with this Section 18.2(c) and the terms regarding audits set forth in Section 18.22 (Audits).

            3. An Ethical Hack may be done not more often than twice each calendar year during the Term, except as stated herein. The Ethical Hack shall be performed by SCA or a third party computer security testing firm selected by SCA which shall be bound by confidentiality obligations ("TEST FIRM").

            4. SCA shall notify the IBM Project Executive at least ten (10) Business Days prior to the planned Ethical Hack, and such notice shall state a range of dates selected by SCA during which such Ethical Hack may take place. If the IBM Project Executive notifies SCA within five (5) Business Days of receipt of SCA's Ethical Hack notice of any specific dates or times planned for the Ethical Hack which would significantly disrupt or impede IBM's provision of Services hereunder, SCA shall not conduct the Ethical Hack during such stated date(s) and time(s). Since an Ethical Hack is intended to be performed without notice to the managers of the systems being tested, IBM's Project Executive shall not disclose any of SCA's plans for any Ethical Hack to any other IBM personnel without SCA's prior written agreement.

            5. The Test Firm's role shall be limited to communicating the test findings and reporting such findings to SCA. Should the Test Firm discover any vulnerability or security breach, no action regarding IBM's systems shall be taken by such Test Firm.

            6. A copy of the Test Firm's Ethical Hack report shall be provided to IBM by SCA at no cost to IBM.

            7. Any vulnerability, breach or other problem reported to IBM as a result of the Ethical Hack shall be promptly reviewed and resolved in accordance with the terms of Section 18.2 hereof. Notwithstanding the limitation of conducting two Ethical Hacks per calendar year, SCA may conduct follow-up Ethical Hack(s) to ensure full resolution of the problem(s) reported by the Test Firm, each to be conducted in accordance with the procedures stated herein.

            8. IBM shall not be liable for any damages or disruption of the Services to the extent arising out of the Ethical Hack activities conducted by the Test Firm under the circumstances set forth herein.

            9. SCA agrees to obtain all Required Consents from Third Parties (other than IBM and IBM's subcontractors) whose systems will be tested by the Ethical Hack activities.

      d. IBM will not, except as expressly permitted under this Master Agreement or in accordance with prior written instructions from SCA, transfer any SCA Data across a country border unless IBM reasonably considers such transfer appropriate or useful for IBM's performance of the Services. Except for cross-border data transfers carried out by IBM, its Affiliates or Subcontractors which fail to comply with the foregoing sentence, SCA is solely responsible for determining that any transfer by IBM or SCA of SCA Data across a country border under this Master Agreement complies with the applicable data protection laws.

      e. If SCA is required to provide information to an individual regarding SCA Data, IBM will reasonably cooperate with SCA in providing such information. SCA will reimburse IBM for its reasonable out-of-pocket expenses for such assistance. Upon IBM's or SCA's reasonable written request (and subject to compliance with applicable Law), SCA or IBM will provide the other with such information that it has regarding SCA Data and its processing that is necessary to enable the requester to comply with its obligations under this Section and the applicable data protection laws.

      f. Nothing in this Section requires IBM to provide SCA access to IBM's, its Affiliates', or any of their Subcontractors' premises or systems, provided that IBM shall cooperate fully with any court, regulatory body or other government authority or to information relating to IBM's, its Affiliates', or their Subcontractors' other customers.

      18.3  DATA AND RETURN OF DATA.

      a. OWNERSHIP OF SCA DATA. All SCA Data is and shall remain the property of SCA and shall be deemed Confidential Information of SCA and treated as provided in Article 12. IBM shall (a) to the extent SCA Data is marked as SCA's property or Confidential Information when provided to IBM, retain all such marks, (b) subject to the provisions of this Master Agreement concerning shared environments, store SCA Data separately from other IBM property and/or any property of any Third Party, and (c) promptly remove SCA Data from storage at SCA's request. SCA shall have the right to establish backup security for SCA Data and to keep all backups of SCA Data and SCA Data files in its possession if it chooses, and IBM shall comply with any backup security and other similar procedures established by SCA in relation to the SCA Data, subject to the change management process.

      b. RETURN OF DATA. Upon expiration or termination of this Master Agreement, and/or upon request by SCA at any time, IBM shall promptly, and shall cause all IBM Agents to promptly, (a) at SCA's expense, return to SCA, in the format and on the media requested by SCA, all of SCA Data and (b) erase or destroy all of SCA Data in IBM's possession or under IBM's or its agents' control (as applicable). Any archival tapes containing SCA Data shall be used by IBM and IBM Agents solely for back up purposes, and shall be purged or destroyed, at SCA's option, upon request.

      18.4  FORCE MAJEURE.

      a. IBM and SCA will not be liable for any default or delay in the performance of their respective obligations, to the extent that such default or delay is caused, directly or indirectly, by an event beyond the reasonable control of IBM or SCA, whichever is the entity unable to perform (the "NONPERFORMING PARTY"), such as fire, flood, earthquake, elements of nature, acts or regulations of government bodies, court orders, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, strikes, lockouts or labor difficulties. Such event or circumstance giving rise to the default or delay is a "FORCE MAJEURE EVENT."

      b. The Nonperforming Party will be excused from any further performance of the obligations affected by such Force Majeure Event for as long as such Force Majeure Event continues and the Nonperforming Party continues to use commercially reasonable efforts to recommence performance. If recommencing performance requires the Nonperforming Party to incur cost or expense beyond that assumed in the delivery of the Services, such recommencement shall be subject to the Parties' agreement on payment of associated charges.

      c. Except as expressly excused in this Section, each Party will continue to perform its obligations under this Master Agreement during a Force Majeure Event. Provision of Disaster Recovery Services will be excused to the extent that such services are rendered unavailable by a Force Majeure Event.

      18.5  FREEDOM OF ACTION.

      The relationship created between the Parties by this Master Agreement is non-exclusive. Each party may enter into similar agreements with others.

      18.6  TAXES.

      a.    SCA will pay all:

            1. applicable taxes (such as sales (including sales tax on services), use, gross receipts, excise, value-added, and other transaction-based taxes), duties, levies, and fees on IBM's charges;

            2. personal property, sales, value-added, and use taxes on SCA's personal property;

            3.    telecommunication taxes for network lines and services; and

            4. taxes, assessments, and other levies on SCA's owned, leased, rented, or purchased real property.

      b.    IBM will pay all:

            1. personal property, sales, value-added, and use taxes on IBM's personal property; and

            2. taxes, assessments, and other levies on IBM's owned, leased, rented, or purchased real property.

      c. Business tax will be paid by each Party according to the applicable law.

      d. SCA and IBM agree to cooperate reasonably with the other to determine SCA's tax liability on IBM's charges. IBM's invoices will state applicable taxes owed by SCA, if any, by tax jurisdiction. IBM and SCA will provide and make available to the other any resale certificates, tax exemption certificates, information regarding out-of-state sales or use of equipment, materials or services, direct pay certificates and other exemption certificates.

      18.7  GOVERNING LAW AND JURISDICTION.

      Both SCA and IBM consent to the application of the laws of New York to govern, interpret, and enforce all of SCA and IBM's rights, duties, and obligations arising from, or relating in any manner to, the subject matter of this Master Agreement, without regard to conflict of law principles. Any legal claim arising out of this Master Agreement will be brought before, and settled exclusively by, the United States District Court for the Southern District of New York, White Plains, New York, or, if jurisdiction cannot be maintained, in the New York State Supreme Court in White Plains, New York.

      18.8  MODIFICATIONS.

      Modifications to this Master Agreement may be made only by a written amendment signed by IBM and SCA.

      18.9  NOTIFICATIONS AND APPROVALS.

      a. IBM's nonperformance of its obligations under this Master Agreement shall be excused if such nonperformance results from SCA's, or Third Party performing for SCA, failure to perform its responsibilities until a reasonable period following SCA's performance of its responsibility. SCA will pay IBM for any additional expenses incurred as a result of SCA's delay or nonperformance.

      b. IBM and SCA may communicate with each other by electronic means. Such communication is acceptable as a signed writing to the extent permissible under applicable law.

      c. Notices given under this Master Agreement will be deemed given upon the earlier of:

            1.    the day of receipt, if delivered in person or electronically;
                  or

            2. three (3) business days after the date of mailing, when using local postal services, registered or certified mail, return receipt requested, postage prepaid.

      d. Unless changed by prior written notice, notifications for termination, breach or default shall be sent to:


If to IBM:                             If to SCA:
IBM Project Executive                  David Shea
IBM Corporation                        XL Financial Administrative Services Inc.
Attention: William Muhlbaier           1221 Avenue of the Americas
525 Lincoln Dr West                    New York, NY 10020
Greentree Center 3rd Floor
Marlton, NJ 08053-3422
Telephone: 609-364-4652;               Telephone: 212-478-3554;
Facsimile: 845-491-3911                Facsimile: 212-478-3605

With a copy to:                        With a copy to:
                                       Alex Macur, SCA Project Executive
                                       XL Financial Administrative Services Inc.
                                       1221 Avenue of the Americas
                                       New York, NY 10020
                                       Telephone: 212-478-3478; Facsimile:
                                       212-478-3599

General Counsel:                       General Counsel:

IBM Global Services                    Susan Comparato
Attention:  General Counsel:           SCA General Counsel
Route 100                              1221 Avenue of the Americas
Somers, NY 10589                       New York, NY 10020}

Telephone:914-766-4165;                Telephone: 212-478-3474;
Facsimile: 914-766-8444                Facsimile: 212-478-3579

For other notices:

IBM Project Executive                  Alex Macur, SCA Project Executive
IBM Corporation                        XL Financial Administrative Services Inc.
Attention: William Muhlbaier           1221 Avenue of the Americas
525 Lincoln Dr West                    New York, NY 10020
Greentree Center 3rd Floor
Marlton, NJ 08053-3422
Telephone: 609-364-4652;               Telephone: 212-478-3554;
Facsimile: 845-491-3911                Facsimile:212-478-3605

      18.10 PUBLICITY.

      a. IBM and SCA will obtain the other's prior written consent before publicly using any advertising, written sales promotion, press releases, or other publicity matters relating to this Master Agreement or in which the other's name is used or may reasonably be inferred.

      b. IBM and SCA may include the other's name, and a factual description of the work performed under this Master Agreement on employee bulletin boards, in its list of references, in the experience section of proposals, in internal business planning documents, in its annual report to stockholders, and whenever necessary to comply with generally accepted accounting principles or applicable laws.

      18.11 RELATIONSHIP.

      This Master Agreement will not be construed as constituting SCA to be a partner of IBM, creating any form of legal association between SCA and IBM that would impose liability upon one for the act or failure to act of the other, or any form of a fiduciary relationship or duty between IBM and SCA; or granting SCA or IBM the right, power, or authority (express or implied) to create any duty or obligation for the other.

      18.12 REMARKETING.

      SCA and its Affiliates receiving Services under this Master Agreement may not remarket all or any portion of the Services, or make all or any portion of the Services available to any entity, other than to Service Recipients.

      18.13 RISK OF LOSS.

      Each Party is responsible for risk of loss of and damage to equipment owned, leased, or rented by the other Party that is located on its premises and any loss of and damage to software owned by or licensed to the other Party that is in its possession at the time of such loss or damage.

      18.14 SEVERABILITY.

      If any provision of this Master Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions of this Master Agreement will not in any way be affected or impaired, and the invalid, illegal, or unenforceable provision will be restated to reflect the original intentions of SCA and IBM under this Master Agreement as nearly as possible in accordance with applicable laws.

      18.15 SURVIVAL.

      Any terms of this Master Agreement that by their nature extend beyond its expiration or termination remain in effect until fulfilled.

      18.16 THIRD PARTY BENEFICIARIES.

      This Master Agreement does not create any benefits, rights, claims, obligations, or causes of action in, to, or on behalf of, any person or entity (including Affiliates, Third Parties, or Subcontractors) other than to SCA and IBM under this Master Agreement, except as set forth in Article 14 (Indemnification) and Article 15 (Limitation of Liability) of this Master Agreement.

      18.17 WAIVER.

      The exercise or waiver, in whole or in part, of any right, remedy, or duty provided for in this Master Agreement will not constitute the waiver of any prior, concurrent or subsequent right, remedy, or duty within this Master Agreement.

      18.18 ENVIRONMENTAL.

      SCA represents and warrants that during the Term the Facilities will not contain any unsafe condition or Hazardous Materials. If SCA becomes aware of any unsafe condition or Hazardous Materials at a Facility, SCA will promptly provide IBM with written notice specifying the nature and location of such unsafe condition or Hazardous Materials. IBM reserves the right to discontinue performance of affected Services until the unsafe condition or presence of Hazardous Materials has been remedied. SCA will use reasonable efforts to provide a working environment complying with any applicable environmental laws.

      18.19 FACILITIES.

      a. USE OF SCA SERVICE LOCATIONS. Use of any SCA Service Locations by IBM does not constitute a leasehold or fee interest in favor of IBM. IBM personnel shall not be required to work in any area of a SCA Service Location in which SCA would not require its own employees to work.

      b. EFFICIENCY. IBM shall use SCA's Service Locations in an efficient manner. To the extent that IBM uses or operates the space in a manner that unreasonably increases facility costs incurred by SCA as determined by SCA in its sole reasonable discretion, SCA reserves the right to set off the excess utility costs of such practices against any payments owed to IBM hereunder.

      c. PROCEDURES. IBM shall, and shall cause its employees and agents to, keep SCA's Service Locations in good order, not commit or permit waste or damage to such facilities, not use such facilities for any unlawful purpose or act, and comply with all of SCA's standard policies and procedures regarding access to and use of the SCA Service Locations, including procedures for the physical security of the SCA Service Locations and procedures for the security of computer network, as those procedures are provided to IBM in writing during the Term. In the event IBM becomes aware of any breach or attempted breach of security in or involving any SCA Service Location, then IBM will promptly notify SCA of such event, will assist in ascertaining and containing any damage, and will cooperate with SCA and applicable Governmental Authorities in addressing such event(s) as may be reasonably required by SCA.

      d. ACCESS. Subject to any applicable SCA restrictions, IBM shall permit SCA and its agents, employees, and representatives to enter into those portions of the SCA Service Locations occupied by IBM personnel at any time.

      e. STRUCTURE. IBM shall not make any improvements or changes involving structural, mechanical or electrical alterations to the SCA Service Locations without SCA's prior approval.

      f. CONDITION. When the SCA Service Locations are no longer required for performance of the Services, IBM shall, at its sole cost and expense, return such locations to SCA in substantially the same condition as when IBM began use of such locations, ordinary wear and tear excepted.

      g. TRANSITION. IBM shall transition out of the SCA Service Locations in accordance with the Transition Schedule.

      18.20 SERVICE LOCATIONS.

      a. SERVICE LOCATIONS. The Services shall be provided from (a) SCA's Service Locations set forth on Schedule I (Facilities), (b) the IBM Service Locations set forth on Schedule I (Facilities) and (c) the Other Service Locations, if any, set forth on Schedule I (Facilities); provided, however, that the use of any such Other Service Location(s) for the provision of Services shall be subject to SCA's prior written approval, which it may give in its sole discretion. Any incremental expense incurred by SCA as a result of any relocation requested by IBM to an Other Service Location shall be credited to SCA by IBM. IBM and IBM Agents may not provide or market any products or services to a Third Party from any of SCA's Service Locations without SCA's prior written consent.

      b. SAFETY AND SECURITY PROCEDURES. As part of the Basic Services, IBM shall maintain and enforce, and shall require that the IBM Agents enforce, at the Service Locations safety and security procedures that are at least: (a) equal in scope and stringency to industry-standard safety and security procedures for such Service Locations and (b) as rigorous as those safety and physical security procedures in effect as of the Effective Date at the IBM Service Locations and communicated to IBM. As part of the Basic Services, IBM shall maintain, and shall require that the IBM Agents maintain, safety and physical security procedures for SCA's operating system environment and telecommunications infrastructure, which are described herein and which safety and physical security procedures protect the data and information of SCA, Affiliates, and their vendors (including without limitation all of SCA's Confidential Information and all SCA Data) from unauthorized access. IBM shall comply, and shall require that the IBM Agents comply, with all safety and physical security procedures which are in effect at SCA's Service Locations as of the Effective Date and as such are provided to IBM. IBM shall inform SCA of, and shall cause the IBM Agents to promptly inform IBM of, any known breaches in security or potential breaches in security at any of the Service Locations.

      c. SECURITY RELATING TO COMPETITORS. If (a) IBM provides the Basic Services to SCA from a Service Location that is shared with a Third Party or third parties and (b) any part of the business of IBM or any such Third Party is, as of the Effective Date or at any time thereafter, competitive with SCA's business, then IBM, at SCA's request, shall promptly develop and implement a process, subject to SCA's approval, to restrict access in any such shared environment to SCA's Confidential Information so that IBM or IBM Agents providing services to such competitive business shall have no access to SCA's Confidential Information, and IBM shall be responsible for all costs related to the development and implementation of such process. SCA shall be permitted to audit IBM's compliance with this Section upon reasonable written notice to IBM at any time during the Term.

      18.21 JOINT VERIFICATION.

      During the six months after the Effective Date (the "JOINT VERIFICATION PERIOD"), SCA and IBM reserve the right to inventory and validate any information that is reflected in or omitted from this Master Agreement. If, during such Joint Verification Period, SCA or IBM discovers inaccuracies in the information or an omission from this Master Agreement, IBM and SCA will amend this Master Agreement to provide for an equitable adjustment to the charges, Baselines and other terms of this Master Agreement affected by such inaccuracies. Any dispute will be resolved through the Dispute Resolution Process.

      18.22 AUDITS.

      a. PROCESSING. Upon reasonable notice from SCA, IBM and IBM Agents shall (and IBM shall cause all subcontractors to) provide such auditors and inspectors as SCA or any Governmental Authority may, from time to time (with respect to SCA-requested audits, no more than once per Contract Year) designate in writing, with reasonable access (subject to IBM's reasonable confidentiality and security requirements) (1) during normal business days and hours (except, as may be necessary to perform security audits, at any time) to the IBM Service Locations, Other Service Locations and the Software and Equipment and (2) at any time to the SCA Service Locations, in each case for the purpose of performing audits to verify that:

            1.    the variable charges are accurate;

            2. IBM is exercising reasonable care to control the resources provided by SCA, such as heat, light, and utilities used in providing the Services;

            3. the Services are being provided in accordance with the Service Levels;

            4. IBM is complying with the security requirements set forth in Schedule A and disaster recovery and business continuity requirements under Schedule O; and

            5. SCA is in compliance with SCA's disclosed internal controls requirements (including without limitation any accounting requirements) and with SCA Regulatory Requirements (collectively 1 to 5, the Audit Requirements).

      b. IBM shall provide, and shall cause all IBM Agents and subcontractors to provide, such auditors and inspectors any reasonable assistance that they may require. If any audit by an auditor or inspector designated by SCA or a Governmental Authority results in IBM being notified that it or IBM Agents are not in compliance with the Audit Requirements, then IBM shall promptly remedy such noncompliance. If an audit demonstrates that IBM's invoices for the Services for the audited period were not correct, and IBM and SCA agree with such audit, IBM will promptly credit SCA for the amount of any paid overcharges (plus interest at the rate of one point five (1.5) percent, or the highest lawful rate of interest, calculated from the date of receipt by IBM of the overcharged amount until the date of payment or credit to SCA), or SCA will promptly pay IBM for the amount of any undercharges. In the event that an audit demonstrates an overcharge of more than five (5) percent of all charges payable by SCA over a one (1) year period, IBM shall promptly pay for the reasonable costs of such audit of the charges. If IBM does not agree with the results of the audit, the Parties shall follow the dispute resolution procedures herein.

      c. FEES. Upon reasonable notice from SCA, IBM shall provide SCA and SCA Agents (including any third party auditor(s) designated by SCA) with access (such access, at IBM's expense) to such financial records and supporting documentation as may be reasonably requested by SCA and SCA may audit the variable charges charged to SCA to determine that such variable charges are accurate and in accordance with this Master Agreement; provided, however, that nothing in this Master Agreement shall obligate IBM to disclose the costs incurred by IBM in providing the Services.

      d. RECORD RETENTION. As part of the Basic Services, IBM shall (i) retain records and supporting documentation sufficient to document the Fees paid or payable by SCA under this Master Agreement during the Term and for a period of time following the expiration or termination of this Master Agreement, consistent with SCA's record retention policy as disclosed to IBM but in no event less than seven
            (7) years from when the Services cease, and (ii) upon notice from SCA, provide SCA and SCA Agents with reasonable access to such records and documentation.

      e. AUDIT SOFTWARE. As part of the Basic Services, IBM shall, to the extent permitted under the applicable third party agreements, and subject to IBM's approval (not to be unreasonably withheld or delayed) install such audit software as SCA or SCA Agents may provide to IBM from time to time during the Term, provided that such activities do not adversely affect the Services or the Service Levels or use resources not covered by the Fees.

      f. FACILITIES. IBM shall provide to SCA and such of those SCA Agents and auditors and inspectors as SCA may designate in writing, on IBM's premises (or if the audit is being performed of a IBM Agent or subcontractor, the IBM Agent's or subcontractor's premises, if necessary), temporary workspace, office furnishings (including lockable cabinets), telephone and facsimile service (including analog phone lines for data transmission), external network access (to the extent permitted by IBM policies as applied to similarly situated third parties), utilities and office related equipment and duplicating services as SCA or such auditors and inspectors may reasonably require to perform the audits described in this Section 18.22.

      g. SAS 70 TYPE II AUDIT. IBM, to the extent that it conducts a SAS 70 Type II audit at an IBM Service Location in the ordinary course of its business, shall provide a summary of such audit to SCA at IBM's expense. SCA may, at SCA's expense, require to be performed, no more than once annually, a SAS 70 Type II audit of the data center(s) from which IBM provides Services (to the extent such data center(s) are used to provide the Services, and provided that SCA and its designees shall not have access to third-party confidential data in the context of such audit), by a certified public accounting firm or mutually agreeable alternative. To the extent that any such audit is conducted at an IBM Service Location, IBM shall hire, at SCA's expense, the third-party auditor to perform the SAS 70 Type II audit services, which includes issuing a SAS 70 Type II audit report, for the benefit of SCA. SCA will be solely responsible for determining the nature and extent of the SAS 70 Type II audit. SCA will be responsible for any fees of the auditor in connection with the audit. The Parties hereby agree that the auditor shall be solely responsible for the accuracy of the reports and its findings and for the quality of the SAS 70 Type II audit. The report of the third-party auditors shall be solely for the use of IBM and SCA and its independent accountants, shall be subject to the provisions of
            Article 12 (Confidential Information). Both Parties recognize that the report of the third-party auditor does not constitute a certification or an attestation under the Sarbanes-Oxley Act of 2002 or otherwise.

Information Technology Outsourcing Services Agreement between SCA and IBM

Exhibit 1 - Glossary

1. ADDITIONAL RESOURCE CHARGE or ARC means the charge, as set forth in Schedule C (Charges), to SCA if SCA's usage of Resource Units is above the applicable Baseline.

2. AFFILIATE means any entity controlling, controlled by, or under common control with IBM or SCA. The term "Control" and its correlative meanings, "controlling," "controlled by" and "under common control with," means the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent of the aggregate of all voting equity interests in an entity.

3. ANNUAL SERVICES CHARGE or ASC means the total Supplier Base Charges to SCA for the Services and includes the quantity of Resource Units set forth in the Baselines.

4. APPLICATIONS SOFTWARE means the programs, including all supporting documentation, source code, and media that perform specific data processing and telecommunication tasks and are listed as Applications Software in Schedule F (Software).

5.    APPROVED SUBCONTRACTOR means a Subcontractor approved by SCA pursuant to
      Section 5.4(a) (Subcontractors).

6.    ARC INVOICE has the meaning set forth in Schedule C (Charges).

7.    ASC INVOICE has the meaning set forth in Schedule C (Charges).

8. ASSIGNED AGREEMENTS means the third party agreements, including contract employee and independent contractor agreements, which are, in writing, assigned by SCA to IBM and which IBM assumes in writing during the Term pursuant to this Master Agreement.

9.    ATTACHMENTS means the Schedules and Exhibits, collectively.

10. BASE TERMS means this Information Technology Outsourcing Agreement between the Lead Parties of SCA and IBM.

11. BASELINE means the quantity of Resource Units included in the ASC, as set forth in Schedule C (Charges).

12. BASIC SERVICES means, collectively: (i) the services, functions, and responsibilities described in this Master Agreement, including the services described in Schedule A (Statement of Work) to this Master Agreement and the Exhibits to such Schedule A (Statement of Work); (ii) any services, functions, and responsibilities, whether or not specifically described in this Master Agreement, that are required for, or inherent in the proper performance and delivery of the services described in the preceding subclause (i); and (iii) the IT functions and responsibilities within the general scope of Services described in Schedule A performed during the twelve (12) month period immediately prior to the Effective Date by XL Capital, or an Affiliate thereof.

13. BENCHMARKED SERVICES has the meaning set forth in Section 6.6 (Service Levels).

14.   BENCHMARKER has the meaning set forth in Section 6.6 (Service Levels).

15. BERMUDA COUNTRY AGREEMENT has the meaning set forth in Section 4.1 (Agreement Structure).

16. CHANGED CIRCUMSTANCE has the meaning set forth in Section 8.1 (Changes in Circumstances).

17. CHANGED CIRCUMSTANCE ADJUSTMENT has the meaning set forth in Section 8.2 (Changed Circumstance Adjustment).

18. CHANGED CIRCUMSTANCES NOTICE has the meaning set forth in Section 8.1 (Changes in Circumstances).

19. CHANGE CONTROL PROCEDURES has the meaning set forth in Section 5.5 (Change Control Procedures and Changes to the Services).

20. CHANGE IN SCOPE PROPOSAL has the meaning set forth in Section 5.5 (Change Control Procedures and Changes to the Services).

21. COMPLETION CRITERIA means written conditions, mutually agreed upon by the Parties, which IBM is required to meet to satisfy its obligations for a given Project, as set forth in the applicable Project Plan.

22. COMMENCEMENT OF STEADY STATE has the meaning set forth in Section 6.2 (Transition of Services).

23.   CONFERENCING SERVICES means those Services described in Section 6.0 of
      Part 5 of Schedule A (Services and Support Responsibilities).

24. CONFIDENTIAL INFORMATION has the meaning set forth in Article 12 (Confidential Information).

25. CONSOLIDATED INVOICE has the meaning set forth in Section 4.1 (Agreement Structure).

26. CONTRACT YEAR means any twelve (12) month period during the Term or the Termination/Expiration Assistance Period beginning on the Effective Date and thereafter, on any anniversary of the Effective Date.

27. CONTRACTS means the written contracts listed in Schedule E (Contracts) under which SCA receives or has the right to use software, hardware or services.

28.   COSTS AND EXPENSES has the meaning set forth in Section 14
      (Indemnification).

29.   COVERED ITEMS has the meaning set forth in Section 16.1 (By IBM).

30.   DATA NETWORK SERVICES means those Services described in Section 3.0 of
      Part 5 of Schedule A (Services and Support Responsibilities).

31. DEDICATED ENVIRONMENT, DEDICATED SERVICES, DEDICATED PRODUCTS, DEDICATED HARDWARE, DEDICATED SOFTWARE means, as the case may be, computing and networking environments (including related Equipment and Software), Services, and/or Products provided or used by IBM that are dedicated to use by IBM exclusively on behalf of Customer in IBM's provision of the Services to Customer and are not shared for use by or on behalf of other IBM customers.

32. DEFAULT NOTICE PERIOD has the meaning set forth in Section 9.7 (Time of Payment).

33. DEFENSE COSTS means reasonable attorneys' fees and costs of investigation incurred by the Indemnified Party in connection with defending a claim subject to indemnification under Article 14 (Indemnification).

34. DELIVERABLE means any material(s) described as "deliverables" in an applicable Project Plan, Ongoing Activity, or otherwise delivered or to be delivered to SCA hereunder in connection with or while performing the Services.

35. DERIVATIVE WORK means a work based on one or more preexisting works, including a condensation, transformation, translation, modification, expansion, or adaptation that, if prepared without authorization of the owner of the copyright of such preexisting work, would constitute a copyright infringement under applicable law.

36.   DISABLING CODE has the meaning set forth in Section 16.1 (By IBM)

37. DISASTER RECOVERY PLAN has the meaning set forth in Section 6.7 (Disaster Recovery).

38. DISASTER RECOVERY SERVICES means (i) if prior to Customer's approval of the Disaster Recovery Plan in accordance with Section 6.7 hereof, the services described in the Existing Disaster Recovery Plan; or (ii) if subsequent to SCA's approval of the Disaster Recovery Plan in accordance with Section 6.7 hereof, the services described in the Disaster Recovery Plan and in Exhibit A-2 (Statement of Work, Disaster Recovery) to Schedule A (Statement of Work).

39.   DISCLOSER has the meaning set forth in Article 12 (Confidential
      Information).

40. DISPUTE RESOLUTION PROCESS has the meaning set forth in Article 10. (Dispute Resolution).

41.   DISPUTED FEE CAP has the meaning set forth in Section 9.8 (Disputed
      Payment).

42. ECA means the Economic Change Adjustment as defined in Part 3 of Schedule C (Charges).

43.   EFFECTIVE DATE means October 1, 2006, 12:01 AM Eastern Time.

44. END USER SERVICES means those Services described in Part 4 of Schedule A (Services and Support Responsibilities).

45.   EQUIPMENT means the IBM-Provided Equipment and the SCA-Provided Equipment.

46. ETHICAL HACK has the meaning set forth in Section 18.2 (Data Privacy and Secuirty).

47. EXHIBIT means an exhibit expressly referenced in and attached to a Schedule.

48. EXPIRATION DATE means five (5) years from the Effective Date, midnight Eastern Time.

49.   EXTENSION PERIOD has the meaning set forth in Section 11.1 (Renewal).

50. FACILITIES means any location owned, leased, rented, or used by (a) SCA that IBM may use in providing the Services or (b) IBM and used in providing the Services, and that is listed in Schedule I (Facilities).

51.   FEES has the meaning set forth in Section 9.1 (Fees).

52.   FORCE MAJEURE EVENT has the meaning set forth in Section 18.4 (Force
      Majeure).

53. GOVERNMENTAL AUTHORITIES means any applicable federation, nation, state, sovereign or government, any federal, supranational, regional, state, local or municipal political subdivision, any governmental or administrative body, instrumentality, department or agency, or any court, administrative hearing body, arbitrator, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of a government with jurisdiction over the applicable matter.

54.   GRACE PERIOD has the meaning set forth in Section 9.7 (Time of Payment).

55. HAZARDOUS MATERIAL means any substance or material classified or considered hazardous or toxic under applicable law.

56. HELP DESK SERVICES means those Services described in Part 2 of Schedule A (Services and Support Responsibilities).

57. IBM AGENT means any non-IBM employee used or designated by IBM for use in the provisions of the Services (including any Approved Subcontractor).

58.   IBM ASSUMED has the meaning set forth in Section 6.3 (Agreements).

59.   IBM PERSONNEL means IBM employees and IBM Agents.

60. IBM PRODUCTS means International Business Machines Corporation logoed hardware or software made generally available by IBM or its Affiliates.

61. IBM REGULATORY REQUIREMENTS means the laws applicable to IBM in its capacity as an information technology services provider relating to the performance of its obligations under this Master Agreement.

62. IBM-OWNED MATERIALS has the meaning set forth in Article 13 (Intellectual Property Rights).

63. IBM-PROVIDED EQUIPMENT means any equipment, system, program, product, or business process provided by IBM under this Master Agreement and used by IBM to perform the Services.

64. IBM SERVICE LOCATIONS means IBM facilities listed in Schedule I (Facilities) from which the Services are provided.

65. IMPROVED TECHNOLOGY means any new information processing technology developments, including new software and hardware developments, that are generally commercially available (from IBM or otherwise) and that could reasonably be expected to have a positive impact on SCA's or an Affiliate's business or on IBM's business as it relates to providing the Services to SCA hereunder.

66. INCLUDING. References to and mentions of the word "including" or the phrase "e.g." shall mean "including, without limitation," and references to and mentions of the phrase "such as" shall mean "such as, without limitation."

67.   INDEMNIFIED PARTY has the meaning set forth in Article 14
      (Indemnification).

68.   INDEMNIFYING PARTY has the meaning set forth in Article 14
      (Indemnification).

69. INFORMATION SECURITY CONTROLS DOCUMENT means the security requirements documents to be prepared by IBM and approved by SCA pursuant to the Transition Plan.

70. INTERIM DISASTER RECOVERY PLAN has the meaning set forth in Section 6.7 (Disaster Recovery).

71. IT means any and all hardware, software, systems, telecommunications and other networks and other technology and services used to create, collect, store, retrieve, manage, process, distribute, transmit, exchange, and otherwise use or manipulate information or data.

72. JOINT ADVISORY COMMITTEE has the meaning set forth in Section 5.3 (Joint Advisory Committee).

73. JOINT VERIFICATION PERIOD has the meaning set forth in Section 18.21 (Joint Verification).

74. LAWS. References to any Law, unless otherwise specified, (or any item included in the term "Laws" as defined herein) shall also mean references to such Law in changed or supplemented form or to a newly adopted Law replacing such Law.

75.   LEAD PARTY means the IBM or SCA Party to the Base Terms.

76. LEASED SCA PROVIDED EQUIPMENT means those computing, telecommunications and other Equipment, and associated attachments, features, accessories and peripheral devices (including storage devices and printers), set forth on Schedule G (Machines and Connectivity), that are leased by SCA.

77. LOSSES means shall mean, with respect to any claim that is the subject of indemnification under Article 14, all amounts paid or payable to or for the benefit of any Third Party asserting such claim (including such Third Party's successors and assigns) pursuant to any settlement (approved by the indemnifying party, provided that the indemnifying party has elected to assume control of the defense and settlement of such claim pursuant to Article 14), judgment or award with respect to such claim, and shall include reasonable legal fees, reasonable disbursements, and reasonable costs and expenses of investigation and litigation.

78.   MAJOR SUBCONTRACT has the meaning set forth in Section 5.4 (Personnel).

79. MASTER AGREEMENT has the meaning set forth in Section 4.1 (Agreement Structure).

80. MATERIALS has the meaning set forth in Article 13 (Intellectual Property Rights).

81.   MONTHLY BASE CHARGE means the monthly pro rata portion of the ASC.

82. MONTHLY PERFORMANCE REPORT has the meaning set forth in Section 6.6 (Service Levels).

83. NETWORK SERVICES means the Services described in Sections 2.0, 3.0 and 4.0 of Part 5 of Schedule A (Services and Support Responsibilities).

84. NEW SERVICE LEVELS means the service levels established by IBM and SCA in connection with a New Service in accordance with the terms and conditions of this Master Agreement.

85.   NEW SERVICES has the meaning set forth in Schedule C (Charges).

86.   NONPERFORMING PARTY has the meaning set forth in Section 18.4 (Force
      Majeure).

87.   NOTICE OF ELECTION has the meaning set forth in Article 14
      (Indemnification).

88.   NOTICE PERIOD has the meaning set forth in Article 14 (Indemnification).

89. ONGOING ACTIVITIES has the meaning set forth in Section 11.10 (Transfer Assistance).

90. ORIGINAL ASC means the Annual Services Charges set forth in Exhibit C-2 to Schedule C as of the Effective Date.

91. ORIGINAL BASELINE means the Resource Unit Baselines set forth in Exhibit C-2 to Schedule C as of the Effective Date.

92.   OTHER PRODUCTS has the meaning set forth in Article 16 (Warranty).

93. OTHER SERVICE LOCATIONS means any location, other than SCA Service Locations or an IBM Service Location, from which Services are provided.

94.   OWNER has the meaning set forth in Article 13 (Intellectual Property
      Rights).

95.   PARTIES means IBM and SCA, collectively.

96.   PARTY means either IBM or SCA, alternatively.

97. PASS THROUGH SOFTWARE means the Software licensed by SCA and licensed to IBM pursuant to Section 6.4, as of the Commencement of Steady State, that is designated as "Pass Through" in Schedule F (Software), and any replacement Software of such Pass Through Software, and Software licensed by SCA from a Third Party after the Commencement of Steady State that is designated by SCA as Pass Through Software (pursuant to Change Control Procedures).

98.   PAYABLE DATE has the meaning set forth in Section 9.7 (Time of Payment).

99. PERFORMANCE EFFORTS has the meaning set forth in Section 6.1 (Description of Services).

100. POLICY AND PROCEDURES MANUAL means the mutually-agreed manual (electronic or hard copy) describing the operating processes and procedures governing the performance of the Services.

101. PRE-EXISTING MATERIAL has the meaning set forth in Article 13 (Intellectual Property Rights).

102.  PREMISES NETWORK MANAGEMENT SERVICES means those Services described in
      Section 2.0 of Part 5 of Schedule A (Services and Support
      Responsibilities).

103. PROJECT EXECUTIVE has the meaning set forth in Section 5.1 (Project Executives).

104. PROJECT means a unit of work, which work may consist of Basic Services, New Services, or a combination of both Basic Services and New Services, and which is appropriate for management by a project management methodology.

105. PROJECT PLAN has the meaning set forth in Section 7.3 (Project Plan Contents).

106.  RECIPIENT has the meaning set forth in Article 12 (Confidential
      Information).

107. REDUCED RESOURCE CREDIT or RRC means the credit, as set forth in Schedule C (Charges), to SCA if SCA's usage of a Resource Unit is less than the applicable Baseline.

108. REPRESENTATIVE SAMPLE has the meaning set forth in Section 6.6 (Service Levels).

109.  REQUEST FOR NEW SERVICES has the meaning set forth in Schedule C
      (Charges).

110. REQUIRED CONSENTS means any consents or approvals required to give IBM, its Affiliates and their Subcontractors the right or license to use, execute, reproduce, display, perform, distribute copies of, and modify (including creating Derivative Works), any Third Party Software licensed to SCA and required by IBM to provide the Services under this Master Agreement, as set forth on Schedule F.

111. RESOURCE UNIT or RU means a unit of resource for which IBM and SCA have established a Baseline, as set forth in Schedule C (Charges).

112. RETAINED SOFTWARE means the Software licensed by SCA and licensed to IBM pursuant to Section 6.4, as of the Commencement of Steady State, that is designated as "Retained" in Schedule F (Software), and any replacement Software of such Retained Software, and Software licensed by SCA from a Third Party after the Commencement of Steady State that is designated by SCA as Retained Software (pursuant to Change Control Procedures).

113.  SCA means Security Capital Assurance Ltd.

114. SCA AGENT means the agents and subcontractors of SCA (excluding IBM), including their employees.

115. SCA AUTHORIZED REPRESENTATIVE means that individual or those individuals identified in writing by SCA as SCA's authorized representative(s).

116.  SCA COMPETITOR means the entities listed in Schedule T (SCA Competitors).

117. SCA DATA means any information relating to an identifiable individual or legal entity (Personal Data) that IBM processes on behalf of SCA in performing the Services. SCA Data excludes Personal Data:

118. SCA EXPENSE POLICY shall have the meaning set forth in the Policy and Procedures Manual.

119. SCA REGULATORY REQUIREMENTS means the laws and regulations applicable to SCA.

120. SCA SERVICE LOCATIONS means those SCA locations identified on Schedule I (Facilities) from which the Services are provided.

121. SCA STANDARDS means those information management, technical architecture and product standards set forth in Schedule H (SCA Standards).

122. SCA-OWNED MATERIALS has the meaning set forth in Article 13 (Intellectual Property Rights).

123. SCA-PROVIDED EQUIPMENT means any equipment, system, program, product, or business process provided to IBM by SCA under this Master Agreement or used by SCA in conjunction with the Services.

124. SCHEDULES means the Schedules expressly referenced in and attached to this Master Agreement with its Exhibits.

125. SEMI ANNUAL PERIOD means either the period of January through June, or July through December, of any calendar year.

126. SERVER SERVICES means those Services described in part 3 of Schedule A (Services and Support Responsibilities).

127. SERVICE LEVEL CREDITS has the meaning set forth in Section 2.0 of Schedule B (Service Levels).

128. SERVICE LEVELS means the service delivery criteria established for certain of the Services, as set forth in Schedule B (Service Levels).

129. SERVICE LOCATIONS means SCA Service Location, IBM Service Location or Other Service Location.

130. SERVICES means the IT services and functions provided by IBM to SCA, as set forth in Schedule A (Statement of Work), including the Basic Services.

131. SERVICES RECIPIENT means SCA, its Affiliates, entities and end users receiving Services at SCA's request, including, but not limited to XL Financial Administrative Services, Inc., SCA Bermuda Administrative, Ltd., and XL Capital Assurance (U.K.), Ltd.

132. SERVICES TOWER means (i) the End User Services (including Helpdesk), (ii) Server Services (including SAN), (iii) the Network Services (including Premise Network), or (iv) the Voice Services (including Conferencing Services).

133.  SOFTWARE means Applications Software and Systems Software, collectively.

134. SOURCE CODE means code other than object code, and includes code that may be displayed in a form readable and understandable by a programmer of ordinary skill, as well as any enhancements, corrections and documentation related thereto. Source Code includes related Source Code level system documentation, comments and procedural code, such as job control language.

135. SUBCONTRACTORS means contractors, vendors, agents, and consultants selected and retained by IBM or SCA, respectively.

136. SUPPLIER BASE CHARGE means the recurring fixed charge for each of the Services Towers as described in Schedule C and specified in Exhibit C-2.

137. SYSTEM SOFTWARE means the programs, including all source code (if applicable), supporting documentation and media that perform tasks basic to the functioning of data processing and telecommunication that are required to operate the Applications Software, and are listed as Systems Software in Schedule F (Software).

138. TARGETED COST INCREASES has the meaning set forth in Section 8.2 (Adjustments).

139. TARGETED RESOURCE REDUCTIONS has the meaning set forth in Section 8.2 (Adjustments).

140. TARGETED RESOURCES ADDITIONS has the meaning set forth in Section 8.2 (Adjustments).

141. TECHNOLOGY PLAN has the meaning set forth in Section 6.1 (Description of Services).

142.  TERM has the meaning set forth in Article 3 (Term).

143.  TERMINATION CHARGES has the meaning set forth in Schedule C (Charges).

144.  TERMINATION EXPIRATION ASSISTANCE has the meaning set forth in Section
      11.7 (Transfer Assistance).

145.  TERMINATION FOR CONVENIENCE CHARGES has the meaning set forth in Section
      11.3 (Termination for Convenience).

146.  TERMINATION/EXPIRATION ASSISTANCE has the meaning set forth in Section
      11.10 (Transfer Assistance).

147. TERMINATION/EXPIRATION ASSISTANCE PERIOD means a period of time designated by SCA, not to exceed eighteen (18) months after the expiration or termination of this Master Agreement, during which IBM shall provide Termination/Expiration Assistance Services in accordance with Section
      11.10 (Transfer Assistance).

148. TERMINATION/EXPIRATION PERIOD has the meaning set forth in Section 11.10 (Transfer Assistance).

149. TEST FIRM has the meaning set forth in Section 18.2 (Data Privacy and Security).

150. THIRD PARTY and THIRD PARTIES means any entity or person other than IBM and SCA and their respective Affiliates, directors, officers, and employees.

151. THIRD PARTY SERVICES has the meaning set forth in Section 6.1 (Description of Services).

152. THIRD PARTY SOFTWARE means the Applications Software and System Software used to provide the Services, which are provided under license to IBM or SCA by a Third Party, and includes any related software and ongoing services (e.g., maintenance and support services, upgrades, subscription services) provided by third parties.

153. TRANSITION BASIC SERVICES has the meaning set forth in Section 6.2 (Transition of Services).

154. TRANSITION has the meaning set forth in Section 6.2 (Transition of Services).

155. TRANSITION PERIOD has the meaning set forth in Section 6.2 (Transition of Services).

156. TRANSITION PLAN has the meaning set forth in Section 6.2 (Transition of Services).

157. TRANSITION SCHEDULE has the meaning set forth in Section 6.2 (Transition of Services).

158. TURNOVER PLAN has the meaning set forth in Section 11.10 (Transfer Assistance).

159. UK COUNTRY AGREEMENT has the meaning set forth in Section 4.1 (Agreement Structure).

160.  VARIABLE FEES has the meaning set forth in Section 9.7 (Time of Payment).

161. VIRUS means: (a) program code, programming instruction or set of instructions intentionally constructed to, or with the ability to, damage, interfere with, or otherwise adversely affect computer programs, data files or operations; and/or (b) other code typically designated to be a virus, including any Trojan horse or worm.

162. VOICE SERVICES means those Services described in Section 5.0 of Part 5 of Schedule A (Services and Support Responsibilities).

163. WIND DOWN EXPENSES has the meaning set forth in Section 2.2(b)(1)(b) of Schedule C (Charges).

164.  XLFAS has the meaning set forth in Section 4.1 (Agreement Structure).

                    ACKNOWLEDGEMENT AND AGREEMENT CONCERNING
              INFORMATION TECHNOLOGY OUTSOURCING SERVICES AGREEMENT
    BY AND BETWEEN SECURITY CAPITAL ASSURANCE LTD AND INTERNATIONAL BUSINESS
                 MACHINES CORPORATION, DATED SEPTEMBER 30, 2006

XL Financial Administrative Services, Inc. ("XLFAS") and International Business Machines Corporation ("IBM") hereby acknowledge and agree that XLFAS shall be directly and primarily responsible for the performance of the obligations of, and entitled to receive all rights, services provided and benefits owing to, Security Capital Assurance Ltd ("SCA") pursuant to the Information Technology Outsourcing Services Agreement entered into by and between SCA and IBM on September 30, 2006, as the same may be amended from time to time pursuant to mutual written agreement between SCA and IBM (the "MASTER AGREEMENT"). IBM shall deliver the Services to XLFAS and its Affiliates, and IBM's performance of its obligations under the Master Agreement shall be deemed to be performance of its obligations to SCA. Nothing in this Acknowledgement shall relieve either SCA or IBM of its obligations pursuant to the Master Agreement.

ACKNOWLEDGED AND AGREED:
------------------------


--------------------------------------- ----------------------------------------
    Security Capital Assurance Ltd          International Business Machines
                                                      Corporation
By:                                     By:
   ------------------------------------    -------------------------------------
         Authorized Signature                     Authorized Signature

--------------------------------------- ----------------------------------------
    Name and Title (Type or Print)           Name and Title (Type or Print)

--------------------------------------- ----------------------------------------
                 Date                                     Date

Security Capital Assurance Ltd          International Business Machines
One Bermudiana Road                     Corporation
Hamilton, HM 11                         Route 100
Bermuda                                 Somers, New York 10589


---------------------------------------
     XL Financial Administrative
           Services, Inc.

By:
   ------------------------------------
        Authorized Signature

---------------------------------------
   Name and Title (Type or Print)

---------------------------------------
                Date

XL Financial Administrative
Services, Inc.
1221 Avenue of the Americas
New York, New York 10020

                        BERMUDA COUNTRY AGREEMENT BETWEEN

           SCA BERMUDA ADMINISTRATIVE, LTD. AND IBM WORLD TRADE CORP.

                                 PURSUANT TO THE

                             INFORMATION TECHNOLOGY

                         OUTSOURCING SERVICES AGREEMENT

                               BETWEEN SCA AND IBM


This Agreement, dated as of the Effective Date, is between SCA Bermuda Administrative, Ltd ("SCA AFFILIATE") and IBM World Trade Corp. ("IBM AFFILIATE") (collectively, the "PARTIES") and is made pursuant to the Information Technology Outsourcing Services Agreement between Security Capital Assurance Ltd and International Business Machines Corporation dated September 30, 2006 (the "MASTER AGREEMENT").

This Agreement includes these terms and conditions, the terms and conditions of the Master Agreement, all Schedules and Attachments thereto, and is the complete and exclusive agreement between the Parties regarding the subject matter of this Agreement, and replaces any prior oral or written communications between the Parties with respect to the subject matter of this Agreement.

By signing below, the Parties agree to be bound by the terms of this Agreement. Once signed, unless prohibited by applicable law, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original.





Agreed to:                              Agreed to:

--------------------------------------- ----------------------------------------
   SCA Bermuda Administrative, Ltd            IBM World Trade Corporation

By:                                      By:
   ------------------------------------     ------------------------------------
        Authorized Signature                      Authorized Signature

--------------------------------------- ----------------------------------------
   Name and Title (Type or Print)            Name and Title (Type or Print)

--------------------------------------- ----------------------------------------
                Date                                      Date

SCA Bermuda Administrative, Ltd           IBM World Trade Corporation
One Bermudiana Road                       Atlantic House
Hamilton, HM 11                           Second Terrace and Collins Ave.
Bermuda                                   P.O. Box 6400
                                          Nassau N.P.,
                                          Commonwealth of the Bahamas

                             LOCAL COUNTRY AGREEMENT

                                     BERMUDA
                                     -------



This Local Country Agreement for Bermuda (the "AGREEMENT") is entered into as of the Effective Date between:

SCA BERMUDA ADMINISTRATIVE LTD, a Bermuda company whose office is at One Bermudian Road, Hamilton HM 11, Bermuda ("SCA AFFILIATE") and

IBM WORLD TRADE  CORPORATION a Delaware  corporation whose office is at Atlantic
House,   Second  Terrace  and  Collins  Avenue,   P.O.  Box  6400  Nassau  N.P.,
Commonwealth of the Bahamas ("IBM AFFILIATE").


All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings assigned thereto in the Master Agreement identified below.


                              BACKGROUND STATEMENT

Security Capital Assurance Ltd.. ("SCA") has agreed, on behalf of itself and its Affiliates, to outsource the performance and management of certain of their information technology operations to International Business Machines Corporation ("IBM") and certain IBM Affiliates. Towards this end, SCA and IBM have entered into an Information Technology Outsourcing Services Agreement as of the Effective Date. Such Services Agreement, together with all Schedules and attachments thereto, are collectively referred to as the "MASTER AGREEMENT."

      In order to implement the Master Agreement in Bermuda, this Agreement (i) is being executed and delivered by each of SCA Affiliate and IBM Affiliate as contemplated by the Master Agreement and (ii) hereby incorporates the terms and conditions of the Master Agreement as if fully set forth herein, except for those different or additional terms and conditions set forth in this Agreement, including the country-specific terms and conditions set forth on Exhibit A to this Agreement.

      NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, SCA Affiliate and IBM Affiliate hereby agree as follows:

1 AGREEMENT. During the Term, IBM Affiliate will provide to SCA Affiliate, and SCA Affiliate will purchase from IBM Affiliate, that portion of the Services to be provided by IBM and purchased by SCA under the Master Agreement in Bermuda, as stated in the Master Agreement, all upon and subject to the terms and conditions specified in the Master Agreement (with references to IBM to be treated as references to IBM Affiliate and references to SCA to be treated as references to SCA Affiliate in relation to the Bermuda Services) as such terms and conditions may be modified or supplemented for purposes of this Agreement by the terms and conditions set forth in this Agreement.

2 PRIORITY OF TERMS. SCA Affiliate and IBM Affiliate, with respect to that portion of the Services to be provided by IBM or its delegates to Bermuda and purchased by SCA under the Master Agreement, agree to be governed by all the terms and conditions of the Master Agreement including those provisions regarding compliance with those laws that apply within the jurisdiction of Bermuda. Unless otherwise expressly provided in this Agreement ., in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Master Agreement, the terms of this Agreement shall govern.

3 RELATIONSHIP BETWEEN AGREEMENTS. All defences, excuses and remedies available to IBM under the Master Agreement shall be available to IBM Affiliate under this Agreement with respect to the corresponding obligation of IBM Affiliate under this Agreement, and all defences, excuses and remedies available to SCA under the Master Agreement shall be available to SCA Affiliate under this Agreement with respect to the corresponding obligation of SCA Affiliate under this Agreement.

4 PAYMENTS. IBM Affiliate will invoice SCA Affiliate monthly for the Services provided by IBM Affiliate, through a single invoice prepared by IBM and delivered to SCA's U.S. Affiliate. SCA Affiliate shall remit payment to IBM Affiliate in accordance with the terms and conditions of
      Section 9.7 (Time of Payment) of the Master Agreement and Section 2.4 of Schedule C (Charges).

5 RIGHTS OF THIRD PARTIES. The Parties do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 provided however that the Persons entitled to indemnification pursuant to Article 14 (Indemnification) of the Master Agreement will be entitled to enforce the provisions thereof.

6 TERM. The Term of this Agreement will begin on the Effective Date and will continue concurrent with the Master Agreement, ending upon the first to occur of (i) termination or expiration of such Master Agreement, or (ii) termination for any reason of the obligations of IBM to provide the Services in the United States pursuant to the Master Agreement, in which case the effects of any such termination shall be as provided in the Master Agreement.

7 COUNTERPARTS. This Agreement shall be executed in counterparts. Each such counterpart shall be an original and together shall constitute but one and the same document.

8 NOTICES. Wherever under this Agreement SCA Affiliate or IBM Affiliate is required or permitted to give written notice to the other, such notice shall be delivered by providing notice to SCA or IBM, as appropriate, in accordance with the Master Agreement.

9 ENTIRE AGREEMENT AND AMENDMENTS. This Agreement and the Master Agreement constitute the entire agreement between SCA Affiliate and IBM Affiliate with respect to the subject matter hereof. There are no agreements, representations, warranties, promises, covenants, commitments or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertakings, whether written or oral, with respect to the subject matter hereof. This Agreement may only be modified by a written document signed by all parties hereto.

                                    EXHIBIT A
                                    ---------

                      COUNTRY-SPECIFIC TERMS AND CONDITIONS





There are no country-specific terms for Bermuda

                   UNITED KINGDOM COUNTRY AGREEMENT BETWEEN

        XL CAPITAL ASSURANCE (U.K.) LIMITED AND IBM UNITED KINGDOM, LTD.

                                 PURSUANT TO THE

                             INFORMATION TECHNOLOGY

                         OUTSOURCING SERVICES AGREEMENT

                               BETWEEN SCA AND IBM


This Agreement, dated as of the Effective Date, is between XL Capital Assurance (U.K.) Limited ("SCA AFFILIATE") and IBM United Kingdom, Ltd. ("IBM AFFILIATE") (collectively, the "PARTIES") and is made pursuant to the Information Technology Outsourcing Services Agreement between Security Capital Assurance Ltd and International Business Machines Corporation dated September 30, 2006 (the "MASTER AGREEMENT").

This Agreement includes these terms and conditions, the terms and conditions of the Master Agreement, all Schedules and Attachments thereto, and is the complete and exclusive agreement between the Parties regarding the subject matter of this Agreement, and replaces any prior oral or written communications between the Parties with respect to the subject matter of this Agreement.

By signing below, the Parties agree to be bound by the terms of this Agreement. Once signed, unless prohibited by applicable law, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original.






Agreed to:                                Agreed to:

--------------------------------------- ----------------------------------------
 XL Capital Assurance (U.K.) Limited            IBM United Kingdom, Ltd.

By:                                      By:
   ------------------------------------     ------------------------------------
        Authorized Signature                      Authorized Signature

--------------------------------------- ----------------------------------------
   Name and Title (Type or Print)            Name and Title (Type or Print)

--------------------------------------- ----------------------------------------
                Date                                      Date

XL Capital Assurance (U.K.) Limited       IBM United Kingdom, Ltd.
XL House                                  P.O. Box 41
70 Gracechurch Street                     North Harbour
London EC3V 0XL                           Portsmouth, Hampshire, PO6 3AU
United Kingdom                            United Kingdom

                             LOCAL COUNTRY AGREEMENT

                                 UNITED KINGDOM
                                 --------------


This Local Country Agreement for the United Kingdom (the "AGREEMENT") is entered into as of the Effective Date between:

XL CAPITAL ASSURANCE (U.K.) LIMITED, a company registered under the laws of England and Wales, under number 04290613, whose registered office is at XL House 70 Gracechurch Street, London EC3V 0XL ("SCA AFFILIATE") and

IBM UNITED KINGDOM LIMITED, a company registered under the laws of England and Wales, under number 741598, whose registered office is at P.O. Box 41, North Harbour, Portsmouth, Hampshire, PO6 3AU, United Kingdom. ("IBM Affiliate").



All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings assigned thereto in the Master Agreement identified below.


                              BACKGROUND STATEMENT

Security Capital Assurance Ltd.. ("SCA") has agreed, on behalf of itself and its Affiliates, to outsource the performance and management of certain of their information technology operations to International Business Machines Corporation ("IBM") and certain IBM Affiliates. Towards this end, SCA and IBM have entered into an Information Technology Outsourcing Services Agreement as of the Effective Date. Such Services Agreement, together with all Schedules and attachments thereto, are collectively referred to as the "MASTER AGREEMENT."

      In order to implement the Master Agreement in the United Kingdom, this Agreement (i) is being executed and delivered by each of SCA Affiliate and IBM Affiliate as contemplated by the Master Agreement and (ii) hereby incorporates the terms and conditions of the Master Agreement as if fully set forth herein, except for those different or additional terms and conditions set forth in this Agreement, including the country-specific terms and conditions set forth on EXHIBIT A to this Agreement.

      NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, SCA Affiliate and IBM Affiliate hereby agree as follows:

1 AGREEMENT. During the Term, IBM Affiliate will provide to SCA Affiliate, and SCA Affiliate will purchase from IBM Affiliate, that portion of the Services to be provided by IBM and purchased by SCA under the Master Agreement in the United Kingdom, as stated in the Master Agreement, all upon and subject to the terms and conditions specified in the Master Agreement (with references to IBM to be treated as references to IBM
      Affiliate and references to SCA to be treated as references to SCA Affiliate in relation to the UK Services) as such terms and conditions may be modified or supplemented for purposes of this Agreement by the terms and conditions set forth in this Agreement including EXHIBIT A (Country-Specific Terms and Conditions).

2 PRIORITY OF TERMS. SCA Affiliate and IBM Affiliate, with respect to that portion of the Services to be provided by IBM or its delegates to the United Kingdom and purchased by SCA under the Master Agreement, agree to be governed by all the terms and conditions of the Master Agreement including those provisions regarding compliance with those laws that apply within the jurisdiction of the United Kingdom. Unless otherwise expressly provided in this Agreement, including the country-specific terms and conditions set forth in EXHIBIT A of this Agreement, in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Master Agreement, the terms of this Agreement shall govern.

3 RELATIONSHIP BETWEEN AGREEMENTS. All defences, excuses and remedies available to IBM under the Master Agreement shall be available to IBM Affiliate under this Agreement with respect to the corresponding obligation of IBM Affiliate under this Agreement, and all defences, excuses and remedies available to SCA under the Master Agreement shall be available to SCA Affiliate under this Agreement with respect to the corresponding obligation of SCA Affiliate under this Agreement.

4 PAYMENTS. IBM Affiliate will invoice SCA Affiliate monthly for the Services provided by IBM Affiliate through a single invoice prepared by IBM and delivered to SCA's U.S. Affiliate in accordance with Section 4.1 (Agreement Structure) of the Master Agreement with a copy of the monthly invoice sent to SCA Affiliate. Payment shall be remitted in accordance with the terms and conditions of Section 9.7 (Time of Payment) of the Master Agreement and Section 2.4 of Schedule C (Charges).

5 RIGHTS OF THIRD PARTIES. The Parties do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 provided however that the Persons entitled to indemnification pursuant to Article 14 (Indemnification) of the Master Agreement will be entitled to enforce the provisions thereof.

6 TERM. The Term of this Agreement will begin on the Effective Date and will continue concurrent with the Master Agreement, ending upon the first to occur of (i) termination or expiration of such Master Agreement, or (ii) termination for any reason of the obligations of IBM to provide the Services in the United Kingdom pursuant to the Master Agreement, in which case the effects of any such termination shall be as provided in the Master Agreement.

7 COUNTERPARTS. This Agreement shall be executed in counterparts. Each such counterpart shall be an original and together shall constitute but one and the same document.

8 NOTICES. Wherever under this Agreement SCA Affiliate or IBM Affiliate is required or permitted to give written notice to the other, such notice shall be delivered by providing notice to SCA or IBM, as appropriate, in accordance with the Master Agreement.

9 GOVERNING LAW. Notwithstanding Section 18.7 of the Master Agreement, both SCA Affiliate and IBM Affiliate (collectively, the "UK Parties") consent to the application of the laws of England and Wales to govern, interpret, and enforce all of the UK Parties' rights, duties, and obligations arising from, or relating in any manner to, the subject matter of this UK Local Agreement, without regard to conflict of law principles, solely with respect to disputes arising under the UK Local Agreement and which disputes are confined exclusively to the UK Parties. Nothing in this UK
      Local Agreement shall constitute, or be deemed to be consent by, any SCA Affiliate or any other SCA-related entity other than XL Capital Assurance (U.K.) Limited to acceptance of legal process within the United Kingdom or to location of the jurisdiction or venue of any judicial or other dispute resolution proceedings within the United Kingdom.

10. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement and the Master Agreement constitute the entire agreement between SCA Affiliate and IBM Affiliate with respect to the subject matter hereof. There are no agreements, representations, warranties, promises, covenants, commitments or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertakings, whether written or oral, with respect to the subject matter hereof. This Agreement may only be modified by a written document signed by all parties hereto.

                                    EXHIBIT A
                                    ---------


                      COUNTRY-SPECIFIC TERMS AND CONDITIONS

1     The following provisions shall be added to the UK Local Agreement

A.    DATA PROTECTION

A1A. Each party shall comply with its obligations under the UK Data Protection Act 1998,(together with subordinate legislation and any subsequent enactment), that apply in relation to any personal data disclosed to it under, and processed for the purpose of supplying Services under this UK Local Agreement.

A1.B. In respect of any processing of personal data under this UK Local
      Agreement:

      A1.B.1 for personal data provided by, or relating to, SCA: the SCA Affiliate shall be the data controller and IBM Affiliate shall be the data processor; and

      A1.B.2 for personal data provided by, or relating to, IBM: IBM Affiliate shall be the data controller and the SCA Affiliate shall be the data processor.

      A1.B.3 SCA acknowledges that it is solely responsible for determining that the security measures specified in Schedule A constitute appropriate technical and organisational measures to protect SCA's or SCA Affiliate's data.

2 The following sections of the Master Agreement shall be replaced or amended in the UK Local Agreement by the provisions set out below insofar as they relate to the United Kingdom:

2.3 The "Disclaimer" in Section 16.2 of the Master Agreement shall be replaced with the following provisions:

      "Disclaimer
      EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY."

2.4 Section 15.2 (c) of the Master Agreement shall be replaced with the following:
      The exclusion of liability set forth in Section 15.2 (a) above shall be replaced with the following: "Under no circumstances is either party liable to the other for any of the following, even if such party has been informed of the possibility of such losses provided that this subsection does not apply to SCA's failure to pay any amounts owing to IBM under this Agreement (including amounts owing for Services rendered or services that would have been rendered but for SCA's breach of this Agreement). .:

      (i)   special, indirect or consequential loss;

      (ii)  loss of profits, business, revenue, goodwill or anticipated savings;
            or

      (iii) subject to Section 15.2(d), loss of, or damage to, data."


3.    UK HUMAN RESOURCE MATTERS

3.1   INTRODUCTION

      This Section sets out how certain human resources related obligations will be handled. The capitalised terms not otherwise defined herein shall have the respective definitions assigned thereto in the UK Local Agreement, and in the Master Agreement. This Schedule supplements the provisions in the Master Agreement and the Agreement, in relation to human resources and related obligations in the UK.

3.2 If there is any conflict or inconsistency between this Exhibit A to the UK Local Agreement and the terms of the Master Agreement, then the terms of this Exhibit A to the UK Local Agreement shall prevail to the extent of the conflict or inconsistency in respect of the services and territory covered hereunder.

3.3   DEFINITIONS

      "EXIT EMPLOYEES" means those employees of IBM Affiliate who are wholly or mainly employed to work in the provision of the UK Services immediately prior to the termination of the UK Services.

      "LOSSES" means in respect of any matter, event or circumstance or demands, claims, actions, proceedings, damages, losses, costs (including reasonable legal costs) expenses or other liabilities.

      "REGULATIONS" means the Transfer of Undertakings (Protection of Employment) Regulations 2006) as amended;

      "TULR(C)A" means the Trade Union and Labour Relations ( Consolidation) Act 1992.

      "UK BUSINESS" means the provision of the Services in the UK by SCA prior to the Effective Date.

      "UK SERVICES" the provision of the Services in the UK pursuant to this UK Local Agreement following the Effective Date.

      "SUCCESSOR SUPPLIER" means the provider of services equivalent to the UK Services (or part thereof) after the termination of the UK Services (or part thereof) who is appointed by SCA Affiliate.

3.4   STAFF TRANSFER

      The Parties acknowledge and agree that it is not anticipated that any SCA Affiliate employees shall transfer to IBM Affiliate but in the event that any do by virtue of the application of the Regulations, the parties acknowledge that the transaction referred to herein constitutes a relevant transfer ("Relevant Transfer") for the purpose of the Regulations. For purposes of this clause 3, any SCA Affiliate employees so affected shall be referred to as "TRANSFERRING EMPLOYEES."

3.5   SCA RESPONSIBILITIES

      SCA Affiliate shall indemnify IBM Affiliate in respect of any costs or claims arising from:

      (a) any failure by SCA Affiliate to inform and consult appropriate representatives in accordance with Regulations 13 and 14 of the Transfer Regulations, and section 188 of TULR(C)A, save to the extent that such failure is caused by the failure of IBM Affiliate, IBM Corporation and/or all of its Affiliated Companies to comply with its or their legal obligations;

      (b) any failure by SCA Affiliate to pay any amounts payable to or in relation to the Transferring Employees arising or in respect of any period on or before the date of any Relevant Transfer; and

      (c) any claim or other legal recourse by a Transferring Employee for any remedy as a result of anything done or omitted to be done in relation to the Transferring Employee's employment prior to the date of the Relevant Transfer.

3.6   SCA'S INDEMNITY

      3.6.1 If, as a result of a Relevant Transfer, the contract of employment of any person expressly employed by SCA Affiliate shall have effect as if originally made between IBM Affiliate and such person pursuant to the Regulations, then:

      (a) a manager of IBM Affiliate will within [10] days of becoming aware of (i) the application of the Regulations or (ii) a claim by a former SCA Affiliate employee that the Regulations may apply to any such contract, [terminate] such [contract];

      and

      (b) SCA Affiliate shall indemnify and keep indemnified IBM Affiliate, IBM Corporation and all of its Affiliated Companies against any and all Losses (including any claims in respect of any individual's pension rights) suffered or incurred by IBM Affiliate, IBM Corporation and /or any Affiliated Companies of IBM Affiliate.

      3.6.2 The indemnities contained in clauses 3.5 and 3.6.1(b) above shall be subject to the obligation of the IBM Affiliate to take reasonable steps to mitigate the relevant costs, claims and Losses, and to the obligation of the SCA Affiliate to reasonably cooperate with the IBM Affiliate to this end.

3.7   IBM'S INDEMNITY

      IBM shall indemnify and keep SCA Affiliate, SCA and all of its Affiliated Companies indemnified against all Losses arising out of any breach by IBM, IBM Corporation and/or of Affiliated Companies of IBM Affiliate of Regulation 13(4) of the Regulations.

3.8   PROVISIONS ON TERMINATION

      If the Regulations apply to the transfer of the UK Services (or part thereof) provided by IBM Affiliate in accordance with this Agreement either to SCA Affiliate or a Successor Supplier on or after the termination of the Services (or part thereof):

      (a) each Party shall comply, and provide all reasonable assistance to the other Party and any potential Successor Supplier to enable them to comply with all of their obligations under Regulation 13 of the Regulations;

      (b) SCA Affiliate shall indemnity and keep indemnified IBM Affiliate against any Losses arising out of any failure by SCA Affiliate to comply with its obligations under the Regulations save where any such failure is caused by IBM Affiliates breach of its obligations under the Regulations;

      (c) IBM Affiliate shall indemnify and keep indemnified SCA Affiliate (for itself and on behalf of a Successor Supplier) from and against any Losses arising out of any failure by IBM Affiliate to comply with its obligations under the Regulations save where any such failure is caused by SCA Affiliate or any Successor Supplier to comply with its obligations under the Regulations;

      (d) IBM Affiliate shall indemnify and keep indemnified SCA Affiliate (for itself and on behalf of a Successor Supplier) from and against any Losses (including all employment costs and the costs of terminating the employment) arising

             (i) in the event that any person who is not an Exit Employee transfers or alleges they have transferred pursuant to the Regulations to SCA Affiliate or a Successor Supplier; and

             (ii) from any claim or other legal resource by an Exit Employee for any remedy as a result of anything done or omitted in relation to the Exit Employee's employment prior to the termination or expiration of this UK Local Agreement.